UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under §240.14a-12.
HESKA CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL [•], 2023

HESKA CORPORATION
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
[       ], 2023
To Our Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Heska Corporation (the “Company” or “Heska”) virtually, to be held at [   ] [a.m./p.m.], MDT, on [   ] 2023. The Special Meeting will be conducted via live webcast at meetnow.global/MH9Q2TS.
On March 31, 2023, Heska entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) (the form of which is attached as Annex A to the accompanying proxy statement) with Antech Diagnostics, Inc., a California corporation (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation (“Mars”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger, Merger Sub will merge with and into Heska, with Heska surviving as a wholly-owned subsidiary of Acquiror (the “Merger”). If the Merger is completed, the holders of the public common stock, par value $0.01 per share, of Heska (the “Common Stock”), will receive $120.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock that they own immediately prior to the time the Merger becomes effective (the “Effective Time”), other than shares held in the treasury of Heska, shares held, directly or indirectly, by Mars, Acquiror or Merger Sub (or any of their subsidiaries) or any wholly-owned subsidiary of Heska immediately prior to the Effective Time, restricted stock of Heska (the treatment of which is described elsewhere in the accompanying proxy statement) or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law.
At the Special Meeting, you will be asked to consider and vote on:
•	a proposal to adopt and approve the Merger Agreement (the “Merger Proposal”);
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Heska’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Heska board of directors (the “Heska Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. After due and careful discussion and consideration, the Heska Board unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the Heska stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into a voting agreement (the form of which is attached as Annex B to the accompanying proxy statement) with each of (1) Kevin S. Wilson, the President and Chief Executive Officer of Heska, and certain Heska stockholders related to or affiliated with Mr. Wilson (such stockholders are referred to herein collectively as the “Wilson Stockholders”), pursuant to which the Wilson Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting, and (2) David E. Sveen, Ph.D., a member of the Heska Board, and certain Heska stockholders affiliated with Dr. Sveen (such stockholders are referred to herein collectively as the “Sveen Stockholders”), pursuant to which the Sveen Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Merger Agreement — Voting Agreements.” For more information regarding the security ownership of the Wilson Stockholders and Sveen Stockholders, please see the section entitled of the accompanying proxy statement “Certain Beneficial Owners of Common Stock.”
The accompanying proxy statement provides you with more specific information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about Heska from the documents Heska files with the Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.
Your vote is very important. If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure of any Heska stockholder to vote will have the same effect as a vote against the Merger Agreement. If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Heska requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the accompanying proxy statement.

If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:
Morrow Sodali
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Stockholders Call (toll-free): (800) 662-5200
Banks and Brokers Call: (203) 658-9400
Email: HSKA@investor.morrowsodali.com
Thank you for your cooperation and continued support.
Very truly yours,

Kevin S. Wilson
President and Chief Executive Officer
The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
THIS PROXY STATEMENT IS DATED [       ], 2023 AND IS FIRST BEING MAILED
TO STOCKHOLDERS OF HESKA ON OR ABOUT [       ], 2023.

HESKA CORPORATION
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [   ], 2023
To Our Stockholders:
A special meeting of stockholders (the “Special Meeting”) of Heska Corporation., a Delaware corporation (“Heska”), will be held virtually at [  ][a.m./p.m.], MDT, on [   ], 2023. The Special Meeting will be conducted via live webcast at meetnow.global/MH9Q2TS for the following purposes:
1
Adoption and Approval of the Merger Agreement. To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 31, 2023 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) by and among Heska, Antech Diagnostics, Inc., a California corporation (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation, pursuant to which Merger Sub will merge with and into Heska, with Heska surviving as a wholly-owned subsidiary of Acquiror (such merger, the “Merger” and such proposal, the “Merger Proposal”);

2
Advisory Compensation Proposal. To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Heska’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3
Adjournment Proposal. To vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Heska board of directors (the “Heska Board”), at a meeting duly called and held, has by unanimous vote (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the holders of the outstanding shares of Heska’s public common stock, par value $0.01 per share (the “Common Stock” and such holders, the “Heska stockholders”), (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Heska will transact no other business at the Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Heska Board. This proxy statement, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the section entitled “The Merger” beginning on page 31 for a description of the transactions contemplated by the Merger Agreement.
If a quorum is present at the Special Meeting, approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to complete the Merger. The failure to vote will have the same effect as a vote against the Merger Proposal. Heska stockholders will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal. If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory

Compensation Proposal (which are not a condition to consummation of the Merger) requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting.
A stockholder who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares if the Merger is completed, but only if such stockholder submits a written demand for appraisal to Heska prior to the time the vote is taken on the Merger Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex E to this proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” in this proxy statement.
The Heska Board has fixed the close of business on [   ], 2023 as the record date (the “Record Date”) for the determination of the Heska stockholders entitled to receive notice of, and to virtually vote at, the Special Meeting or any adjournment or postponement thereof. The Heska stockholders of record as of the close of business on the Record Date are the only Heska stockholders that are entitled to receive notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as designated by the Heska Board may adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Heska Board in its discretion. For additional information regarding the Special Meeting, please see the section entitled “The Special Meeting of the Heska’s Stockholders” beginning on page 25 of this proxy statement.
To ensure your virtual representation at the Special Meeting, please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
If you have any questions or need assistance voting your shares, please contact:
Morrow Sodali
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Stockholders Call (toll-free): (800) 662-5200
Banks and Brokers Call: (203) 658-9400
Email: HSKA@investor.morrowsodali.com
By Request of the Chair of the Heska Board,

Kevin S. Wilson
President and Chief Executive Officer
Loveland, Colorado
[ ], 2023

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE BY (i) TELEPHONE USING THE TOLL-FREE NUMBER ON YOUR PROXY CARD, (ii) VISITING THE INTERNET SITE LISTED ON THE PROXY CARD, OR (iii) SUBMITTING YOUR PROXY OR VOTING INSTRUCTION CARD BY MAIL BY USING THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Heska requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
The enclosed proxy statement provides a detailed description of the Merger, the Merger Agreement and the other matters to be considered at the Special Meeting. We urge you to read carefully the proxy statement — including any documents incorporated by reference — and the annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:
Morrow Sodali
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Stockholders Call (toll-free): (800) 662-5200
Banks and Brokers Call: (203) 658-9400
Email: HSKA@investor.morrowsodali.com

i

ii

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as a Heska stockholder (as defined below). To understand the Merger (as defined below) fully and for a more complete description of the terms of the Merger, you should read this entire proxy statement carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 95. Items in this summary include a page reference directing you to a more complete description of those items. In this proxy statement, the terms “Heska,” “the Company,” “we,” “our” and “us” refer to Heska Corporation and its consolidated subsidiaries taken as a whole, unless the context requires otherwise.
The Parties to the Merger (See page 24)
Heska Corporation
Founded in 1988, Heska Corporation, a Delaware corporation, sells, manufactures, markets and supports diagnostic and specialty products and solutions for veterinary practitioners. Heska’s portfolio includes point-of-care (“POC”) diagnostic laboratory instruments and consumables, including rapid assay diagnostic products and digital cytology services; POC digital imaging diagnostic products; local and cloud-based data services; practice information management software and related software and support; reference laboratory testing; allergy testing and immunotherapy; heartworm preventive products; and vaccines.
A detailed description of Heska’s business is contained in Heska’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 95.
Heska’s public common stock, par value $0.01 per share (“Common Stock”), is listed and traded on The NASDAQ Stock Market LLC (“NASDAQ”) under the ticker symbol “HSKA.” Heska has its executive offices located at 3760 Rocky Mountain Avenue, Loveland, CO 80538.
Mars, Incorporated
Mars, Incorporated, a Delaware corporation which we refer to as “Mars,” is a global, family-owned (private) business. Mars employs over 140,000 associates across its diverse and expanding portfolio of products and services. With almost $45 billion in annual sales, Mars produces some of the most well-known brands today, including WRIGLEYS® (gum), DOVE®, EXTRA®, KIND®, M&M’s® and SNICKERS®.
Mars Petcare is the largest part of Mars, Incorporated with more than a century of history. Mars Petcare’s portfolio of almost 50 brands includes PEDIGREE®, WHISKAS®, EUKANUBA™, IAMS™, ROYAL CANIN®, SHEBA®, CESAR®, GREENIES™ as well as the WALTHAM Petcare Science Institute, which has advanced research in the nutrition and health of pets. Mars Petcare is a leading veterinary health provider through an international network of more than 2,500 pet hospitals including AniCura, BANFIELD (often in Petsmart locations), BLUEPEARL, Linnaeus, Mount Pleasant, VCA, VES and VSH. Mars Petcare is also a leading diagnostics provider to veterinarians, including through Antech and other international efforts in the central reference laboratory space. Mars has its executive offices located at 6885 Elm Street, McLean, VA 22101.
Antech Diagnostics, Inc.
Antech Diagnostics, Inc., which we refer to as “Acquiror”, is a California corporation and a wholly-owned subsidiary of Mars. Acquiror is part of Mars Petcare Science and Diagnostics. Acquiror has its executive offices located at 17620 Mount Herrmann Street, Fountain Valley, CA 92708.
Helsinki Merger Sub LLC
Helsinki Merger Sub LLC, which we refer to as “Merger Sub”, is a Delaware limited liability company and a wholly-owned subsidiary of Acquiror that was formed solely for the purpose of entering into the Merger Agreement (as defined below) and consummating the transactions contemplated by the Merger Agreement.

The Special Meeting of Heska’s Stockholders (See page 25)
A special meeting of Heska stockholders (the “Special Meeting”) will be held virtually at meetnow.global/MH9Q2TS, on [       ], 2023, at [         ] [a.m./p.m.], MDT. The Special Meeting is being held to consider and vote on the following proposals:
•
to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 31, 2023 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Heska, Acquiror, Merger Sub, and, solely for purposes of Section 9.15 of the Merger Agreement, Mars, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger (the “Closing”), Merger Sub will merge with and into Heska, with Heska surviving as a wholly-owned subsidiary of Acquiror (the “Merger” and such proposal, the “Merger Proposal”);

•
to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Heska’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal by the requisite holders of Common Stock (“Heska stockholders”). Approval of the Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of the parties to complete the Merger.
Only holders of record of outstanding shares of Common Stock as of the close of business on [  ], 2023 (the “Record Date”) are entitled to receive notice of, and to vote virtually at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Heska stockholders may cast one vote for each share of Common Stock owned as of the close of business on the Record Date for each proposal.
As of the close of business on the Record Date, there were [    ] shares of Common Stock issued and outstanding.
If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a Heska stockholder’s abstention from voting or the failure of a Heska stockholder to vote (including the failure of a Heska stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Amended and Restated Bylaws of Heska (the “Bylaws”), if a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Under the Bylaws, for purposes of determining whether shares are present and entitled to vote with respect to any particular subject matter, abstentions and nonvotes with respect to such subject matter will be treated as not present or entitled to vote on such subject matter, but will be treated as present and entitled to vote for all other purposes. Accordingly, with respect to a Heska stockholder who is present in person or represented by proxy at the Special Meeting and who abstains from voting on either the Advisory Compensation Proposal or the Adjournment Proposal, such stockholder’s abstention will not be counted in connection with the determination of whether a quorum is present with respect to such proposal and will have no effect on the outcome of such proposal. The failure of a Heska stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a Heska stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on the outcome of either the Advisory Compensation Proposal or the Adjournment Proposal.

The Merger and the Merger Agreement (See page 66)
You are being asked to adopt and approve the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, Merger Sub will merge with and into Heska, with Heska surviving as a wholly-owned subsidiary of Acquiror. The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger. Following the Merger, the Common Stock will be delisted from NASDAQ, will be deregistered under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and will cease to be publicly traded.
When the Merger is Expected to be Completed (See page 20)
Heska and Mars are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Heska currently anticipates that the Merger will be completed in the second half of 2023. In order to complete the Merger, Heska must obtain the required Heska stockholder approval and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), certain other regulatory approvals and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the second half of 2023.
Merger Consideration (See page 68)
At the time the Merger becomes effective (the “Effective Time”), each share of Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Heska as treasury stock, shares held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska, immediately prior to the Effective Time, shares of Restricted Stock (as defined below, the treatment of which is described elsewhere in this proxy statement) or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $120.00 per share in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”). Any shares of Common Stock held by Heska as treasury stock immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration.
Voting Agreements (See page 85)
Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into a voting agreement (each, a “Voting Agreement”) (the form of which is attached as Annex B to the accompanying proxy statement) with each of (1) Kevin S. Wilson, the President and Chief Executive Officer of Heska, and certain Heska stockholders related to or affiliated with Mr. Wilson (such stockholders are referred to herein collectively as the “Wilson Stockholders”), pursuant to which the Wilson Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 482,578 of the shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting, and (2) David E. Sveen, Ph.D., a member of the Heska board of directors (the “Heska Board”), and certain Heska stockholders affiliated with Dr. Sveen (such stockholders are referred to herein collectively as the “Sveen Stockholders”), pursuant to which the Sveen Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 43,081 of the shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Merger Agreement — Voting Agreements.” For more information regarding the security ownership of the Wilson Stockholders and Sveen Stockholders, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Recommendation of the Heska Board and its Reasons for the Merger (See page 25)
The Heska Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the Heska stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information on the factors considered by the Heska Board in reaching this decision and the recommendation of the Heska Board, please see the section entitled “The Merger — Recommendation of the Heska Board and its Reasons for the Merger.”
Opinions of Financial Advisors to Heska (See page 41)
Heska retained each of BofA Securities, Inc. (“BofA Securities”) and Piper Sandler & Co. (“Piper Sandler”) to act as financial advisors to the Heska Board in connection with the proposed Merger. At the meeting of the Heska Board on March 31, 2023, BofA Securities and Piper Sandler each rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based on and subject to various assumptions and limitations described in their respective opinions, the Merger Consideration to be received by the holders of Common Stock (other than holders of shares of Restricted Stock, shares owned (or held in treasury) by Heska, shares owned by any of Heska’s wholly-owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) or shares for which a holder properly perfects its appraisal rights under the DGCL) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full texts of the written opinions of BofA Securities, dated March 31, 2023, and of Piper Sandler, dated March 31, 2023, which set forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by each of BofA Securities and Piper Sandler in rendering its opinion, are attached to this proxy statement as Annex C and Annex D, respectively. You are encouraged to read the opinions carefully and in their entirety. The summary of the opinions of BofA Securities and Piper Sandler set forth herein is qualified in its entirety by reference to the full texts of the respective opinions. BofA Securities’s and Piper Sandler’s opinion were each rendered for the benefit of the Heska Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the Merger Consideration to such holders of Common Stock. BofA Securities’s and Piper Sandler’s opinions did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Heska, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. BofA Securities and Piper Sandler did not express any opinion or recommendation as to how the Heska stockholders should vote at the Special Meeting.
Interests of Heska’s Directors and Executive Officers in the Merger (See page 57)
In considering the recommendation of the Heska Board, that Heska stockholders vote to approve the Merger Proposal, Heska stockholders should be aware that Heska’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Heska stockholders generally. These interests include, among others:
•
the treatment of Options, Restricted Stock and RSUs (each, as defined below) held by directors and executive officers and the treatment of purchase rights under the Heska Corporation 2020 Employee Stock Purchase Plan (the “ESPP”), in each case, under the Merger Agreement. For more information, see the section entitled “Summary — Treatment of Heska Incentive Awards”;

•
Heska’s executive officers have arrangements with Heska that provide for certain bonuses upon the completion of the Merger, including pro-rata target bonuses under Heska’s Management Incentive Plan (the “MIP”);

•
Heska’s executive officers have arrangements with Heska that provide for certain severance payments or benefits in the event of a qualifying termination of employment following the completion of the Merger; and

•	Heska’s executive officers and directors have rights to indemnification, advancement of expenses, and directors’ and officers’ liability insurance that will survive the completion of the Merger.
The Heska Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to the Heska stockholders. See the section entitled “The Merger — Interests of Heska’s Directors and Executive Officers in the Merger.”
Treatment of Heska Incentive Awards (See page 68)
Treatment of Options
At the Effective Time, each option to purchase a share of Common Stock (an “Option”) that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions), by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Common Stock of the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be cancelled as of the Effective Time without payment. For more information, see the section entitled “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of Options.”
Treatment of Restricted Stock
At the Effective Time, each share of Common Stock that is subject to vesting or forfeiture (“Restricted Stock”) that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements, which will be deemed to be achieved at maximum performance), will cease to be outstanding, and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding. For more information, see the section entitled “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of Restricted Stock.”
Treatment of RSUs
At the Effective Time, each restricted stock unit (an “RSU”) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to performance-based vesting requirements, but excluding certain Company performance-based RSUs that were granted in 2023, which will be deemed vested at the greater of target or actual level of performance), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding. For more information, see the section entitled “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of RSUs.”
Treatment of Employee Stock Purchase Plan
Prior to the Effective Time, Heska will take all actions necessary to provide that, contingent on the Effective Time: (i) no new offering period under the ESPP will commence following March 31, 2023, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of March 31, 2023, (iii) no individual will commence participation in the ESPP prior to the Effective Time, (iv) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of (a) June 30, 2023 and (b) ten business days prior to the Effective Time and (v) the ESPP will be terminated effective as of immediately prior to the Effective Time.
Actions Necessary
Prior to the Effective Time, Heska will take any and all actions necessary to effectuate the treatment of the equity awards of Heska and ensure that (i) the amounts payable under the Merger Agreement represent the exclusive consideration due to the holders of the equity awards, and (ii) no equity awards will remain outstanding following the Effective Time.

Treatment of Convertible Notes (See page 56)
Pursuant to the Merger Agreement, Heska has agreed to take all actions required by the Indenture, dated as of September 17, 2019 (the “Convertible Notes Indenture”), between Heska and U.S. Bank, National Association, with respect to its 3.750% Convertible Senior Notes due 2026 (the “Convertible Notes”) or that are otherwise reasonably requested by Acquiror pursuant to and in compliance with the Convertible Notes Indenture, in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including by giving any notices that may be required by the Convertible Notes Indenture or reasonably requested by Acquiror and delivering to the trustee, noteholders or other applicable persons any documents or instruments required by the Convertible Notes Indenture or reasonably requested by Acquiror to be delivered at or prior to the Effective Time to such trustee, noteholders or other applicable persons. Heska has agreed not to elect any settlement method pursuant to the Convertible Notes Indenture that would be applicable to conversions whose settlement will occur after the Effective Time without Acquiror’s consent.
Financing of the Merger (See page 56)
The Merger Agreement does not contain any financing-related closing condition. Acquiror and Merger Sub have represented to Heska that they will have sufficient funds at the closing of the Merger to pay all cash amounts required to be paid by Acquiror and Merger Sub under the Merger Agreement, and Mars has guaranteed such payment obligations.
Conditions to Consummation of the Merger (See page 80)
Each party’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date, or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:
•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock;
•	the absence of any order or law that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger;
•
the absence of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action brought by any governmental entity that remains pending and that seeks an order that would prohibit, enjoin or make illegal the consummation of the merger (any such order or law, a “Legal Restraint”); and

•	the expiration or termination of the applicable waiting period under the HSR Act, and receipt of all other clearances or approvals under other applicable antitrust laws.
In addition, Acquiror’s and Merger Sub’s obligation to effect the Merger is subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:
•	the accuracy of the representations and warranties of Heska contained in the Merger Agreement (subject to certain materiality and material adverse effect qualifications);
•	Heska’s performance and compliance with the covenants and agreements in the Merger Agreement in all material respects;
•	the absence of a material adverse effect relating to Heska;
•	the delivery of an officer’s certificate by Heska certifying the matters of the three preceding bullets; and
•
no Burdensome Condition (as defined in the section entitled “The Merger Agreement — Efforts to Complete the Merger; Regulatory Approvals”) shall have been a condition to receipt of any regulatory approval, (ii) there is not in effect at or upon the Closing any order or law resulting, individually or in the aggregate, in a Burdensome Condition and (iii) no regulatory approval contains, includes or imposes any Burdensome Condition.

Heska’s obligation to effect the Merger is subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:
•	the accuracy of the representations and warranties of Acquiror (subject to certain materiality and material adverse effect qualifications);
•	Acquiror’s and Merger Sub’s performance or compliance with the covenants and agreements in the Merger Agreement in all material respects; and
•	the delivery of an officer’s certificate by Acquiror certifying the matters of the two preceding bullets.
No Solicitation of Acquisition Proposals by Heska (See page 73)
Except as expressly permitted by the Merger Agreement, Heska will, and will cause each of its subsidiaries to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives to (i) immediately cease and terminate any ongoing solicitation, encouragement, discussions or negotiations with any person (other than Mars and its subsidiaries, including Acquiror and their representatives) with respect to a Company Takeover Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 73), and (ii) not, directly or indirectly:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a Company Takeover Proposal, other than (A) solely in response to an unsolicited inquiry, exclusively to refer the inquiring person to the non-solicitation provisions of the Merger Agreement or (B) upon receipt of a bona fide, unsolicited written Company Takeover Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement solely to the extent necessary to ascertain facts or clarify terms in order for the Heska Board to have sufficient information to assess whether such Company Takeover Proposal is or could reasonably be expected to lead to a Company Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 73);

•
approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle with respect to a Company Takeover Proposal (other than to enter into a confidentiality agreement in accordance with the terms of the Merger Agreement);

•
take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal;

•	otherwise cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations; or
•	resolve or agree to do any of the foregoing.
Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the approval of the Merger Proposal (but not after), in the event that (i) Heska or any of its representatives receives a bona fide unsolicited written Company Takeover Proposal that does not result from a breach of the non-solicitation provisions of the Merger Agreement and (ii) the Heska Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 73), Heska may, prior to the approval of the Merger Proposal (but not after):
•	furnish information with respect to the Company to the party making such Company Takeover Proposal pursuant to an acceptable confidentiality agreement; and
•	engage in discussions or negotiations with such party regarding such Company Takeover Proposal.

If Heska receives a Company Takeover Proposal, Heska must:
•
as promptly as practicable (and in any event within 24 hours after receipt) advise Acquiror of the receipt of any Company Takeover Proposal or a request for information relating to the Company that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making such Company Takeover Proposal and a description of the material terms and conditions thereof; and

•
keep Acquiror reasonably informed on a reasonably current basis as to the status of the Company Takeover Proposal including any developments, discussions or negotiations in respect thereof (including by as promptly as practicable (and in any event within twenty-four (24) hours after receipt) providing to Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal).

Termination of the Merger Agreement (See page 81)
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:
•	by mutual written agreement of the Company and Acquiror;
•	by either Heska or Acquiror:
•
if the Merger is not consummated on or before April 1, 2024 (the “Outside Date”); provided, that if, on or after the Outside Date, the conditions to the Closing set forth in the Merger Agreement relating to approval, (i) the absence of a Legal Restraint, (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified Company Disclosure Schedule (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 80) and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an antitrust law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date may be extended by either party to July 1, 2024 (the “Extended Outside Date”); provided, that if, on or after the Extended Outside Date, all of the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an antitrust law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement, have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date may be further extended by either party to September 30, 2024 (the “Further Extended Outside Date”). However, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement primarily has been the cause of or resulted in the failure of the Closing to have occurred on or before the Outside Date (or its applicable extended date);

•
if any Legal Restraint has become final and nonappealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger. However, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party (i) that fails to comply in all material respects with its regulatory efforts covenants under the Merger Agreement to contest, appeal and remove such Legal Restraint or (ii) if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement (which failure constitutes a material breach of the Merger Agreement); or

•	if the required approval of the Merger Proposal at the Special Meeting (or at any adjournment or postponement thereof) is not obtained.

•	by Acquiror:
•
if Heska has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to the Company’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (B) 20 business days following Acquiror’s written notice to Heska. However, Acquiror will not have the right to terminate the Merger Agreement pursuant to this bullet if Acquiror is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s representations, warranties and covenants or the absence of an Acquiror material adverse effect); or

•
(i) at any time following an Adverse Recommendation Change (as defined in the section entitled “Merger Agreement — Other Covenants and Agreements—Non-Solicitation; Takeover Proposals — The Company Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 75); or (ii) if Heska has materially breached the non-solicitation provisions of the Merger Agreement. However, in each case, Acquiror’s right to terminate the Merger Agreement pursuant to this bullet will expire upon receipt of the Company Stockholder Approval (as defined in the section entitled “Summary — No Solicitation of Acquisition Proposals by Heska” beginning on page 7).

•	by Heska:
•
if Acquiror or Merger Sub has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s and Merger Sub’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (B) 20 business days following Heska’s written notice to Acquiror. However, Heska will not have the right to terminate the Merger Agreement pursuant to this bullet if Heska is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Heska’s representations, warranties and covenants or the absence of a Heska material adverse effect); or

•
prior to the receipt of the Company Stockholder Approval, subject to compliance with specified non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal, subject to the prior or concurrent payment of the Termination Fee (as defined below) to Acquiror.

Expenses (See page 83)
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses.
Termination Fee (See page 82)
If the Merger Agreement is terminated in specified circumstances, the Company will be required to pay or cause to be paid to Acquiror a termination fee of $45,000,000 (the “Termination Fee”). Acquiror would be entitled to receive the Termination Fee from Heska if the Merger Agreement is terminated:
•
by Acquiror, because Heska has made an Adverse Recommendation Change or is in material breach of the non-solicitation provisions of the Merger Agreement giving rise to Acquiror’s right to terminate the Merger Agreement;

•
by Heska, prior to the receipt of the Company Stockholder Approval, subject to compliance with specified non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal; or

•
under certain specified circumstances (as described in the section entitled “The Merger Agreement — Termination Fee” beginning on page 82), including if within 12 months of such termination, Heska consummates or enters into a definitive agreement with respect to an acquisition proposal for more than 50% of Common Stock or consolidated assets, or assets from which 50% or more of the consolidated revenues or earnings of Heska are derived.

These triggers for the termination fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement — Termination Fee” beginning on page 82.
Reverse Termination Fee (See page 83)
If the Merger Agreement is terminated in specified circumstances, Acquiror will be required to pay or cause to be paid to Heska a termination fee of $60,000,000 (the “Reverse Termination Fee”). Heska would be entitled to receive the Reverse Termination Fee from Acquiror if either Acquiror or Heska terminates the Merger Agreement:
•
because of a failure of the Closing to occur by the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and at such time any of the closing conditions related to (i) the absence of a Legal Restraint (solely as a result of a Legal Restraint in respect of an antitrust law issued or entered after the date of the Merger Agreement), (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified section of the disclosure schedule delivered by Heska to Acquiror immediately prior to the execution of the Merger Agreement (the “Company Disclosure Schedule”) and (iii) the absence of a Burdensome Condition have not been fulfilled (or waived to the extent permissible under applicable law) but all other closing conditions either have been waived or fulfilled or would be fulfilled if the closing of the Merger were to occur on such date; or

•
because any Legal Restraint in respect of an antitrust law issued or entered after the date of the Merger Agreement has become final and non-appealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

These triggers for the Reverse Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement — Reverse Termination Fee” beginning on page 83.
U.S. Federal Income Tax Considerations (See page 62)
The receipt of cash by U.S. holders (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.
This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Regulatory Matters (See page 64)
The completion of the Merger is subject to:
•
any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or been terminated;

•
each other clearance or approval under any antitrust law in the jurisdiction set forth in the specified section of the Company Disclosure Schedules shall have been obtained (or deemed obtained) or their respective authority concluded no jurisdiction; and

•
(i) no governmental authority of competent jurisdiction has entered any order that remains in effect and no law has been adopted or is effective, in each case, that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger or (ii) no legal proceeding has been brought by a governmental authority that remains pending and that seeks an order that would impose a Legal Restraint.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”) and the Federal Trade Commission (the “FTC”) and statutory waiting period requirements have been satisfied. On April 14, 2023, both Heska and Acquiror filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on May 15, 2023 unless earlier terminated or extended by the issuance of a request for additional information and documentary material (a “Second Request”) to the parties by the FTC or the Antitrust Division prior to that time. If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Beneficial Ownership (See page 86)
At the close of business on April 26, 2023, Heska’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 990,307 shares of Common Stock, collectively representing approximately 9.1% of the shares of Common Stock outstanding on that date. Heska currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (if necessary). For more information regarding the security ownership of Heska directors and executive officers, please see the section entitled “Certain Beneficial Owners of Common Stock.”
Pursuant to the Voting Agreement and subject to the terms and conditions thereof, (x) the Wilson Stockholders have agreed to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, and any shares of Common Stock acquired by the Wilson Stockholders after March 31, 2023 and (y) the Sveen Stockholders have agreed to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, and any shares of Common Stock acquired by the Sveen Stockholders after March 31, 2023, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Merger Agreement — Voting Agreements.”
Stock Exchange Delisting; Deregistration (See page 16)
Prior to the Effective Time, Heska will, and will cause its subsidiaries to, reasonably cooperate with Acquiror and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NASDAQ to cause the delisting of the Common Stock from NASDAQ by Heska, as the surviving corporation in the Merger, as promptly as practicable after the Effective Time and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after such delisting.
Litigation Related to the Merger (See page 64)
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Heska or any members of the Heska Board.

Appraisal Rights (See page 89)
Under the Delaware General Corporation Law (the “DGCL”), a holder of Common Stock who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares of Common Stock as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) if the Merger is completed, but only if such stockholder strictly complies with the procedures set forth in Section 262 of the DGCL (“Section 262”). This appraisal amount could be more than, the same as or less than the Merger Consideration. Any holder of Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the Merger Proposal at the Special Meeting and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be found in Annex E to this proxy statement.
Market Price of the Common Stock
The closing trading price of a share of Common Stock on the NASDAQ on March 31, 2023, the last trading day prior to our announcement of Heska’s entry into the Merger Agreement, was $97.62 per share, representing a premium of approximately 38% to Heska’s 60-day volume weighted average price on March 31, 2023 and a premium of approximately 23% to the closing price on March 31, 2023. On [   ], 2023, which is the latest practicable trading day before this proxy statement was printed, the closing price of a share of Common Stock on NASDAQ was $[  ]. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.
Additional Information
You can find more information about Heska in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Merger. They may not include all the information that is important to Heska stockholders. Heska stockholders should carefully read this entire proxy statement, including the annexes and the other documents referred to herein and incorporated by reference.
Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because Heska has agreed to be acquired pursuant to an all-cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Heska, the separate corporate existence of Merger Sub will cease and Heska will continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Acquiror. The Merger Agreement governs the terms of the Merger of Merger Sub and Heska and is attached to this proxy statement as Annex A. You are receiving this proxy statement in connection with the solicitation of proxies by the Heska Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting.

In order to complete the Merger, among other things, Heska stockholders must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety, contains important information about the Special Meeting, the Merger and other matters.
Q:	What will happen in the Merger?
A:
The Merger Agreement sets forth the terms and conditions of the proposed Merger. Under the Merger Agreement, Merger Sub will merge with and into Heska, the separate corporate existence of Merger Sub will cease and Heska will continue as the Surviving Corporation and a wholly-owned subsidiary of Acquiror. The Merger Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the proposed Merger, its effects and the other transactions contemplated by the Merger Agreement, please see the section entitled “The Merger.”

Q:	What are Heska stockholders being asked to vote on?
A:
Heska is holding the Special Meeting to vote on the Merger Proposal, pursuant to which each outstanding share of Common Stock will be cancelled and converted into the right to receive the Merger Consideration, other than shares held in the treasury of Heska, shares held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska immediately prior to the Effective Time, or shares of Restricted Stock (the treatment of which is described elsewhere in this proxy statement) or shares held by a holder that properly perfects its appraisal rights under the DGCL. Heska stockholders will also be asked to approve the Advisory Compensation Proposal (on a non-binding, advisory basis) and the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Mars and Heska to complete the Merger.
Q:	How important is my vote as a Heska stockholder?
A:
Your vote “FOR” each proposal presented at the Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The Merger cannot be completed without the approval of the Merger Proposal by the Heska stockholders.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?
A:
The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be represented at the Special Meeting in person or by proxy in order to constitute a quorum. Under the Bylaws, for purposes of determining whether shares are present and entitled to vote with respect to any particular subject matter, abstentions and nonvotes with respect to such subject matter will be treated as not present or entitled to vote on such subject matter, but will be treated as present and entitled to vote for all other purposes. Virtual attendance by stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted toward quorum. Beneficial owners who virtually attend the Special Meeting will not count toward a quorum unless they instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee.
If a quorum is present, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Accordingly, a Heska stockholder’s abstention from voting or the failure of a Heska stockholder to vote (including the failure of a Heska stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
If a quorum is present, approval of each of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock as of the Record Date entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Heska stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting on either the Advisory Compensation Proposal or the Adjournment Proposal will have no effect on the outcome of such proposal. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as provided in the Bylaws or designated by the Heska Board may adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Heska Board in its discretion.
As of the close of business on the Record Date, there were [   ] shares of Common Stock issued and outstanding.
Q:	How can I attend the Special Meeting?
A:
Heska stockholders as of the Record Date may attend, vote and submit questions virtually at the Special Meeting (or any adjournment or postponement thereof) by logging in at meetnow.global/MH9Q2TS. To log in, Heska stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Heska stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Are there any Heska stockholders who have already committed to voting in favor of any of the proposals at the Special Meeting?
A:
Yes. Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into a Voting Agreement (the form of which is attached as Annex B to the accompanying proxy statement) with each of (1) the Wilson Stockholders, pursuant to which the Wilson Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting, and (2) the Sveen Stockholders, pursuant to which the Sveen Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Merger Agreement — Voting Agreements.”

Q:	What will Heska stockholders receive if the Merger is completed?
A:
If the Merger is completed, shares of Common Stock outstanding at the Effective Time will automatically be cancelled and converted into right to receive the Merger Consideration of $120.00 per share in cash without interest and subject to any applicable withholding taxes, unless the holder of such shares properly perfects its appraisal rights under the DGCL. Any shares of Common Stock held by Heska as treasury stock immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Mars,

Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration. You will not be entitled to receive shares in the Surviving Corporation, Acquiror or Mars.
For more information regarding the Merger Consideration to be received by Heska stockholders if the Merger is completed, please see the section entitled “The Merger Agreement — Effect of the Merger on the Common Stock.”
Q:	What will happen to the Options, Restricted Stock and RSUs that I hold?
A:
Treatment of Options. At the Effective Time, each Option that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions), by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Common Stock of the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be cancelled as of the Effective Time without payment. For more information, see the section entitled “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of Options.”

Treatment of Restricted Stock. At the Effective Time, each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements, which will be deemed to be achieved at maximum performance), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding. For more information, see “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of Restricted Stock.”
Treatment of RSUs. At the Effective Time, each RSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to performance-based vesting requirements, but excluding certain Company performance-based RSUs that were granted in 2023, which will be deemed vested at the greater of target or actual level of performance), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding. For more information, see “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of RSUs.”
Q:	Will I be able to continue participating in the ESPP?
A:
Prior to the Effective Time, Heska will take all actions necessary to provide that, contingent on the Effective Time: (i) no new offering period under the ESPP will commence following March 31, 2023, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of March 31, 2023, (iii) no individual will commence participation in the ESPP prior to the Effective Time, (iv) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of (a) June 30, 2023 and (b) ten business days prior to the Effective Time and (v) the ESPP will be terminated effective as of immediately prior to the Effective Time.

Q:	How does the Heska Board recommend that I vote at the Special Meeting?
A:
The Heska Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information regarding the recommendation of the Heska Board, please see the section entitled “The Merger — Recommendation of the Heska Board and Its Reasons for the Merger.”

Q:	Who is entitled to vote at the Special Meeting?
A:
All holders of shares of Common Stock who held shares at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each such holder of Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting or any adjournment or postponement thereof for each share of Common Stock that such holder owned of record as of the close of business on the Record Date. Please see the section entitled “The Special Meeting of Heska’s Stockholders — Voting at the Special Meeting” for instructions on how to vote your shares without attending the Special Meeting.
Q:	What is a proxy?
A:
A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the Special Meeting?
A:
Each Heska stockholder is entitled to one vote for each share of Common Stock held of record as of the close of business on the Record Date for each matter properly brought before the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were [           ] outstanding shares of Common Stock.

Q:	What happens if the Merger is not completed?
A:
A:If the requisite Heska stockholders do not approve the Merger Proposal or if the Merger is not completed for any other reason, Heska stockholders will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Heska expects that its management will operate Heska’s business in a manner similar to that in which it is being operated today and Heska will remain an independent public company, the Common Stock will continue to be listed and traded on NASDAQ, the Common Stock will continue to be registered under the Exchange Act and Heska stockholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock. Under certain circumstances, if the Merger is not completed, Heska may be obligated to pay to Acquiror the Termination Fee. Please see the section of entitled “The Merger Agreement — Termination Fee.”

Q:	What conditions must be satisfied to complete the Merger?
A:
In addition to the approval of the Merger Proposal, the Merger is subject to the satisfaction or waiver of various other conditions, including (i) the absence of a Legal Restraint, (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition. For a more complete summary of the conditions that must be satisfied or waived (in accordance with the terms of the Merger Agreement) prior to the completion of the Merger, see the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.”

Q:	What effects will the Merger have on Heska?
A:
Our Common Stock is currently registered under the Exchange Act, and is quoted on NASDAQ under the symbol “HSKA.” As a result of the Merger, Heska will cease to be a publicly traded company and will become a wholly owned subsidiary of Acquiror. Following the consummation of the Merger, our Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act and Heska will no longer be required to file periodic reports with the SEC with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.

Q:	How does the Merger Consideration compare to the market price of our Common Stock prior to the announcement of Heska’s entry into the Merger Agreement?
A:
The Merger Consideration of $120.00 per share in cash represents a premium of approximately 38% over the Heska’s 60-day volume weighted average price ending as of March 31, 2023, the last trading day prior to our announcement of Heska’s entry into the Merger Agreement, and a premium of approximately 23% over the closing price of the Common Stock on such date.

Q:	How can I vote my shares and participate at the Special Meeting?
A:
We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. If you are a Heska stockholder of record as of the close of business on the Record Date, you may submit your proxy before the Special Meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;
•	Internet: visit the website shown on your proxy card to vote via the Internet; or
•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.
If you are a Heska stockholder of record as of the close of business on the Record Date, you may also cast your vote virtually at the Special Meeting by attending the Special Meeting virtually at meetnow.global/MH9Q2TS. If you decide to attend the Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The Special Meeting will begin promptly at [   ] [a.m./p.m.], MDT, on [     ], 2023. Heska encourages its stockholders to access the meeting prior to the start time, leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement. Even if you plan to attend the Special Meeting virtually, Heska requests that you complete, sign, date and return your proxy in advance as described below so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.
Q:	How can I vote my shares without attending the Special Meeting?
A:
Whether you hold your shares directly as a stockholder of record of Heska or beneficially in “street name,” as of the close of business on the Record Date, you may direct your vote by proxy without attending the Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee. Additional information on voting procedures can be found in the section entitled “The Special Meeting of Heska’s Stockholders.”

Q:	When and where is the Special Meeting?
A:
A:The Special Meeting will be held virtually at meetnow.global/MH9Q2TS, on [   ], 2023, at [   ] [a.m./p.m.], MDT. Online access will begin at [   ] [a.m./p.m.], MDT, and Heska encourages its stockholders to access the meeting prior to the start time, leaving ample time for check-in. Even if you plan to attend the Special Meeting virtually, Heska requests that you complete, sign, date and return your proxy in advance as described above so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank, trust or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Heska or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.

Q:	What if my shares of Common Stock are held in “street name” by my bank, broker, trust or other nominee?
A:
Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting.
If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.
The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares on any of the proposals will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal.
If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Merger Proposal, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal.
If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Advisory Compensation Proposal, the resulting broker non-vote will not have any effect on the outcome of Advisory Compensation Proposal.
If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Adjournment Proposal, the resulting broker non-vote will not have any effect on the outcome of Adjournment Proposal.
Q:	What should I do if I receive more than one set of voting materials for the Special Meeting?
A:
If you hold shares of Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may submit your proxy by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.
“Street Name” Holders. For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the Merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificate is—how will I get the Merger Consideration for my shares?
A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow to receive the Merger Consideration, including, in the case of holders of stock certificates, if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificate(s). Heska may also require that you provide a customary indemnity agreement to Heska in order to cover any potential loss.

Q:	If a stockholder gives a proxy, how are the shares of Common Stock voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	How will my shares of Common Stock be voted if I return a blank proxy?
A:
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote of shares of Common Stock after I have submitted my proxy?
A:	Yes. Any stockholder of record as of the close of business on the Record Date giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by:
•
subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Heska’s Corporate Secretary; or
•	attending the Special Meeting virtually and voting.
Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Heska’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Heska Corporation
Attn: Corporate Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
For more information, please see the section entitled “The Special Meeting of Heska’s Stockholders — Revocation of Proxies.”
Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?
A:
If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results for the Special Meeting will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Heska intends to file the final voting results of the Special Meeting with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to appraisal rights?
A:
Yes. Under Section 262 of the DGCL, a stockholder who does not vote in favor of the Merger Proposal will be entitled to seek appraisal of its shares if such stockholder takes certain actions and certain criteria are satisfied. For more information, see the section entitled “Appraisal Rights” and Annex E of this proxy statement.

Q:	Do any of the officers or directors of Heska have interests in the Merger that may differ from or be in addition to my interests as a Heska stockholder?
A:
A:Yes. In considering the recommendation of the Heska Board that Heska stockholders vote to approve the Merger Proposal, Heska stockholders should be aware that Heska’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Heska stockholders generally. The Heska Board was aware of these interests and considered, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to Heska’s stockholders. See the section entitled “The Merger — Interests of Heska’s Directors and Executive Officers in the Merger.”

Q:	Why am I being asked to vote on the Advisory Compensation Proposal?
A:
SEC rules require Heska to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Heska’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger.

Q:	What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q:	When is the Merger expected to be completed?
A:
Heska and Mars are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Heska currently anticipates that the Merger will be completed in the second half of 2023. In order to complete the merger, we must obtain the required Heska stockholder approval, approval under the HSR Act and certain other regulatory approvals, and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the second half of 2023.

Q:	What are the United States federal income tax considerations of the Merger for Heska stockholders?
A:
The receipt of cash by U.S. holders (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger — U.S. Federal Income Tax Considerations” beginning on page 62 of this proxy statement.

This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Q:	What should I do now?
A:
You should read this proxy statement carefully and, in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who will count the vote?
A:	A representative of Morrow Sodali will tabulate the votes.
Q:	Who will solicit and bear the cost of soliciting votes for the Special Meeting?
A:
Heska will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Heska has engaged Morrow Sodali to assist in the solicitation of proxies for the Special Meeting. Heska may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about Heska?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 95.
Q:	Whom do I call if I have questions about the Special Meeting or the Merger?
A:
If you have more questions about the Special Meeting or the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, at Heska’s principal executive offices at 3760 Rocky Mountain Avenue, Loveland, CO 80538.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Certain statements and information in this proxy statement and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Heska’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.
The forward-looking statements contained in this document speak only as of the date of this proxy statement and are largely based on Heska’s expectations for the future, which reflect certain estimates and assumptions made by Heska management, and Heska undertakes no obligation to update or revise any forward-looking statements made herein, except as required by law. These estimates and assumptions reflect Heska’s best judgment based on currently known market conditions, operating trends and other factors. Although Heska believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Heska’s control. As such, Heska management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Heska’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.
These cautionary statements qualify all forward-looking statements attributable to Heska, or persons acting on Heska’s behalf. Heska management cautions you that the forward-looking statements contained in this proxy statement are not guarantees of future performance, and Heska cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:
•
the risk that Mars or Heska may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

•	the risk that a condition to Closing may not be satisfied;
•	the length of time necessary to consummate the Merger, which may be longer than anticipated for various reasons;
•	the financial performance of Heska through the completion of the Merger;
•	the risk that the Merger disrupts Heska’s current operations;
•	the risks related to the disruption of management’s attention from ongoing operations due to the Merger;
•	the amount of the costs, fees, expenses and charges related to the Merger Agreement;
•	limitations placed on Heska’s ability to operate its business under the Merger Agreement;
•	competitive responses to the Merger
•	the occurrence of any event that could give rise to the termination of the Merger Agreement, including under circumstances that require Heska to pay Acquiror the Termination Fee;
•	the risk that stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

•
the effect of the announcement or pendency of the Merger on Heska’s ability to retain and hire key personnel and other employees or Heska’s business relationships (including customers and suppliers), operating results and business generally;

•	the competitive pressures in the markets in which Heska competes;
•	Heska’s involvement in legal and regulatory proceedings;
•	volatility in Heska’s stock price;
•	risks relating to Heska’s indebtedness;
•	cybersecurity incidents and disruptions in our information technology systems;
•	the impact of future regulation on Heska’s business;
•	risks relating to global economic conditions, including inflationary pressures and lingering economic effects of the COVID-19 pandemic;
•	the ability to develop, commercialize and gain market acceptance of Heska’s products;
•	risks related to product returns and liabilities;
•	dependence on a number of significant customers, and reliance on third party suppliers and collaborative partners; and
•
the other factors that are described from time to time in Heska’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. See the section entitled “Where You Can Find More Information” for documents incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER
Heska Corporation
Founded in 1988, Heska Corporation, a Delaware corporation, sells, manufactures, markets and supports diagnostic and specialty products and solutions for veterinary practitioners. Heska’s portfolio includes POC diagnostic laboratory instruments and consumables, including rapid assay diagnostic products and digital cytology services; POC digital imaging diagnostic products; local and cloud-based data services; practice information management software and related software and support; reference laboratory testing; allergy testing and immunotherapy; heartworm preventive products; and vaccines.
A detailed description of Heska’s business is contained in Heska’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 95.
The Common Stock is listed and traded on NASDAQ under the ticker symbol “HSKA.” Heska has its executive offices located at 3760 Rocky Mountain Avenue, Loveland, CO 80538.
Mars, Incorporated
Mars, Incorporated, a Delaware corporation which we refer to as Mars, is a global, family-owned (private) business. Mars employs over 140,000 associates across its diverse and expanding portfolio of products and services. With almost $45 billion in annual sales, Mars produces some of the most well-known brands today, including WRIGLEYS®(gum), DOVE®, EXTRA®, KIND®, M&M’s® and SNICKERS®.
Mars Petcare is the largest part of Mars, Incorporated with more than a century of history. Mars Petcare’s portfolio of almost 50 brands include PEDIGREE®, WHISKAS®, EUKANUBA™, IAMS™, ROYAL CANIN®, SHEBA®, CESAR®, GREENIES™, as well as the WALTHAM Petcare Science Institute, which has advanced research in the nutrition and health of pets. Mars Petcare is a leading veterinary health provider through an international network of more than 2,500 pet hospitals including AniCura, BANFIELD (often in Petsmart locations), BLUEPEARL, Linnaeus, Mount Pleasant, VCA, VES and VSH. Mars Petcare is also a leading diagnostics provider to veterinarians, including through Antech and other international efforts in the central reference laboratory space. Mars has its executive offices located at 6885 Elm Street, McLean, VA 22101.
Antech Diagnostics, Inc.
Antech Diagnostics, Inc., which we refer to as Acquiror, is a California corporation and a wholly-owned subsidiary of Mars. Acquiror is part of Mars Petcare Science and Diagnostics. Acquiror has its executive offices located at 17620 Mount Herrmann Street, Fountain Valley, CA 92708.
Helsinki Merger Sub LLC
Helsinki Merger Sub LLC, which we refer to as Merger Sub, is a Delaware limited liability company and a wholly-owned subsidiary of Acquiror that was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING OF HESKA’S STOCKHOLDERS
General
This proxy statement is first being mailed on or about [        ], 2023 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.
This proxy statement is being provided to Heska stockholders as part of a solicitation of proxies by the Heska Board for use at the Special Meeting and at any adjournment or postponement of the Special Meeting. Heska stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.
Date, Time and Place
The Special Meeting will be held virtually on [  ] [  ], 2023, at [  ] [a.m./p.m.], MDT. The Special Meeting can be accessed by visiting meetnow.global/MH9Q2TS, where Heska stockholders will be able to participate and vote online. This proxy statement is first being furnished to Heska stockholders on or about [        ], 2023.
Purpose of the Special Meeting
At the Special Meeting, Heska stockholders will be asked to consider and vote on the following:
•	the Merger Proposal;
•	the Advisory Compensation Proposal; and
•	the Adjournment Proposal.
Heska will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. This proxy statement, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.
Recommendation of the Heska Board
The Heska Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the Heska stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A description of factors considered by the Heska Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in the section entitled “The Merger — Recommendation of the Heska Board and Its Reasons for the Merger” beginning on page 36.
The Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal at the Special Meeting.
Heska stockholders’ approval of Merger Proposal is a condition for the Merger to occur. If Heska stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.
Record Date; Stockholders Entitled to Vote
Only holders of record of outstanding shares of Common Stock as of the close of business on [   ], 2023, the Record Date for the Special Meeting, will be entitled to notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, [   ] shares of Common Stock were issued and outstanding.

Holders of Common Stock are entitled to one vote for each share of Common Stock they own at the close of business on the Record Date.
A complete list of stockholders entitled to vote at the Special Meeting will be available for a period of at least 10 days prior to the Special Meeting at Heska’s principal place of business. Though our offices may generally remain closed to public visitors through the date of the Annual Meeting, if you wish to examine the list in person, you may contact our Corporate Secretary, and arrangements will be made for you to review the list.
Quorum; Adjournment
The presence at the Special Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or represented by proxy will constitute a quorum with respect to a proposal. As a result, with respect to any proposal, there must be a majority of all of our outstanding shares of Common Stock represented by proxy or by stockholders present at the Special Meeting in order to have a quorum with respect to such proposal. Virtual attendance by Heska stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee on any proposal will not be counted towards quorum for such proposal, but will be counted towards quorum for any other proposals. Shares of beneficial owners who virtually attend the Special Meeting will not count towards a quorum unless such beneficial owners instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee. There must be a quorum for business to be conducted at the Special Meeting.
Failure of a quorum to be represented at the Special Meeting may result in an adjournment of the Special Meeting and may subject Heska to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal. In addition, the Special Meeting may be postponed by the chairman or any other person presiding over the Special Meeting as designated by the Heska Board or the Heska Board in its discretion.
Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for Heska stockholders entitled to vote is fixed for any adjourned meeting, the Heska Board must fix a record date for notice of any adjourned meeting in accordance with the DGCL and provide a new notice of any adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Special Meeting could be postponed before it commences.
If the Special Meeting is adjourned or postponed one or more times for the purpose of soliciting additional votes, Heska stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Special Meeting.
Required Vote
If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, with respect to a Heska stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Additionally, the failure of a Heska stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.
If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal each require the affirmative vote of the holders of a majority of the outstanding shares of

Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Under the Bylaws, for purposes of determining whether shares are present and entitled to vote with respect to any particular subject matter, abstentions and nonvotes with respect to such subject matter will be treated as not present or entitled to vote on such subject matter, but will be treated as present and entitled to vote for all other purposes. Accordingly, with respect to a Heska stockholder who is present in person or represented by proxy at the Special Meeting and abstains from voting on either the Advisory Compensation Proposal or the Adjournment Proposal, such stockholder’s abstention will not be counted in connection with the determination of whether a quorum is present with respect to such proposal, and will have no effect on the outcome of such proposal. The failure of a Heska stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either the Advisory Compensation Proposal or the Adjournment Proposal, as well as the failure of a Heska stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee with respect to either proposal, will have no effect on the outcome of either proposal.
The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Special Meeting. The Advisory Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement and are not conditions to the consummation of the Merger.
Pursuant to the Voting Agreements, (i) the Wilson Stockholders have agreed, subject to the terms and conditions thereof, to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting, and (ii) the Sveen Stockholders have agreed, subject to the terms and conditions thereof, to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Merger Agreement —Voting Agreements.”
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Special Meeting, abstention from voting on a proposal will be treated as not present or entitled to vote on such proposal, but will be treated as present and entitled to vote for all other proposals. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal but will have no effect on the outcome of either of the Advisory Compensation Proposal or the Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Heska Board’s recommendation with respect to each proposal and consequently will be voted “FOR” each of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal, and (iii) the Adjournment Proposal.
Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of the Company’s common stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum and will be voted on any proposal for which you provide instructions.

Failure to Vote
If you are a stockholder of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting, and will not be counted as present for purposes of determining whether a quorum exists.
For purposes of the Merger Proposal, a failure of record owners to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal. A failure of record owners who are not present in person or represented by proxy at the Special Meeting to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of either of the Advisory Compensation Proposal or the Adjournment Proposal. All abstentions from voting will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of either of the Advisory Compensation Proposal or the Adjournment Proposal.
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.
Voting by Heska’s Directors and Executive Officers
At the close of business on April 26, 2023, directors and executive officers of Heska were entitled to vote 990,307 shares of Common Stock, or approximately 9.1% of the shares of Common Stock issued and outstanding on that date. Directors and executive officers of Heska have informed Heska that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of the directors and executive officers are obligated to do so, except as noted below. As noted above, pursuant to the Voting Agreements, (i) the Wilson Stockholders have agreed, subject to the terms and conditions thereof, to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting and (ii) the Sveen Stockholders agreed, subject to the terms and conditions thereof, to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Merger Agreement — Voting Agreements.”
Voting at the Special Meeting
The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Special Meeting will be held on [   ] at [   ] [a.m./p.m.], MDT. To participate in the Special Meeting and submit questions during the Special Meeting, visit meetnow.global/MH9Q2TS and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [    ] [a.m./p.m.], MDT. Please allow time for online check-in procedures. The virtual stockholder meeting format uses technology designed to increase stockholder access, save Heska and Heska stockholders time and money, and provide Heska stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Heska provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although Heska offers four different voting methods, Heska encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Special Meeting.
•
To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to www.investorvote.com/HSKA and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to the start of the Special Meeting.

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To Submit a Proxy by Telephone: Non-objecting beneficial owners and registered stockholders may submit a proxy to vote by telephone by calling toll-free 1-800-652-8683 within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to the start of the Special Meeting.

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To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage-paid envelope provided. If you sign and return your proxy card without indicating how you want your shares of Common Stock to be voted with regard to a particular proposal, your shares of Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Special Meeting and cannot be voted.

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To Vote Virtually at the Special Meeting: To vote virtually at the Special Meeting to be held on [     ] at [     ] [a.m./p.m.], MDT, visit meetnow.global/MH9Q2TS and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [     ] [a.m./p.m.], MDT, on [     ]. If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted. If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
•	submitting another proxy over the Internet or by telephone prior to the start of the Special Meeting or otherwise timely delivering a valid, later-dated proxy;
•	timely delivering a written notice that you are revoking your proxy to Heska’s Corporate Secretary; or
•
attending the Special Meeting and voting. Your virtual attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Heska’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies
The Heska Board is soliciting your proxy in connection with the Special Meeting, and Heska will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement. Heska has retained Morrow Sodali as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. Heska estimates it will pay Morrow Sodali a fee of approximately $25,000, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Heska’s directors, officers and employees, without additional compensation.
Tabulation of Votes
Computershare Trust Company, N.A. will tabulate the votes at the Special Meeting.
Householding of Special Meeting Materials
Each registered Heska stockholder will receive one copy of this proxy statement per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Heska will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any Heska stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, at Heska’s principal executive offices, 3760 Rocky Mountain Avenue, Loveland, CO 80538, or contact Investor Relations by telephone at (800)-464-3752 or by email at InvestorRelations@Heska.com.
Questions
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, at Heska’s principal executive offices at 3760 Rocky Mountain Avenue, Loveland, CO 80538.
Assistance
If you need assistance voting or in completing your proxy card or have questions regarding the Special Meeting, please contact Heska’s proxy solicitation agent:
Morrow Sodali
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Stockholders Call (toll-free): (800)-662-5200
Banks and Brokers Call: (203) 658-9400
Email: HSKA@investor.morrowsodali.com

THE MERGER (PROPOSAL 1)
The discussion of the Merger and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully in its entirety.
Background of the Merger
Heska’s senior management and the Heska Board regularly review Heska’s performance, strategy, competitive position, opportunities and prospects in light of current business and economic environments and developments in the veterinary industry generally and the veterinary diagnostics industry more specifically and the opportunities and challenges facing participants in the industry. These reviews have included consideration by Heska’s senior management and the Heska Board of potential strategic alternatives, including acquisitions, business combinations and other strategic transactions.
From time to time, Heska’s senior officers have met with other industry participants, including Mars and certain other strategic companies, which include the strategic companies that we refer to as Party A and Party B, to discuss potential commercial and strategic transactions.
In mid-2021, representatives of Heska, including Kevin S. Wilson, the President and Chief Executive Officer of Heska, and Party A engaged in exploratory discussions regarding a potential transaction between Heska by Party A, including the likelihood that the parties would be able to obtain regulatory approvals required to complete any such transaction. No proposal was made by Party A.
On December 5, 2022, Mr. Wilson went to Boston, Massachusetts to meet with Party B to discuss commercial and strategic opportunities between Heska and Party B. During these discussions, representatives of Party B noted the rationale for a possible strategic transaction between Party B and Heska, but no proposal was made by Party B.
On December 29, 2022, Mr. Wilson met with a representative of a financial sponsor, which we refer to as Party C. During this meeting, Mr. Wilson and the representative of Party C discussed certain publicly available financial information regarding Heska, but no proposal was made by Party C.
Also in December 2022 and in January 2023, Mr. Wilson and other representatives of Heska’s senior management team held several discussions with representatives of Mars regarding possible commercial opportunities between Heska and Mars.
On January 16, 2023, Mr. Wilson attended the VMX Veterinary Meeting & Expo in Orlando, Florida, during which he met with representatives of Party A and separately received an initial introduction to certain members of the senior management team of Mars. At VMX Veterinary Meeting & Expo, Mr. Wilson discussed commercial opportunities and general market observations with the representatives of each of Party A and Mars. While Mr. Wilson and representatives of Party A did not directly discuss a possible strategic transaction, Mr. Wilson indicated that as a public company, Heska was always open to listen to any proposal regarding a transaction that was in the interest of Heska stockholders.
On January 23, 2023, Heska and Mars executed a commercial non-disclosure agreement for purposes of their ongoing commercial discussions (the “Commercial NDA”). Also on January 23, 2023, Mr. Wilson met with Loïc Moutault, Global President, Mars Petcare, and Nefertiti Greene, President of Mars Science & Diagnostics, in advance of the meeting scheduled between representatives of each of Heska and Mars the following day to preliminarily discuss commercial opportunities between Heska and Mars. While Mr. Wilson and representatives of Mars did not directly discuss a possible change of control transaction, Mr. Wilson indicated that as a public company, Heska was always open to listen to any proposal regarding a transaction that was in the interest of Heska stockholders.
On January 24, 2023, Mr. Wilson, Anthony Providenti, Executive Vice President, Corporate Development of Heska, and Steven M. Eyl, Executive Vice President, Chief Commercial Officer of Heska and President of Scil Animal Care, met with Ms. Greene, Margaret Ma, Director, Corporate Development of Mars, and Giambattista Martano, Chief Financial Officer of Mars Science & Diagnostics, in New York, New York to discuss potential commercial opportunities between the companies. At this meeting, the representatives of Mars discussed the strategic rationale for a potential business combination transaction between Mars and Heska. No proposal was made during this discussion but the representatives of Mars suggested organizing a follow-up discussion in the coming weeks.
On February 13, 2023, Catherine Grassman, Executive Vice President and Chief Financial Officer of Heska, had a telephone call with Mr. Martano and Ms. Ma during which the representatives of Heska responded to certain clarifying questions concerning Heska’s publicly available financial information. Following the call, Mr. Wilson transmitted to Ms. Greene and Ms. Ma materials containing certain financial information of Heska, subject to the Commercial NDA.
On February 20, 2023, Heska received a written proposal from Mars (referred to as the “February 20 Letter”) to acquire Heska in an all-cash transaction at a price of $112.50 per share (representing approximately $1.36 billion in equity value, on a fully diluted basis, as of the date of the February 20 Letter). The February 20 Letter noted that the proposed transaction would not be subject to a financing condition and would be funded through a combination of cash on hand and/or bank facilities accessible to Mars on short notice. Mars also indicated in the February 20 Letter its desire to move quickly toward a definitive agreement with Heska and requested a four week exclusivity period. Together with the February 20 Letter, Mars delivered an exclusivity agreement proposed to be entered into by Mars and Heska as well as a list of high priority due diligence items.
On February 21, 2023, the Heska Board and representatives of Heska’s senior management met for dinner in advance of the regularly scheduled Heska Board meeting the following day. At the dinner, Mr. Wilson shared with the Heska Board the terms of the February 20 Letter and the directors discussed the possibility of engaging in a change of control transaction with Mars.
On February 22, 2023, the Heska Board held a regular in-person meeting at which representatives of Heska’s senior management were present to discuss, among other things, the February 20 Letter. Also attending the meeting were representatives of Gibson, Dunn & Crutcher LLP, Heska’s outside legal counsel (referred to as “Gibson Dunn”). A representative of Gibson Dunn reviewed the directors’ fiduciary duties in the context of Mars’s outreach. The directors and representatives of each of Heska’s senior management and Gibson Dunn then discussed Mars’s historic acquisitions of public companies, its request for exclusivity, potential alternative buyers, and possible transaction terms should the Heska Board determine to move forward with a negotiation with Mars. After discussion, the Heska Board instructed management and Gibson Dunn to negotiate and enter into a confidentiality agreement including a customary standstill provision with Mars to enable further discussions with Mars. The Heska Board also directed management to engage financial advisors to assist the Heska Board in evaluating the financial terms of the February 20 Letter. The Heska Board and management discussed the importance of obtaining financial advice from investment banks that were sophisticated in the animal health sector and know Heska well, but also ensuring the independence of such advisors. In that regard, the Heska Board and management discussed potentially engaging Piper Sandler, who had done significant work with Heska in the past. The Heska Board considered the fact that two of Mr. Wilson’s sons were employed by Piper Sandler and agreed that that fact would not present a disqualifying conflict of interest but that it may be advisable to also engage a second financial advisor. Following the meeting, representatives of Heska senior management contacted representatives of certain investment banking firms, including each of BofA Securities and Piper Sandler, leading investment banks with long-standing relationships with Heska and significant experience in the animal health sector, to discuss their possible engagement in connection with a potential change of control transaction with Mars. Heska subsequently engaged each of BofA Securities and Piper Sandler to serve as co-financial advisors in connection with a potential change of control transaction.
On February 23, 2023, Mr. Wilson had a telephone call with Ms. Greene during which Mr. Wilson and Ms. Greene discussed the strategic rationale for a possible change of control transaction. Mr. Wilson stated that representatives of Gibson Dunn would contact representatives of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Mars (referred to as “Skadden”), to negotiate the terms of a confidentiality agreement, but noted that Heska would not be able to substantively respond to the February 20 Letter until the Heska Board had first had the opportunity to discuss with its financial advisors.
On February 25, 2023, Mr. Providenti had a telephone call with Ms. Ma to further discuss the appointment of Heska’s advisors and Heska’s proposed timeline for a substantive response to the February 20 Letter.

On February 27, 2023, representatives of Piper Sandler delivered to Heska senior management a letter regarding Piper Sandler’s material investment banking relationships with Heska and Mars for the period from January 1, 2020 to February 27, 2023, which letter disclosed no material investment banking relationships with Mars and disclosed the fact that two of Mr. Wilson’s sons were employed by Piper Sandler but would not serve on the deal team for the proposed transaction with Mars. Representatives of Heska senior management subsequently relayed the contents of such letter to the Heska Board.
On February 28, 2023, Heska and Mars executed a confidentiality agreement that contained a customary standstill provision and Mr. Providenti had a telephone call with Ms. Ma to discuss transaction process matters.
On March 2, 2023, representatives of BofA Securities delivered to Heska senior management a letter regarding BofA Securities’ material investment banking relationships with Heska and Mars for the period from February 1, 2021 to January 31, 2023. Representatives of Heska senior management subsequently relayed the contents of such letter to the Heska Board.
On March 3, 2023, the Heska Board held a special virtual meeting at which representatives of each of Heska’s senior management, BofA Securities, Piper Sandler and Gibson Dunn were present. Heska’s senior management team reviewed with the Heska Board the five-year forecasts for Heska prepared by Heska management, and the Heska Board unanimously approved such forecasts, including for use by BofA Securities and Piper Sandler for purposes of performing their respective financial analyses. Please see the section entitled “The Merger —Certain Unaudited Forecasted Financial Information” beginning on page 39 for such forecasts. Representatives of each of BofA and Piper Sandler then reviewed their respective preliminary financial analysis of Heska based on publicly available information and certain strategic alternatives available to Heska, including a sale to other possible counterparties. Representatives of each of BofA Securities and Piper Sandler also reviewed certain other potential counterparties that might be interested in a strategic transaction with Heska. The directors discussed whether to affirmatively reach out to other possible counterparties regarding a potential strategic transaction but considered that it was unlikely that another party would make an offer as attractive as the February 20 Letter, noting that none of Party A, Party B or Party C (which parties included the strategic companies the Heska Board believed would be most likely to be interested in a strategic transaction with Heska) had engaged in discussions regarding a potential change of control transaction following their respective meetings with Mr. Wilson. The directors and representatives of each of senior management, BofA Securities, Piper Sandler and Gibson Dunn discussed the February 20 Letter and Mars’s request for exclusivity, and the Heska Board and Mr. Wilson discussed seeking a price in the range of $115 to $125 per share in cash. The Heska Board directed Mr. Wilson to relay to Mars that the price in the February 20 Letter was not sufficient and also suggested that Mr. Wilson indicate that the Heska Board may be willing to grant Mars’s request for exclusivity in exchange for a “go shop” in the definitive transaction agreement.
On March 4, 2023, Mr. Wilson and Mr. Providenti had a video conference with Ms. Greene and Ms. Ma during which they relayed that the price in the February 20 Letter was not sufficient but that the Heska Board may be open to a revised offer in the $122.50 to $125 range. Mr. Wilson also stated that the Heska Board may be willing to enter into an exclusivity agreement with Mars only if Heska was entitled to a “go shop” in the definitive transaction agreement but that Heska would not otherwise agree to exclusivity. Ms. Greene indicated that Mars would consider the Heska Board’s counteroffer and revert to Heska.
On March 6, 2023, Mr. Wilson and Mr. Providenti had a video conference with Ms. Ma and Ms. Greene to further discuss the Heska Board’s counteroffer and Mars’s request for exclusivity. Later on March 6, 2023, Mars submitted to Heska a revised written proposal (referred to as the “March 6 Letter”) to acquire Heska in an all-cash transaction at a price of $120.00 per share (representing approximately $1.48 billion in equity value, on a fully diluted basis, as of the date of the March 6 Letter) on terms otherwise substantially the same as the February 20 Letter. Together with the March 6 Letter, Mars delivered a list of key due diligence topics and an exclusivity agreement proposed to be entered into by Mars and Heska (which were identical to those delivered with the February 20 Letter).
On March 7, 2023, representatives of Gibson Dunn had a telephone call with representatives of Skadden to clarify Mars’s request for exclusivity and reiterated Mr. Wilson’s earlier comment that Heska would only be willing to agree to exclusivity in exchange for a “go shop” in the definitive transaction agreement.
Later on March 7, 2023, the Heska Board held a special virtual meeting at which representatives of each of Heska’s senior management, BofA Securities, Piper Sandler and Gibson Dunn were present to discuss the

March 6 Letter. Representatives of each of BofA Securities and Piper Sandler reviewed the financial terms of the March 6 Letter, and the Heska Board and senior management noted that Mars had presented a strong offer. The Heska Board thereafter authorized Heska senior management to move forward with the negotiation of a potential change of control transaction with Mars on the basis of the March 6 Letter, including commencement of due diligence and negotiation of definitive transaction documents. Heska and Mars did not enter into any exclusivity arrangements that would have restricted Heska’s ability to pursue alternative strategies or transactions.
Later on March 8, 2023, Skadden delivered to Gibson Dunn the initial draft of the Merger Agreement for the proposed transaction. The draft Merger Agreement contemplated, among other things, (i) a non-solicitation provision applicable to Heska that would allow the Heska Board, under certain circumstances, to change its recommendation in the event of a superior proposal or intervening event; (ii) a provision requiring the parties to the Merger Agreement to use reasonable best efforts to obtain all required regulatory approvals, subject to certain limitations, but no reverse termination fee or other remedy in the event the transaction did not close due to a failure to obtain regulatory approval; (iii) a termination fee (with the amount left blank) payable by Heska under certain circumstances; and (iv) a reference to voting agreements pursuant to which certain directors and/or members of management would be required to vote their shares of Common Stock in favor of the Merger.
On March 9, 2023, Heska provided Mars and its advisors with access to an electronic due diligence data room. On March 10, 2023, Heska and Mars executed a “clean team” addendum to the confidentiality agreement. Later that day, Heska provided Mars and its advisors with access to a “clean team” due diligence data room. Thereafter, Mars and its advisors conducted financial, accounting, tax, operational, legal and regulatory due diligence through late-March 2023, including through several virtual and in person management meetings, site visits and due diligence calls.
On March 13, 2023, representatives of each of Heska’s senior management, Mars, BofA Securities, Piper Sandler, Gibson Dunn, Lazard Frères & Co., financial advisor to Mars (referred to as “Lazard”), Ernst & Young, financial due diligence advisor to Mars, and Skadden met in New York, New York for a management presentation during which Heska’s management shared a presentation regarding Heska’s business, including a subset of the Forecasted Financial Information.
On March 15, 2023, representatives of Gibson Dunn sent a revised draft of the Merger Agreement to Skadden. Among other things, the revised draft of the Merger Agreement (i) heightened the regulatory-efforts standard, (ii) proposed an outside date of up to 18 months and (iii) included a remedies construct under which Acquiror would be required to both pay a reverse termination fee and enter into a commercial arrangement with Heska if the Merger Agreement was terminated due to failure to obtain regulatory approvals. Later on March 15, 2023, representatives of Skadden sent an initial draft of a voting agreement to be executed by certain directors and members of management. Over the next several days, representatives of each of Skadden and Gibson Dunn negotiated and exchanged markups of such voting agreement.
On March 22, 2023, the board of directors of Mars reviewed the terms of the Merger Agreement and the transactions contemplated thereby and unanimously approved the Merger Agreement and the transactions contemplated thereby.
On March 24, 2023, the Heska Board held a special virtual meeting at which representatives of each of Heska’s senior management, BofA Securities, Piper Sandler and Gibson Dunn were present. The Heska Board received an update regarding Mars’s due diligence investigation of Heska. Representatives of each of BofA Securities and Piper Sandler reviewed with the Heska Board their respective preliminary financial analyses with respect to Heska and the Merger Consideration. Representatives of Gibson Dunn reminded the Heska Board of its fiduciary duties in connection with the potential change of control transaction with Mars and provided the Heska Board with a summary of the draft Merger Agreement and certain open points for negotiation therein, including, among other things, (i) the regulatory construct, including the obligations on Acquiror to seek regulatory approvals and the limitations on such obligations; (ii) the remedies for a failure to obtain regulatory approvals; and (iii) the potential size of the termination fee payable by Heska under certain circumstances.
From the period beginning on March 24, 2023 through March 29, 2023, representatives of each of Skadden and Gibson Dunn exchanged revised drafts of the Merger Agreement. The revised drafts did not address the size of the termination fees or the regulatory construct. Late on March 29, 2023, Skadden sent a revised draft of the Merger Agreement to Gibson Dunn that, among other things, (i) provided that no divestiture of any of Mars’s assets or assets of Heska generating more than $30 million in revenue for fiscal year 2022 would be required to obtain regulatory approvals; (ii) included a termination fee payable by Heska of 3.75% of Heska’s equity value under certain customary circumstances; and (iii) removed Acquiror’s obligation to pay a reverse termination fee and enter into a commercial arrangement with Heska if the Merger Agreement was terminated due to failure to obtain regulatory approvals.
On March 30, 2023, Gibson Dunn sent a revised draft of the Merger Agreement to Skadden that, among other things (i) provided that no divestiture of Heska generating more than $30 million in revenues in the United States for fiscal year 2022 would be required to obtain regulatory approvals; (ii) provided for a termination fee payable by Heska of $30 million; and (iii) reinstated the remedies construct under which Acquiror would be required to both pay a reverse termination fee of $100 million and enter into a commercial arrangement with Heska if the Merger Agreement was terminated due to failure to obtain regulatory approvals. Together with the draft Merger Agreement, representatives of Gibson Dunn sent to representatives of Skadden a draft term sheet for the proposed commercial arrangement. Following transmission of the draft Merger Agreement to Skadden, Mr. Providenti had a telephone call with Ms. Ma during which he stated that Heska was requesting the proposed reverse termination fee and commercial arrangement remedy in connection with a failure to obtain required regulatory approvals and that, if this remedy was rejected, the Heska Board would require greater per share cash consideration in exchange for bearing greater regulatory risk. Ms. Ma rejected Mr. Providenti’s request to increase the per share cash consideration.
Later on March 30, 2023, Skadden sent a revised draft of the Merger Agreement to representatives of Gibson Dunn that provided, among other things, (i) that no divestiture of assets of Heska generating more than unspecified amounts in revenues in each of the North American segment and in all other jurisdictions for fiscal year 2022 would be required to obtain regulatory approvals; (ii) for a termination fee of $45 million payable by the Company under certain circumstances; and (iii) for a reverse termination fee of $60 million payable by Acquiror if the Merger Agreement was terminated due to failure to obtain regulatory approvals but that removed the proposed commercial arrangement remedy.
On March 31, 2023, the Heska Board held a special virtual meeting at which representatives of each of Heska’s senior management, BofA Securities, Piper Sandler and Gibson Dunn were present. Representatives of each of BofA Securities and Piper Sandler reviewed with the Heska Board their respective financial analyses with respect to Heska and the Merger Consideration. Representatives of Gibson Dunn provided the Heska Board with a summary of the latest draft Merger Agreement, including, among other things, (i) the latest regulatory construct, including the obligations on Acquiror to seek regulatory approvals and the limitations on such obligations; (ii) the $60 million reverse termination fee payable by Acquiror due to a failure to obtain regulatory approvals; and (iii) the $45 million termination fee payable by Heska under certain circumstances.
Throughout the day on March 31, 2023, representatives of each of Gibson Dunn and Skadden continued to exchange drafts of and finalize the Merger Agreement, the disclosure schedules to the Merger Agreement, the voting agreements to be executed by Mr. Wilson and Dr. Sveen, a director on the Heska Board, and an amendment to a purchase agreement previously executed by Heska and its subsidiary in connection with a previous acquisition providing that, in the event the Merger is consummated, one of the earn-outs payable thereunder would be settled for an accelerated cash payment at Closing and the other two earn-outs payable thereunder would be paid in cash in lieu of Common Stock provided that the applicable earn-out targets were achieved in the future (the “Earnout Amendment”).
Later in the day on March 31, 2023, the Heska Board reconvened the special virtual meeting. Also joining the meeting were representatives of each of Heska’s senior management, BofA Securities, Piper Sandler and Gibson Dunn. Representatives of each of BofA Securities and Piper Sandler reviewed their respective financial analyses with respect to the Merger Consideration that were presented at the earlier meeting and rendered their respective oral opinions, subsequently confirmed by the delivery of written opinions, each dated March 31, 2023, that, as of the date of such opinions, and based on and subject to the various assumptions and limitations described in their respective opinions, the Merger Consideration to be received by the holders of Common Stock (other than shares held in the treasury of Heska, shares held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska immediately prior to the Effective Time, or shares of Restricted Stock or shares held by a holder that perfects its appraisal rights under the DGCL) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Please see the section entitled “The Merger — Opinions of Financial Advisors to Heska” beginning on page 41 for descriptions of each of BofA Securities’ and Piper Sandler’s respective opinions and financial analyses. Representatives of Gibson Dunn provided the

Heska Board with a summary of the draft Merger Agreement, including, among other things, the resolution of Acquiror’s regulatory efforts obligations with the definition of Burdensome Condition (as defined below in the section titled “The Merger Agreement—Other Covenants and Agreements—Efforts to Complete the Merger; Regulatory Approvals”). Thereafter, the Heska Board unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Heska and Heska’s stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that Heska’s stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. For a description of the various factors considered by the Heska Board, see the section entitled “The Merger—Recommendation of the Heska Board.”
Thereafter, on March 31, 2023, Heska, Mars, Acquiror and Merger Sub signed the Merger Agreement, Acquiror, Mr. Wilson, Dr. Sveen and certain stockholders related to Mr. Wilson and Dr. Sveen executed the Voting Agreements and Heska and the other parties thereto signed the Earnout Amendment. Prior to the opening of trading on NASDAQ on April 3, 2023, Heska and Mars issued a joint press release announcing the transactions contemplated by the Merger Agreement. Later on the same day, Heska filed a Current Reports on Form 8-K with the SEC disclosing, among other things, (i) the execution of the Merger Agreement and the Earnout Amendment and filing the joint press release as an exhibit and (ii) summarizing the material terms of the Merger Agreement, Earnout Amendment and Voting Agreements and filing the Merger Agreement, Earnout Amendment and form of Voting Agreement as exhibits.
Recommendation of Heska Board and Its Reasons for the Merger
In considering the recommendation of the Heska Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Heska Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by the Heska stockholders. See the section entitled “The Merger — Interests of Heska’s Directors and Officers in the Merger” beginning on page 57.
By unanimous vote, the Heska Board, at a special meeting held on March 31, 2023 and after careful considerations at this and prior Heska Board meetings, among other things:
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determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the Heska stockholders;

•	approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and
•	resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal.
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Heska Board consulted with Heska’s senior management, outside legal counsel and financial advisors. The Heska Board determined that entering into the Merger Agreement with Mars was advisable, fair to and in the best interests of Heska and its stockholders. In arriving at this determination and in recommending that Heska stockholders vote their shares of Common Stock in favor of adoption of the Merger Agreement, the Heska Board considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Heska Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:
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The fact that the all-cash Merger Consideration will provide Heska stockholders with immediate value, in cash, for their shares of Common Stock, while avoiding the long-term business risk of retaining their shares of Common Stock, and while also providing such stockholders with certainty of value for their shares of Common Stock.

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The Merger Consideration payable pursuant to the Merger Agreement represented a premium of approximately 38% to Heska’s 60-day volume weighted average price on March 31, 2023, the last trading day prior to the public announcement by Heska and Mars of the Merger Agreement, and a premium of approximately 23% to the closing price on March 31, 2023.

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The benefits that Heska was able to obtain during its negotiations with Mars, including an increase in Mars’s offer price per share from the beginning of the process to the end of the negotiations. The Heska Board believed that the Merger Consideration reflected in the Merger Agreement represented Mars’s best and final offer, and that there was no assurance that a more favorable opportunity to sell Heska would arise later or through any alternative transaction.

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The Heska Board’s understanding of the business, operations, financial condition, earnings and prospects of Heska, including Heska’s prospects as an independent publicly traded entity and its standalone operating plan.

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The timing of the Merger and the risk that if Heska did not accept Mars’s offer, it may not have another opportunity to do so or to pursue an opportunity offering at least as much value to Mars’s stockholders.

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The oral opinions of each of BofA Securities and Piper Sandler, which were subsequently confirmed by the delivery of written opinions, dated March 31, 2023, to the effect that, as of such date, and based on and subject to various assumptions and limitations described in their respective opinions, the Merger Consideration to be received by the holders of Common Stock (other than holders of shares of Restricted Stock, shares owned (or held in treasury) by Heska, shares owned by any of Heska’s wholly-owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) or shares for which a holder properly perfects its appraisal rights under the DGCL) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the heading “The Merger — Opinions of Financial Advisors to Heska.”

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The Heska Board considered the terms of the Merger Agreement related to Heska’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the Heska Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with its fiduciary duties. In this regard, the Heska Board considered that:

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subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the requisite Heska stockholders, the Heska Board may change its recommendation to Heska stockholders with respect to the adoption of the Merger Agreement if, among other things, it determines that such proposal constitutes a Company Superior Proposal; and

•
while the Merger Agreement contains the Termination Fee that Heska would be required to pay to Acquiror in certain circumstances, the Heska Board believed that the Termination Fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which Heska would be required to pay the Termination Fee, please see the section entitled “The Merger Agreement — Termination Fee” beginning on page 82.

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The Heska Board’s belief that the Merger Agreement offered reasonable assurances as to the likelihood of consummation of the Merger, including the likelihood that the Merger will receive all necessary regulatory approvals without unacceptable conditions and that all conditions to consummation of the Merger will be satisfied. To that end, the Heska Board further considered the potential length of the regulatory approvals process and that the Merger Agreement provides that, subject to certain exceptions, it may not be terminated until April 1, 2024, which may be extended for two additional three-month periods to September 30, 2024 under specified circumstances, together with the fact that Heska would be entitled to receive the Reverse Termination Fee if the necessary regulatory approvals have not been obtained by such date and the Merger Agreement is terminated. The Heska Board also considered the absence of a financing condition in the Merger Agreement and the fact that Mars was guaranteeing Acquiror’s obligations under the Merger Agreement.
•	The fact that the Merger will be subject to the approval of Heska stockholders.
•	The fact that the Merger does not require the approval of Mars’s stockholders, with the attendant risks associated with such a vote.
•	The support of the Merger by the Wilson Stockholders and the Sveen Stockholders, as evidenced by their execution of the Voting Agreements.
•	The fact that Heska stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures would be entitled to seek appraisal under Delaware law.
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The fact that the Heska Board reviewed, in consultation with Heska’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Heska Board also reviewed and considered the limited number and nature of the conditions to the completion of the Merger, including customary regulatory approvals.

The Heska Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):
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The fact that Heska stockholders will not participate in any future earnings or growth of Heska and will not benefit from any appreciation in value of Heska, including any appreciation in value that could be realized as a result of improvements to Heska’s operations.

•	The diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the Merger.
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The fact that, while Heska had discussions with certain other potentially interested third party acquirors, neither Heska nor its financial advisors publicly solicited proposals from potential acquirers or conducted a full market check immediately prior to signing the Merger Agreement as a means of determining whether there were other parties interested in acquiring, or entering into another strategic transaction with, Heska.

•
The potential negative effect of the pendency of the transaction on Heska’s business, including its relationships with employees, customers and suppliers, and the restrictions on the conduct of Heska’s business prior to completion of the Merger.

•
The risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be unduly delayed, even if the requisite approval is obtained from Heska stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied (including the possibility that applicable regulatory approvals may not be obtained), and the potential resulting disruptions to Heska’s business.

•
The fact that certain regulatory approvals are required to complete the Merger, and the risk that governmental authorities may seek to impose unfavorable terms or conditions on the required regulatory approvals or that those regulatory approvals may not be obtained at all.

•
The fact that, subject to certain limited exceptions, during the term of the Merger Agreement, Heska is prohibited from soliciting any inquiry or proposal with respect to a competing proposal for Heska.

•
The possibility that the Termination Fee payable by Heska upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing acquisition proposal to acquire Heska.

•	The fact that the parties have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

•
The fact that Heska’s directors and officers have interests in the Merger that may be different from, or in addition to, those of Heska’s stockholders generally, as detailed in the section entitled “The Merger — Interests of Heska’s Directors and Officers in the Merger” beginning on page 57.

•
The restrictions on the conduct of Heska’s business during the period between the execution of the Merger Agreement and the consummation of the Merger, as described in the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 71.

•
The fact that the consideration received by Heska’s U.S. stockholders in the Merger will generally be taxable for U.S. federal income tax purposes as more fully described in the section entitled “The Merger — U.S. Federal Income Tax Considerations” beginning on page 62.

•
The risks described under the section entitled “Risk Factors” in Heska’s most recent filing on Form 10-K, and the matters described under the section entitled “Cautionary Statement Regarding Forward-Looking Information,” beginning on page 22.

The Heska Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the Merger to Heska stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the Merger.
The foregoing discussion of factors considered by the Heska Board is not intended to be exhaustive, but is meant to include material factors considered by the Heska Board. The Heska Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Heska Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Heska Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Heska Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Heska Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Heska Board based its recommendation on the totality of the information available to it, including discussions with Heska’s senior management and outside legal and financial advisors. It should be noted that this explanation of the reasoning of the Heska Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 22. Accordingly, the Heska Board unanimously recommends that Heska stockholders vote “FOR” the Merger Proposal.
Certain Unaudited Forecasted Financial Information
Heska does not, as a matter of course, make public long-term forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with the process leading to the execution of the Merger Agreement, Heska management prepared certain unaudited projections of future financial and operating performance of Heska for the years 2023 through 2027, which we refer to as the “Forecasted Financial Information.” The Forecasted Financial Information was provided by Heska management to the Heska Board and Heska’s financial advisors for their use and reliance in connection with their respective financial analyses and opinions (see the section entitled “The Merger — Opinions of Financial Advisors to Heska” beginning on page 41).
The inclusion of this Forecasted Financial Information should not be regarded as an indication that any of Heska, its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Heska’s management. Further, given that the Forecasted Financial Information covers multiple years, by its nature, it becomes subject to greater uncertainty with each successive year beyond its preparation. The Forecasted Financial Information is subject to various risks, including, among others, the effect of future regulatory or legislative actions on Heska or the industries in which it operates, the potential impact of the announcement or consummation of the Merger on relationships with customers, vendors, competitors, management and other employees, risks relating to Heska’s indebtedness, changes in the general economic environment, or social or political conditions that could affect Heska’s businesses, potential liability resulting from pending or future litigation, and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Information,” and “Where You Can Find More Information.”
The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, personal judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Heska nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Heska cannot give assurance that, had the Forecasted Financial Information that was prepared by it been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Merger on Heska, the effect on Heska of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Forecasted Financial Information does not take into account the effect on Heska of any possible failure of the Merger to occur. Neither Heska nor any of its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Heska stockholder or other person regarding Heska’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Heska, its affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Heska, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this proxy statement in order to influence the decision of any Heska stockholder or to induce any stockholder to vote in favor of any of the proposals at the Special Meeting.
The Forecasted Financial Information was not prepared with a view toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasted Financial Information included in this proxy statement has been prepared at the direction of, and is the responsibility of, management of Heska. Grant Thornton LLP has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasted Financial Information and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP report contained in Heska’s Annual Report on Form 10-K for the year ended December 31, 2022 relates to historical financial information of Heska, and such report does not extend to the Forecasted Financial Information and should not be read to do so.
The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA, EBIT, Tax-Effected EBIT and Unlevered Free Cash Flow. Please see the tables below for a description of how Heska defines these non-GAAP financial measures. Heska believes that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Heska may not be comparable to similarly titled measures used by other companies.
In light of the foregoing, and considering that the Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Heska stockholders are cautioned not to place undue reliance on such information, and Heska cautions you that the Forecasted Financial Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Heska contained in its public filings with the SEC. See the section entitled “Where You Can Find More Information.”
The following table reflects selected metrics reflected in the Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger:
(in millions of US dollars)	Fiscal Year Ending December 31,
	2023E	2024E	2025E	2026E	2027E
Revenue	$283	$327	$372	$398	$428
Adjusted EBITDA(1)	$29	$44	$68	$80	$93
EBIT(2)	$9	$23	$46	$57	$68
Tax-Effected EBIT(3)	$5	$17	$34	$43	$51
Unlevered Free Cash Flow(4)	$(25)	$7	$29	$45	$55
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization expense and is unburdened by acquisition-related and other non-recurring/extraordinary costs as well as stock-based compensation. Adjusted EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

(2)
EBIT is defined as Adjusted EBITDA, burdened for (i) tax-deductible depreciation and amortization, and (ii) stock-based compensation. EBIT is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)	Tax-Effected EBIT is defined as EBIT less tax expenses. Tax-Effected EBIT is a financial measure that is not defined under or calculated in accordance with GAAP.
(4)
Unlevered Free Cash Flow is calculated as Tax-Effected EBIT plus tax-deductible depreciation and amortization, less capital expenditure costs and less changes in net working capital. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Except as required by applicable securities laws, Heska does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error or are no longer appropriate or to reflect changes in general economic or industry conditions.
Opinions of Financial Advisors to Heska
The Company engaged each of BofA Securities and Piper Sandler to act as its financial advisors in connection with the Merger.
Opinion of BofA Securities, Inc.
Heska has retained BofA Securities to act as Heska’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Heska selected BofA Securities to act as Heska’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Heska and its business.
On March 31, 2023, at a meeting of the Heska Board held to evaluate the Merger, BofA Securities delivered to the Heska Board an oral opinion, which was confirmed by delivery of a written opinion dated March 31, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Common Stock (other than holders of (a) shares of Restricted Stock, (b) shares owned (or held in treasury) by Heska, (c) shares owned by any of Heska’s wholly-owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) or (d) shares for which a holder properly perfects its appraisal rights under the DGCL) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Heska Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Heska Board for the benefit and use of the Heska Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’s opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Heska or in which Heska might engage or as to the underlying business decision of Heska to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any related matter.
In connection with rendering its opinion, BofA Securities:
•	reviewed certain publicly available business and financial information relating to Heska;
•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Heska furnished to or discussed with BofA Securities by the management of Heska, including certain financial forecasts relating to Heska prepared by the management of Heska (referred to in this proxy statement as the “Forecasted Financial Information” and summarized in the section entitled “The Merger—Certain Unaudited Forecasted Financial Information”);

•	discussed the past and current business, operations, financial condition and prospects of Heska with members of senior management of Heska;
•	reviewed the trading history for Heska Common Stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
•	compared certain financial and stock market information of Heska with similar information of other companies BofA Securities deemed relevant;
•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
•	reviewed a draft dated March 31, 2023 of the Merger Agreement; and
•	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Heska that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Forecasted Financial Information, BofA Securities was advised by Heska, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Heska as to the future financial performance of Heska. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Heska or any other entity, nor did it make any physical inspection of the properties or assets of Heska or any other entity. BofA Securities did not evaluate the solvency or fair value of Heska, Acquiror, Mars or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Heska, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Heska or any other entity or the contemplated benefits of the Merger.
BofA Securities expressed no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Heska or any alternative transaction. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Common Stock (other than holders of (a) shares of Restricted Stock, (b) shares owned (or held in treasury) by Heska, (c) shares owned by any of Heska’s wholly-owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) or (d) shares for which a holder properly perfects its appraisal rights under the DGCL) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Heska or in which Heska might engage or as to the underlying business decision of Heska to proceed with or effect the Merger. In addition, BofA Securities expressed no view or opinion with respect to, and relied, with the consent of Heska, upon the assessments of Heska and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Heska or any other entity and the Merger (including the contemplated benefits thereof) as to which BofA Securities understood that Heska obtained such advice as it deemed necessary from qualified professionals. BofA Securities further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter. Except as described above, Heska imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Heska, Acquiror, Mars or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a brief summary of the material financial analyses presented by BofA Securities to the Heska Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Heska Financial Analyses
Selected Publicly Traded Companies Analysis.
BofA Securities reviewed publicly available financial and stock market information for Heska and the following eight publicly traded companies in the animal health industry sectors shown below:
Animal Health Diagnostics / Genetics Companies
•	IDEXX Laboratories, Inc.
•	Genus plc
Animal Health Pharma Companies
•	Dechra Pharmaceuticals PLC
•	Elanco Animal Health Incorporated
•	Phibro Animal Health Corporation
•	Vetoquinol SA
•	Virbac Group
•	Zoetis, Inc.

BofA Securities reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on March 30, 2023 plus debt and non-controlling interest (as applicable) less cash, as a multiple of calendar year 2023 and calendar year 2024 estimated revenue (referred to in this section as “EV / 2023E Revenue” and “EV / 2024E Revenue”, respectively). BofA Securities also reviewed enterprise values of the selected publicly traded companies as a multiple of calendar year 2023 and calendar year 2024 Non-GAAP adjusted estimated earnings before interest, taxes, depreciations and amortization (referred to as “Adjusted EBITDA”) (referred to in this section as “EV / 2023E Adjusted EBITDA” and “EV / 2024E Adjusted EBITDA”, respectively). Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, adjusted to be unburdened for stock-based compensation, as applicable, and estimated financial data of Heska were based on Forecasted Financial Information.
The overall low to high EV / 2023E Revenue multiples observed for the selected companies were (i) 2.88x to 11.68x for the animal health diagnosis / genetics companies (with a median of 7.28x) and (ii) 1.01x to 9.35x for the animal health pharma companies (with a median of 2.11x). The overall low to high EV / 2024E Revenue multiples observed for the selected companies were (i) 2.70x to 10.61 for the animal health diagnosis / genetics companies (with a median of 6.66x) and (ii) 0.97x to 8.67x for the animal health pharma companies (with a median of 2.03x). BofA Securities noted that the EV / 2023E Revenue multiple observed for Heska was 3.74x and that the EV / 2024E Revenue multiple observed for Heska was 3.24x, in each case, based on the Forecasted Financial Information.
BofA Securities then applied a selected range of EV / 2023E Revenue and EV / 2024E Revenue multiples derived from the selected companies of 2.15x to 5.00x and 2.05x to 4.50x, respectively, to Heska’s 2023E and 2024E, respectively, estimated revenue, as set forth in the Forecasted Financial Information.
The overall low to high EV / 2023E Adjusted EBITDA multiples observed for the selected companies were (i) 17.2x to 33.8x for the animal health diagnosis / genetics companies (with a median of 25.5x) and (ii) 8.5x to 21.4x for the animal health pharma companies (with a median of 10.4x). The overall low to high EV / 2024E Adjusted EBITDA multiples observed for the selected companies were (i) 15.2x to 30.4x for the animal health diagnosis / genetics companies (with a median of 22.8x) and (ii) 7.7x to 19.5x for the animal health pharma companies (with a median of 9.5x). BofA Securities noted that the EV / 2023E Adjusted EBITDA multiple observed for Heska was 37.1x and that the EV / 2024E Adjusted EBITDA multiple observed for Heska was 24.0x, in each case, based on the Forecasted Financial Information.
BofA Securities then applied a selected range of EV / 2023E Adjusted EBITDA and EV / 2024E Adjusted EBITDA multiples derived from the selected companies of 21.5x to 39.0x and 19.5x to 31.0x, respectively, to Heska’s 2023E and 2024E, respectively, estimated Adjusted EBITDA, as set forth in the Forecasted Financial Information.
This analysis indicated the following approximate implied per share equity value reference ranges for Heska, rounded to the nearest $0.05 per share, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Ranges for Heska				Merger Consideration
2023E Revenue	2024E Revenue	2023E Adjusted EBITDA	2024E Adjusted EBITDA
$58.80 - $126.00	$64.25 - $130.40	$59.15- $101.60	$80.90 - $122.05	$120.00
No company used in this analysis is identical or directly comparable to Heska. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Heska was compared.

Selected Precedent Transactions Analysis.
BofA Securities reviewed, to the extent publicly available, financial information relating to the following 16 selected transactions involving companies in the animal health industry:
Announcement Date	Acquiror	Target
• May 25, 2022
• August 16, 2021

• June 22, 2021

• February 4, 2020
• August 20, 2019

• February 25, 2019
• December 14, 2018
• June 11, 2018
• May 16, 2018
• April 23, 2018
• January 9, 2017
• October 5, 2016

• December 15, 2015

• November 2, 2015
• May 4, 2015

• January 12, 2015

• Clayton, Dubilier & Rice / TPG
• JAB Holding Company (National Veterinary Associates)
• JAB Holding Company (National Veterinary Associates)
• MBO & New Investors
• Elanco Animal Health Incorporated
• JAB Holding Company
• Merck & Co., Inc.
• Mars Petcare
• Zoetis Inc.
• Covetrus, Inc.
• Mars Petcare
• Elanco Animal Health Incorporated
• Boehringer Ingelhim Vetmedica, Inc.
• Zoetis Inc.
• Patterson Companies, Inc.

• AmerisourceBergen

• Covetrus, Inc.
• Ethos Veterinary Health

• SAGE Veterinary Centers

• Ceva Santé Animale
• Bayer Animal Health

• Compassion-First Pet Hospitals
• Antelliq Corporation
• AniCura
• Abaxis Inc.
• Henry Schein Animal Health
• VCA Inc.
• Boehringer Ingelheim Vetmedica, Inc. Vaccines
• Merial

• PHARMAQ
• Animal Health International, Inc.
• MWI Veterinary Supply, Inc.

BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as multiples of the target company’s latest 12 months (“LTM”) Adjusted EBITDA and as multiples of estimates of the target company’s next fiscal year (“FY+1”) Adjusted EBITDA, in each case, as of the applicable announcement dates of the selected transactions (referred to in this section as “EV / LTM Adjusted EBITDA” and “EV / FY+1 Adjusted EBITDA”, respectively). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Heska were based on Forecasted Financial Information. The overall low to high EV / LTM Adjusted EBITDA multiples observed for the selected transactions were 16.0x to 30.0x (with a mean of 19.1x and a median of 17.9x). The overall low to high EV / FY+1 Adjusted EBITDA multiples observed for the selected transactions were 11.5x to 21.6x (with a mean of 15.6x and a median of 15.1x). BofA Securities then applied a selected range of EV / LTM Adjusted EBITDA multiples derived from the selected transactions of 18.0x to 30.0x to the 2022A Adjusted EBITDA of Heska, as reflected in Heska’s public filings, and applied a selected range of EV / FY+1 Adjusted EBITDA multiples derived from the selected transactions of 15.0x to 22.0x to the 2024E estimated Adjusted EBITDA of Heska, as provided by Heska management and as reflected in Forecasted Financial Information. This analysis indicated the following approximate implied per share equity value reference ranges for Heska, rounded to the nearest $0.05 per share, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Ranges for Heska		Merger Consideration
LTM Adjusted EBITDA	FY+1 Adjusted EBITDA
$47.95 - $77.05	$63.45 - $90.25	$120.00
No company, business or transaction used in this analysis is identical or directly comparable to Heska or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Heska and the Merger were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of Heska to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Heska was forecasted to generate during Heska’s fiscal years 2023 through 2027 based on the Forecasted Financial Information. BofA Securities calculated terminal values for Heska by applying a range of perpetuity growth rates of 3.5% to 4.5%, based on input from Heska management, to Heska’s fiscal year ending December 31, 2027 estimated unlevered, after-tax free cash flows. The cash flows and terminal values were then discounted to present value as of December 31, 2022 using discount rates ranging from 8.0% to 10.0%, which were based on an estimate of Heska’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for Heska, rounded to the nearest $0.05 per share, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Range for Heska	Merger Consideration
$61.10 - $110.55	$120.00
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
historical trading prices and trading volumes of Common Stock, which indicated low and high closing prices for Common Stock during the 52-week period ended March 30, 2023 of approximately $60.21 per share and $147.57 per share, respectively;

•
stock price targets for Heska as reflected in selected publicly available Wall Street research analysts’ reports, which indicated low and high stock price targets of $58.00 per share and $150.00 per share, respectively, on an undiscounted basis and approximately $53.21 per share and $137.61 per share, respectively, on a present value basis; and

•
premia paid in U.S. public company all-cash mergers and acquisitions transactions across all industries with transaction values of over $1 billion announced between January 1, 2013 and December 31, 2022 measured in relation to each target company’s closing share price on the day prior to the announcement of the applicable transaction (or on the day prior to the unaffected date prior to the announcement of the transaction, when applicable), which based on application of a premia reference range of 22% – 52% to the closing price of Common Stock on March 30, 2023 of $97.35, indicated an implied per share equity value reference range for Heska ranging from $118.77 to $147.97.

Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Heska Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Heska. The estimates of the future performance of Heska in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Heska

Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Heska.
The type and amount of consideration payable in the Merger was determined through negotiations between Heska and Mars, rather than by any financial advisor, and was approved by the Heska Board. The decision to enter into the Merger Agreement was solely that of the Heska Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Heska Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Heska Board or management with respect to the Merger or the Merger Consideration.
Heska has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $9 million, $2 million of which was payable upon the delivery of its opinion and the remaining portion of which is contingent upon the consummation of the Merger. Heska also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Heska, Mars and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Heska and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain treasury management products and services to Heska and/or certain of its affiliates. From March 1, 2021 through February 28, 2023, BofA Securities and its affiliates derived aggregate revenues from Heska and certain of its affiliates of less than $1 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Mars and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Mars in connection with an acquisition transaction, (ii) having acted or acting as a bookrunner, arranger and syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Mars and/or certain of its affiliates, (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Mars and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to Mars and/or certain of its affiliates. From March 1, 2021 through February 28, 2023, BofA Securities and its affiliates derived aggregate revenues from Mars and certain of its affiliates of approximately $21 million for investment and corporate banking services.
Opinion of Piper Sandler & Co.
On March 31, 2023, Piper Sandler rendered its oral opinion to the Heska Board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated March 31, 2023, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock.
The full text of Piper Sandler’s written opinion dated March 31, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex D to this proxy statement. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Common Stock, of the Merger Consideration and does not address any other terms or agreements relating to the Merger or any other terms of the Merger Agreement. Piper Sandler’s opinion was directed to the Heska Board in connection with its consideration of the Merger and was not intended to be, and does not constitute, a recommendation to any Heska stockholder as to how such Heska stockholder should act or vote with respect to the Merger or any other matter. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee.
In connection with rendering the opinion described above and performing its related financial analyses, Piper Sandler, among other things:
•	reviewed and analyzed the financial terms contained in a copy of the Merger Agreement dated March 31, 2023, labeled “Execution Version”;
•	reviewed and analyzed certain financial and other data with respect to Heska that was publicly available;
•
reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Heska that were publicly available, as well as those that were furnished to Piper Sandler by Heska (referred to in this proxy statement as the “Forecasted Financial Information” and summarized in the section entitled “The Merger—Certain Unaudited Forecasted Financial Information”);

•
conducted discussions with members of senior management and representatives of Heska concerning the two immediately preceding matters, as well as Heska’s business and prospects before and after giving effect to the Merger;

•
reviewed the current and historical reported prices and trading activity of shares of Common Stock and similar information for certain other companies deemed by Piper Sandler to be comparable to Heska;

•	compared the financial performance of Heska with that of certain other publicly traded companies that Piper Sandler deemed relevant; and
•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Sandler deemed relevant.
In addition, Piper Sandler conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.
The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion and reviewed with the Heska Board at a meeting of the Heska Board held on March 31, 2023.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses conducted by Piper Sandler. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to any of these analyses by Piper Sandler or the Heska Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 30, 2023 and is not necessarily indicative of current market conditions.
Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value (“EV”; defined as the relevant company’s common equity value, plus, where applicable, book value of preferred stock, plus fair value of contingent consideration, plus debt, plus capital and operating leases, less cash and cash equivalents, less investments in partnerships, and less short- and long-term investments (“net debt”), plus, where applicable, book value of non-controlling interests), including (a) EV for each publicly traded company included in the selected public companies analysis described below under the heading “Selected Public Companies Analysis” (as well as Heska), based on (i) the market value of the relevant company’s common equity, using closing stock prices on March 30, 2023 and (ii) the relevant company’s net debt as of such company’s most recently reported quarter end, and (b) EV for each target company included in the selected M&A transactions analysis described below under the heading “Selected M&A Transactions Analysis,” based on (i) the implied value of the relevant target company’s common equity using the implied purchase price paid for such target company’s common equity in the relevant M&A transaction and the relevant target company’s net debt as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant M&A transaction (in the case of M&A transactions involving the acquisition of public companies) or otherwise (ii) the publicly announced EV for the target company at the time of announcement of the relevant M&A transaction. Additionally, references to (a) “LTM” historical financial information are references to (i) for each publicly traded company included in the selected public companies analysis described below under the heading “Selected Public Companies Analysis” (as well as Heska), the last 12-month period for which financial information was publicly available as of March 30, 2023, based on such publicly available information and (ii) for each target company included in the selected M&A transactions described below under the heading “Selected M&A Transactions Analysis,” the last 12-month period for which financial information was publicly available as of immediately prior to the announcement of the relevant M&A transaction, based on such publicly available information, and (b) projected financial information (i) for each target company included in the selected M&A transactions analysis described below are based on Wall Street consensus equity research estimates (“Consensus Estimates”) disclosure by such target company or otherwise available to Piper Sandler, at the time of announcement of the relevant transaction and (ii) for Heska, the 12-month period immediately following the LTM period, based on estimates provided to Piper Sandler by Heska management. Diluted shares were calculated using the treasury stock method as of March 30, 2023 and in the case of Heska, included restricted stock units, in-the-money options, and shares issuable upon conversion of the Convertible Notes, including additional shares of Common Stock issuable as a result of the make-whole provision with respect to the Convertible Notes.
Selected Public Companies Analysis
Piper Sandler reviewed, among other things, historical LTM financial information for Heska, as well as projected financial data prepared by Heska management for the years ending December 31, 2023 and December 31, 2024 as included in the Forecasted Financial Information and compared such data to corresponding historical financial information and Consensus Estimates for the public companies that Piper Sandler considered to be U.S.-listed companies in each of animal health diagnostics / pharmaceuticals, animal heath distributors, and small- to mid-cap (market cap < $15 billion) (“Smid Cap”) product diagnostics. No company used in the selected public companies analysis is identical to Heska and, as a result, the summary below and underlying financial analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Heska was compared.
Piper Sandler selected the following companies in the following categories:
•	Animal Health Diagnostics / Pharmaceuticals:
•	Merck & Co., Inc.
•	Zoetis Inc.
•	IDEXX Laboratories, Inc.
•	Elanco Animal Health, Inc.
•	Virbac SA
•	Animal Health Distributors:
•	AmerisourceBergen Corp.
•	Patterson Companies, Inc.

•	Smid-Cap Product Diagnostic Companies:
•	bioMérieux S.A.
•	DiaSorin S.p.A.
•	QuidelOrtho Corporation
•	SD Biosensor, Inc.
•	Seegene, Inc.
•	OraSure Technologies, Inc.
For the selected public companies analysis, Piper Sandler calculated calendar year (“calendar year” or “CY”), projected 2023 and 2024 revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), LTM EBITDA margin, projected revenue growth, EV/revenue, EV/EBITDA, and stock price/earnings (based on the closing price on March 30, 2023 and adjusted Consensus Estimates, respectively) multiples for each selected public company in each category. In the animal health diagnostics / pharmaceuticals and animal health distributors category, Piper Sandler compared the EV/EBITDA multiples for the selected public companies to the corresponding multiple for Heska based on the closing price per share of Heska common stock on March 30, 2023 (the “March 30th Closing Price”) and the Merger Consideration. In the Smid-Cap product diagnostic category, Piper Sandler compared the EV/revenue and EV/EBITDA multiples to the corresponding multiple for Heska based on the March 30th Closing Price and the Merger Consideration. Piper Sandler utilized CY 2023 and CY 2024 revenue and EBITDA estimates for Heska based on the Forecasted Financial Information. Projected CY 2023 and CY 2024 revenue, EBITDA, and revenue growth for the selected public companies were based on Consensus Estimates.
The analysis indicated the following multiples for the selected public companies in each of the categories (and the mean and median thereof) and for Heska, based on the March 30th Closing Price and the Merger Consideration:
Animal Health Diagnostic and Pharmaceuticals
EV / EBITDA
	CY 2023	CY 2024
Mean	17.6x	15.8x
Median	11.9x	10.1x
EV / EBITDA
	CY 2023	CY 2024
Heska at the Merger Consideration ($120.00)	47.4x	30.7x
	Heska Implied Share Price
	CY 2023	CY 2024
Mean	$48.98	$66.62
Median	$34.23	$43.87
Animal Health Distributors
EV / EBITDA
	CY 2023	CY 2024
Mean	9.1x	8.5x
Median	9.1x	8.5x

EV / EBITDA
	CY 2023	CY 2024
Heska at the Merger Consideration ($120.00)	47.4x	30.7x
	Heska Implied Share Price
	CY 2023	CY 2024
Mean	$27.16	$37.52
Median	$27.16	$37.52
Smid-Cap Product Diagnostic Companies
	EV / Revenue		EV / EBITDA
	CY 2023	CY 2024	CY 2023	CY 2024
Mean	2.4x	2.3x	9.3x	9.1x
Median	2.2x	2.1x	10.1x	10.9x
	Heska Implied Share Price
	CY 2023	CY 2024	CY 2023	CY 2024
Mean	$64.09	$72.55	$27.61	$39.86
Median	$60.19	$66.94	$29.58	$47.22
	EV / Revenue		EV / EBITDA
	CY 2023	CY 2024	CY 2023	CY 2024
Heska at the Merger Consideration ($120.00)	4.8x	4.1x	47.4x	30.7x
Selected M&A Transactions Analysis
Animal Health Transactions
Piper Sandler reviewed M&A transactions announced since January 1, 2015, involving those public and private target businesses for which Piper Sandler had access to sufficient financial information and that Piper Sandler considered to be in the animal health industry.
Based on these criteria, the following 15 transactions were selected:
Target	Acquiror	Date of Transaction Announcement
Covetrus, Inc.	Clayton, Dubilier & Rice, LLC/TPG Global, LLC	May 25, 2022
Ethos Veterinary Health LLC	JAB Consumer Partners SCA SICAR	August 16, 2021
Bayer Animal Health GmbH	Elanco Animal Health Incorporated	August 20, 2019
Compassion-First Pet Hospitals	Jab Holding Company S.à.R.L.	February 25, 2019
Antelliq Corporation	Merck & Co., Inc.	December 14, 2018
AniCura TC AB	Mars, Incorporated	June 11, 2018
Abaxis, Inc.	Zoetis Inc.	May 16, 2018
Henry Schein Animal Health	Vets First Choice	April 23, 2018
PetVet Care Centers, LLC	KKR & Co. Inc.	December 27, 2017
VCA Inc.	Mars, Incorporated	January 9, 2017
Boehringer Ingelheim Vetmedica, Inc	Elanco US, Inc.	October 5, 2016
Merial Limited	Boehringer Ingelheim GmbH	December 15, 2015
PHARMAQ Holding AS	Zoetis Inc.	November 2, 2015
Animal Health International, Inc.	Patterson Companies, Inc.	May 4, 2015
MWI Veterinary Supply, Inc.	AmerisourceBergen Corporation	January 12, 2015

For this selected animal health M&A transactions analysis, Piper Sandler compared, among other things, the implied EV/revenue and EV/EBITDA multiple on a LTM basis for each selected M&A transaction to the corresponding multiple for Heska, based on each of the March 30th Closing Price and the Merger Consideration. This analysis indicated the following mean and median implied multiples:
LTM
	EV / Revenue	EV / EBITDA
Mean	4.2x	18.7x
Median	3.8x	17.5x
Heska at the Merger Consideration ($120.00).	5.3x	49.7x
	Heska Implied Share Price
	LTM
	EV / Revenue	EV / EBITDA
Mean	$97.95	$49.81
Median	$89.99	$46.74
POC Diagnostics Transactions
Piper Sandler reviewed M&A transactions announced since January 1, 2011, involving those public and private target businesses for which Piper Sandler had access to sufficient financial information and that Piper Sandler considered to be in the POC diagnostics industry.
Based on these criteria, the following 10 transactions were selected:
Target	Acquiror	Date of Transaction Announcement
Meridian Bioscience, Inc.	SD Biosensor, Inc. and SJL Partners LLC	July 7, 2022
Luminex Corporation	DiaSorin S.p.A.	April 11, 2021
Mobidiag Oy	Hologic, Inc.	April 8, 2021
Genmark Diagnostics, Inc.	Roche Holdings AG	March 15, 2021
Abaxis, Inc.	Zoetis Inc.	May 16, 2018
Cepheid, Inc.	Danaher Corporation	September 6, 2016
Alere Inc.	Abbott Laboratories	February 1, 2016
Dako A/S	Agilent Technologies Inc.	May 17, 2012
Gen-Probe Incorporated	Hologic, Inc.	April 30, 2012
Beckman Coulter, Inc.	Danaher Corporation	February 7, 2011
For this selected POC diagnostics M&A transactions analysis, Piper Sandler compared, among other things, the implied EV/revenue and EV/EBITDA multiple on an LTM and next-12 months (“NTM”) basis for each selected M&A transaction, to the corresponding multiple for Heska based on each of the March 30th Closing Price and the Merger Consideration. This analysis indicated the following mean and median implied multiples:
	LTM		NTM
	EV / Revenue	EV / EBITDA	EV / Revenue	EV / EBITDA
Mean	7.1x	19.1x	5.2x	17.7x
Median	6.4x	19.1x	5.2x	16.0x
Heska at the Merger Consideration ($120.00).	5.3x	49.7x	4.8x	47.4x
	Heska Implied Share Price
	LTM		NTM
	EV / Revenue	EV / EBITDA	EV / Revenue	EV / EBITDA
Mean	$157.97	$50.75	$128.86	$49.47
Median	$143.20	$50.77	$130.42	$44.91

Discounted Cash Flow Analysis
Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical EVs for Heska based on the present value of (i) projected free cash flows to Heska for fiscal year 2023 through fiscal year 2027 and (ii) a projected terminal value at December 31, 2027 based upon perpetuity growth rates between 3.5% and 4.5%, selected by Piper Sandler based on its professional judgment, and in each case, discounted back to December 31, 2022. The free cash flows to the firm for each fiscal year and terminal year value were calculated from the Forecasted Financial Information. Piper Sandler calculated the range of present values for free cash flows to the firm for such periods based on a range of discount rates ranging from 8.0% to 9.0%, based on its estimation of Heska’s weighted average cost of capital of 8.5%.
This analysis resulted in implied per share values for Common Stock ranging from $75.50 to $109.44 per share. Piper Sandler observed that the Merger Consideration was greater than the highest implied per share value derived from this analysis.
Other Information
Piper Sandler also noted for the Heska Board the following additional information that was not relied upon in rendering its opinion, but was provided for informational purposes.
•
Historical Trading Analysis. Piper Sandler reviewed the historical closing stock prices and trading volumes for Common Stock over the 52-week period, which reflected low and high closing prices during such periods ranging from $60.21 to $147.57 per share, respectively, as compared to the Merger Consideration of $120.00.

•
Premiums Paid Analysis. Piper Sandler reviewed publicly available information for selected completed M&A transactions to determine the implied premiums paid in such M&A transactions over recent trading prices of the relevant target companies at certain dates prior to announcement of the relevant transaction (or prior to public reporting of market speculation with respect to relevant transaction if such reporting occurred prior to announcement). Piper Sandler selected M&A transactions announced since January 1, 2015 involving those public target companies that Piper Sandler considered to be in (i) the animal health industry and (ii) the medical technologies and life sciences tools and diagnostics industries with transaction values between $250 million and $3.0 billion. Based on these criteria, Piper Sandler reviewed 14 transactions, and compared, among other things, the implied premiums paid in those selected M&A transactions over certain time periods to the premium that would be paid to the holders of Common Stock based on the Merger Consideration.

The analysis indicated the following premiums:
	Selected Transactions
	Heska(1)	Mean	Median
Premium 1 day prior (to announcement of Merger)	23.3%(2)	34.2%	29.8%
Premium 1 week prior (to announcement of Merger)	28.0%(3)	36.1%	30.9%
Premium 1 month prior (to announcement of Merger)	34.4%(4)	38.7%	39.9%
(1)	Based on the Merger Consideration of $120.00 per share.
(2)	Based on the March 30th Closing Price.
(3)	Based on the volume weighted average price per share of $93.75 one week prior.
(4)	Based on the volume weighted average price per share of $89.27 one month prior.
Miscellaneous
The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler and reviewed with the Heska Board. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Piper Sandler’s opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of Heska.
None of the selected companies or transactions used in the analyses above is directly comparable to Heska or the Merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target businesses in the selected transactions and other factors that could affect the public trading values of such companies or transaction values of such businesses.
Piper Sandler performed its analyses for purposes of providing its opinion to the Heska Board. In performing its analyses, Piper Sandler made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Sandler were based upon the Forecasted Financial Information furnished to Piper Sandler by Heska management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. The Forecasted Financial Information is inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from projected financial results.
Piper Sandler’s opinion was one of many factors taken into consideration by the Heska Board in making the determination to approve the Merger Agreement. While Piper Sandler provided advice to the Heska Board during Heska’s negotiations with Acquiror and its parent, Mars, Piper Sandler did not recommend any specific amount or type of consideration.
Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of Heska management that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that Heska management was not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Sandler assumed that with respect to the Forecasted Financial Information, estimates and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Heska management as to the expected future results of operations and financial condition of Heska. Piper Sandler expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with consent of the Heska Board, on advice of the outside counsel and the independent accountants to Heska, and on the assumptions of Heska management, as to all accounting, legal, tax and financial reporting matters with respect to Heska and the Merger Agreement.
In arriving at its opinion, Piper Sandler assumed that the executed Merger Agreement would be in all material respects identical to the last draft of the Merger Agreement reviewed by Piper Sandler. Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect Heska or the contemplated benefits of the Merger.
In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Heska, and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of Heska under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses. Piper Sandler expressed no opinion regarding the liquidation value of

Heska or any other entity. Without limiting the generality of the foregoing, Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Heska or any of its affiliates is a party or may be subject, and at the direction of Heska and with its consent, Piper Sandler’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither Heska nor Acquiror was party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.
Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of Piper Sandler’s opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler expressed no opinion as to the price at which Common Stock may trade following announcement of the Merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration set forth in the Merger Agreement and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to Heska, Acquiror’s ability to fund the Merger Consideration (taking into account the guaranty from its parent, Mars), any other terms contemplated by the Merger Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of Heska. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by the holders of Common Stock in the Merger or with respect to the fairness of any such compensation.
Information about Piper Sandler
As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in the animal health, medical diagnostics and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Heska Board selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the Merger on the basis of such experience and its familiarity with Heska.
Piper Sandler acted as financial advisor to Heska in connection with the Merger and will receive a fee, currently estimated to be approximately $9 million, from Heska, which is contingent upon the consummation of the Merger, except for $2.0 million of such fee which was payable to Piper Sandler upon the rendering its fairness opinion and was creditable against the total fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Sandler’s opinion. Heska has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler may, in the future, provide financial advisory and financing services to Heska and its affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of Heska and Mars or entities that are affiliated with Mars, for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to Heska, Mars or entities that are affiliated with Heska or Mars, for which Piper Sandler would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s research department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to Heska, Mars, the Merger and other participants in the Merger that differ from the opinions of Piper Sandler’s investment banking personnel.

Since January 1, 2020, independent of Piper Sandler acting as financial advisor to Heska in connection with the Merger, Piper Sandler received fees of approximately $5.2 million in the aggregate for acting (i) as financial advisor in connection with the acquisition of scil animal care company GmbH in April 2020 (receiving fees of approximately $1.0 million) and (ii) as underwriter in connection with Heska’s follow-on offering of common stock in March 2021 (receiving fees of approximately $4.2 million). Since January 1, 2020, Piper Sandler had not received any revenue in respect of any financial advisory or financing services provided to Mars.
Treatment of Convertible Notes
Pursuant to the Merger Agreement, Heska has agreed to take all actions required by the Convertible Notes Indenture, between Heska and U.S. Bank, National Association, with respect to the Convertible Notes or that are otherwise reasonably requested by Acquiror pursuant to and in compliance with the Convertible Notes Indenture, in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including by giving any notices that may be required by the Convertible Notes Indenture or reasonably requested by Acquiror and delivering to the trustee, noteholders or other applicable persons any documents or instruments required by the Convertible Notes Indenture or reasonably requested by Acquiror to be delivered at or prior to the Effective Time to such trustee, noteholders or other applicable persons. Heska has agreed not to elect any settlement method pursuant to the Convertible Notes Indenture that would be applicable to conversions whose settlement will occur after the Effective Time without Acquiror’s consent.
Financing of the Merger
The Merger Agreement does not contain any financing-related closing condition. Acquiror and Merger Sub have represented to Heska that they will have sufficient funds at the closing of the Merger to pay all cash amounts required to be paid by Acquiror and Merger Sub under the Merger Agreement, and Mars has guaranteed such payment obligations.
Certain Effects of the Merger
If the Merger Proposal receives the required approvals of Heska stockholders described elsewhere in this proxy statement and the other conditions to the Closing of the Merger are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into Heska upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, Heska will continue to exist following the Merger as a wholly-owned subsidiary of Acquiror.
Heska’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws will be amended and restated as a result of the Merger in forms to be mutually agreed between Heska and Mars (such agreement not to be unreasonably withheld, conditioned or delayed) (which will include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Company Indemnified Parties (as defined in the section entitled “The Merger Agreement — Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation” beginning on page 66 with respect to acts or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and the Bylaws as of March 31, 2023).
Following the Merger, all of Common Stock will be beneficially owned by Mars, and none of the holders of Common Stock as of immediately prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, Heska, the Surviving Corporation, Acquiror or Mars. As a result, the holders of Common Stock as of immediately prior to the Merger will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Common Stock. Following the Merger, Mars will benefit from any increase in Heska’s value and also will bear the risk of any decrease in Heska’s value.
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Heska as treasury stock, shares held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska, immediately prior to the Effective Time, shares of Restricted Stock (the treatment of which is described elsewhere in this proxy statement) or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), will be converted into the right to receive the Merger Consideration. Any shares of Common Stock held by Heska as treasury stock immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly-owned subsidiary of Heska, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration.
For information regarding the effects of the Merger on Heska’s outstanding equity awards and the ESPP, please see the sections entitled “The Merger Agreement — Treatment of Heska Incentive Awards —Treatment of Options,” “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of Restricted Stock,” “The Merger Agreement — Treatment of Heska Incentive Awards — Treatment of RSUs,” and “The Merger — Treatment of Heska Incentive Awards — Interests of Heska’s Directors and Executive Officers in the Merger.”
The Common Stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol “HSKA.” Following the consummation of the Merger, shares of Common Stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the Exchange Act, Heska will no longer be required to furnish information to the Heska stockholders and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to Heska. Mars will become the beneficiary of the cost savings associated with Heska no longer being subject to the reporting requirements under the federal securities laws.
Effects on Heska if the Merger Is Not Completed
In the event that the Merger Proposal does not receive the required approvals of Heska stockholders described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, Heska’s stockholders will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Heska expects that its management will operate Heska’s business in a manner similar to that in which it is being operated today and Heska will remain an independent public company, the Common Stock will continue to be listed and traded on NASDAQ, Common Stock will continue to be registered under the Exchange Act and Heska stockholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock.
If the Merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of Common Stock may decline to the extent that the current market price of Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to Heska will be offered or that the business, operations, financial condition, earnings or prospects of Heska will not be adversely impacted or that Heska stockholders will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances Heska is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section entitled “The Merger Agreement — Termination of the Merger Agreement.”
Under certain circumstances, if the Merger is not completed, Heska may be obligated to pay to Acquiror the Termination Fee. Please see the section entitled “The Merger Agreement — Termination Fee.”
Interests of Heska’s Directors and Executive Officers in the Merger
Heska’s directors and executive officers have interests in the Merger that are in addition to, or different from, the interests of other stockholders, including the holding of Options, Restricted Stock and/or RSUs, participation in the ESPP, payments under the MIP and enhanced severance benefits pursuant to their respective employment agreements. The Heska Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to Heska stockholders. These interests are described in further detail below.

Treatment of Options
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each Option that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions) will be deemed fully vested (including with respect to any performance-based vesting requirements) and cancelled in exchange for a cash payment of $120.00 per share subject to such Option less the applicable per share exercise price, subject to tax withholding pursuant to the Merger Agreement. If the exercise price per share of an Option is equal to or greater than $120.00 per share, such Option will be cancelled for no consideration.
The following sets forth, for each executive officer (or former executive officer that served as an executive officer since January 1, 2022) and director, the aggregate number of shares of Common Stock subject to outstanding Options held by such executive officer or director as of April 26, 2023, and the estimated value of such Options assuming such executive officer or director remains continuously employed with or providing services to Heska or a subsidiary until the Effective Time.
Name	Number of Vested Options	Estimated Value of Vested Options	Number of Unvested Options	Estimated Value of Unvested Options
Kevin S. Wilson	20,851	$1,047,346	34,800	―
Catherine I. Grassman	36,250	$2,005,175	23,750	$1,402,675
Steven M. Eyl	85,168	$4,899,574	―	―
Eleanor F. Baker	36,000	$1,938,345	22,500	$1,328,850
Christopher D. Sveen	32,000	$1,759,120	25,000	$1,476,500
Anthony Providenti	―	―	―	―
Nancy Wisnewski	96,400	$7,049,340	20,000	$1,181,200
Robert L. Antin	―	―	―	―
Stephen L. Davis	―	―	―	―
Mark F. Furlong	―	―	―	―
Dr. Joachim A. Hasenmaier	―	―	―	―
Scott W. Humphrey	―	―	―	―
Sharon J. Maples	3,571	$287,251	―	―
David E. Sveen, Ph.D.	―	―	―	―
Treatment of Restricted Stock
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time will be deemed fully vested (including with respect to any performance-based vesting requirements, which will be deemed to be achieved at maximum performance) and cancelled in exchange for a cash payment of $120.00 per share, subject to tax withholding pursuant to the Merger Agreement.
The following sets forth, for each executive officer (or former executive officer that served as an executive officer since January 1, 2022), the aggregate number of shares of Restricted Stock held by such executive officer as of April 26, 2023, and the estimated value of such Restricted Stock assuming such executive officer remains continuously employed with Heska or a subsidiary until the Effective Time. Each non-employee director currently holds 1,107 shares of Restricted Stock which are scheduled to vest on May 4, 2023, prior to the Effective Time.
Name	Number of Shares of Restricted Stock	Estimated Value of Restricted Stock
Kevin S. Wilson	211,375	$25,365,000
Catherine I. Grassman	43,329	$5,199,480
Steven M. Eyl	37,168	$4,460,160
Eleanor F. Baker	21,564	$2,587,680
Christopher D. Sveen	19,856	$2,382,720
Anthony Providenti	59,513	$7,141,560
Nancy Wisnewski	15,611	$1,873,320

Treatment of RSUs
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each RSU that is outstanding immediately prior to the Effective Time will be deemed fully vested (including with respect to performance-based vesting requirements, other than with respect to the performance-based RSUs granted to certain employees, including certain of the executive officers, in March 2023, which will be deemed vested at the greater of target or actual level of performance) and cancelled in exchange for a cash payment of $120.00 per RSU, subject to tax withholding pursuant to the Merger Agreement.
The following sets forth, for each executive officer (or former executive officer that served as an executive officer since January 1, 2022), the aggregate number of RSUs (assuming target performance) held by such executive officer as of April 26, 2023, and the estimated value of such RSUs assuming such executive officer remains continuously employed with Heska or a subsidiary until the Effective Time. No non-employee director holds any RSUs.
Name	Number of Target RSUs	Estimated Value of RSUs
Kevin S. Wilson	―	―
Catherine I. Grassman	4,327	$519,240
Steven M. Eyl	4,056	$486,720
Eleanor F. Baker	4,056	$486,720
Christopher D. Sveen	3,948	$473,760
Anthony Providenti	4,056	$486,720
Nancy Wisnewski	—	—
Treatment of Employee Stock Purchase Plans
Prior to the Effective Time, Heska will take all actions necessary to provide, contingent on the Effective Time: (i) no new offering period under the ESPP will commence following March 31, 2023, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of March 31, 2023, (iii) no individual will commence participation in the ESPP prior to the Effective Time, (iv) that each outstanding purchase right issued pursuant to the ESPP will be fully exercised on the earlier of (a) June 30, 2023 and (b) ten business days prior to the Effective Time and (v) the ESPP will be terminated effective as of immediately prior to the Effective Time. Ms. Grassman, Mr. Eyl, Ms. Baker and Mr. Providenti each participate in the ESPP during the current offering period. If they each contribute the maximum amount permitted under the Internal Revenue Code of 1986, which we refer to as the “Code”, it is expected that they will each acquire 396 shares of Heska Common Stock upon the exercise of their outstanding purchase rights for the current offering period; however, they may acquire fewer shares if the contributions are less than the maximum amount permitted under the Code.
Management Incentive Plan
Each executive officer currently participates in the MIP. Under the terms of the MIP and the Merger Agreement, in the event of a “change in control” of Heska (as defined in the MIP and which the Merger will constitute), each participant will receive a pro-rated MIP target bonus, payable within 60 days of the change in control.
The Merger will constitute a “change in control” under the MIP. Assuming the Effective Time occurs on July 1, 2023, the approximate value of the pro-rated MIP target bonuses that would be payable to Heska’s executive officers is as follows: Kevin S. Wilson - $495,890, Catherine I. Grassman - $99,178, Steven M. Eyl - $92,979, Eleanor F. Baker - $92,979, Christopher D. Sveen - $90,500, Anthony Providenti - $92,979 and Nancy Wisnewski - $92,979.
Employment Agreements
Heska has entered into employment agreements with each of its executive officers (the “Employment Agreements”). Each Employment Agreement provides for enhanced severance benefits in the event the executive officer is terminated without “cause” or resigns for “good reason” (each as defined in each Employment Agreement)

during the period beginning three months prior to a “change of control” of Heska (as defined in each Employment Agreement) and ending 18 months following a change of control (or, for Mr. Wilson, 24 months following a change of control) (such termination, a “COC Termination”). In the event of a COC Termination:
•
Mr. Wilson would receive (i) a lump sum severance payment equal to 2.99x the sum of his base salary and his target bonus for the year of termination and (ii) Heska-paid COBRA premiums for up to 36 months; and

•	Each other executive officer would receive (i) severance equal to 12 months of his base salary, payable in installments and (ii) Heska-paid COBRA premiums for up to 12 months.
In addition, if Ms. Baker elects to relocate back to the United States in connection with a COC Termination, Heska will pay or reimburse her reasonable relocation expenses. The Employment Agreements also subject each of the executive officers to non-competition and non-solicitation restrictive covenants in the event of a COC Termination ranging from six months to 12 months following termination of employment (or, for Mr. Wilson, 36 months following a COC Termination or a termination as a result of death or disability following a change of control).
If any of the severance benefits under the Employment Agreements constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the severance benefits will either be (i) provided in full or (ii) provided to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local, and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the executive officer, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.
The Merger will constitute a “change of control” under the Employment Agreements. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Heska’s named executive officers, see the table below titled “Named Executive Officer Merger-Related Compensation.”
Agreements with Acquiror Following the Merger
As of the date of this proxy statement, none of Heska’s executive officers has entered into any new agreement, arrangement or understanding with Acquiror or any of its affiliates regarding the terms and conditions of compensation, incentive pay or employment with the Company after the Merger. Although no agreements have been entered into at this time with any of Heska’s executive officers, prior to or following the completion of the Merger, they may enter into new agreements and/or amendments to existing employment or severance agreements with Acquiror or one of its affiliates regarding their employment with the Company after the Merger.
Summary of Potential Transaction Payments to Named Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Heska’s named executive officers could receive in connection with the Merger, as described more fully above the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time is July 1, 2023, which is the assumed date of Closing of the Merger solely for purposes of the disclosures in this section, (ii) a per share Merger Consideration amount equal to $120.00 per share of Common Stock, (iii) the annual base salary and annual target bonus opportunity for each of the executive officers remains unchanged from the date hereof, (iv) none of the named executive officers receives any additional equity-based awards following the date hereof, (v) each named executive officer experiences a COC Termination at or immediately following the Effective Time, (vi) the golden parachute rules under Section 280G of the Code do not limit the payments to the named executive officer pursuant to the “best net” provision described above, and (vii) each of the named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive all payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers, if any, may materially differ from the amounts set forth below.

Named Executive Officer Merger-Related Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Kevin S. Wilson	$6,475,890	$25,365,000	$116,132	$31,957,022
Catherine I. Grassman	$499,178	$7,012,675	$21,427	$7,533,280
Steven M. Eyl	$467,979	$4,946,880	$38,711	$5,453,570
Eleanor F. Baker	$467,979	$4,403,250	$50,000	$4,921,229
Christopher D. Sveen	$455,500	$4,332,980	$12,688	$4,801,168
(1)
Amounts shown reflect (i) the estimated cash severance payments pursuant to each named executive officer’s Employment Agreement, payable in the event the named executive officer experiences a COC Termination (which must occur within three months prior or within 18 months (or, for Mr. Wilson, 24 months) following the Merger), and (ii) the named executive officer’s Pro-Rated MIP bonuses payable as a result of the Merger, as set forth below:

Name	Cash Severance Under Employment Agreement ($)	Pro-Rata MIP Target Bonus ($)
Kevin S. Wilson	$5,980,000	$495,890
Catherine I. Grassman	$400,000	$99,178
Steven M. Eyl	$375,000	$92,979
Eleanor F. Baker	$375,000	$92,979
Christopher D. Sveen	$365,000	$90,500
(2)
Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with accelerated vesting and cancellation and cash-out of unvested Options, Restricted Stock and RSUs as a result of the Merger. The estimated amount of each such payment is set forth in the table below:

Name	Options ($)	Restricted Stock ($)	RSUs ($)
Kevin S. Wilson	―	$25,365,000	―
Catherine I. Grassman	$1,402,675	$5,090,760	$519,240
Steven M. Eyl	―	$4,460,160	$486,720
Eleanor F. Baker	$1,328,850	$2,587,680	$486,720
Christopher D. Sveen	$1,476,500	$2,382,720	$473,760
(3)
Amounts shown reflect (i) the estimated Heska-paid COBRA premiums pursuant to each named executive officer’s Employment Agreement based on each named executive officer’s elections in effect as of the assumed Effective Time, payable in the event the named executive officer experiences a COC Termination (which must occur within three months prior or within 18 months (or, for Mr. Wilson, 24 months) following the Merger) and (ii) the estimated cost of relocation reimbursements under Ms. Baker’s Employment Agreement payable in the event Ms. Baker experiences a COC Termination (which must occur within three months prior or within 18 months the Merger), as set forth below:

Name	Heska-Paid COBRA Premiums ($)	Relocation Reimbursements ($)
Kevin S. Wilson	$116,132	―
Catherine I. Grassman	$21,427	―
Steven M. Eyl	$38,711	―
Eleanor F. Baker	―	$50,000
Christopher D. Sveen	$12,688	―

Indemnification, Exculpation and Insurance
All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of Heska indemnified parties, as provided in the organizational documents of Heska or its subsidiaries existing as of March 31, 2023 or any indemnification agreements existing as of March 31, 2023 will survive the Merger and may not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of Heska indemnified parties with respect to acts or omissions occurring at or prior to the Effective Time. From and after the Effective Time, Acquiror will ensure the surviving corporation honors these obligations.
Prior to the Effective Time, at Heska’s option, Heska will, or, if Heska is unable to, Acquiror will cause the Surviving Corporation to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of Heska’s existing directors’ and officers’ insurance policies and Heska’s existing fiduciary liability insurance policies, in each case with respect to acts or omissions occurring at or prior to the Effective Time and for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as Heska’s current insurance carrier with respect to such insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Heska’s existing policies as in effect as of the date of the Merger Agreement; provided, that the Company (or the Surviving Corporation) will not pay an amount for such new insurance in excess of 300% of the annual premium currently paid by Heska for such insurance. If such “tail” prepaid policy has been obtained by either Heska or the Surviving Corporation prior to or as of the Effective Time, Acquiror will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If such a “tail” policy cannot be obtained as of the Effective Time, then the Surviving Corporation is required to maintain in effect, for a period of not less than six years following the Effective Time, Heska’s current directors’ and officers’ and fiduciary liability insurance policies or a comparable policy, subject to certain limitations and minimum standards.
For more information, see section entitled “The Merger Agreement —  Indemnification, Exculpation and Insurance.”
U.S. Federal Income Tax Considerations
The following discussion summarizes the U.S. federal income tax considerations generally applicable to U.S. holders (as defined below) who exchange Common Stock for cash pursuant to the Merger. This discussion applies only to holders of Common Stock who hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, which we refer to as the “Code” (generally, an asset held for investment). This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the “Treasury Regulations,” and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.
This summary is not binding on the Internal Revenue Service, which we refer to as the “IRS,” or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes (i) a citizen or an individual who is a resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is not a complete description of all of the U.S. federal income tax considerations relating to the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Common Stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, “controlled foreign corporations” or “passive foreign investment companies,” financial institutions, dealers in securities, insurance companies, tax-exempt entities (including private foundations), mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, non-U.S. holders, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former citizens or long-term residents of the United States, holders who acquired Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this summary does not address U.S. federal income tax considerations applicable to a holder of Common Stock who exercises appraisal rights under DGCL. In addition, no information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any state, local, or non-U.S. tax laws that may be applicable to a holder. This summary does not address the tax consequences of any transaction other than the Merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to them in their specific circumstances.
The tax consequences of the Merger will depend on a holder’s specific situation. Holders of Common Stock should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Tax Consequences to U.S. holders
The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.
If a U.S. holder acquired shares of Common Stock by purchasing them, the U.S. holder’s adjusted tax basis in its shares will generally equal the amount the U.S. holder paid for the relevant shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.
Information Reporting and Backup Withholding
Payments of cash to a U.S. holder of Common Stock pursuant to the Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations) are exempt from backup withholding.
To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should return a properly completed and executed IRS Form W-9 included with the letter of transmittal, certifying that such holder is a United States person, that the taxpayer identification number provided in the IRS Form W-9 is correct, and that such holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
The discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax consequences relevant to holders of Common Stock. Holders of Common Stock are strongly urged to consult their tax advisors with respect to the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Litigation Related to the Merger
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Heska or any members of the Heska Board.
Regulatory Approvals
The completion of the Merger is subject to:
•
any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or been terminated;

•
each other clearance or approval under any antitrust law in the jurisdiction set forth in the specified section of the Company Disclosure Schedules shall have been obtained (or deemed obtained) or their respective authority concluded no jurisdiction; and

•
(i) no governmental authority of competent jurisdiction has entered any order that remains in effect and no law has been adopted or is effective, in each case, that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger or (ii) no legal proceeding has been brought by a governmental authority that remains pending and that seeks an order that would impose a Legal Restraint.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. On April 14, 2023, both Heska and Acquiror filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on May 15, 2023 unless earlier terminated or extended by the issuance of a Second Request to the parties by the FTC or the Antitrust Division prior to that time. If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Required Vote of Stockholders
Approval of the Merger Proposal is a condition to completion of the Merger.
The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Adjournment Proposal. Accordingly, a Heska stockholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. A failure to vote (including a failure to instruct your bank, broker, trust or other nominee to vote) or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.
Pursuant to the Voting Agreements, (i) the Wilson Stockholders have agreed, subject to the terms and conditions thereof, to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, held by the Wilson Stockholders as of such date in favor of the Merger Proposal at the Special Meeting and (ii) the Sveen Stockholders have agreed, subject to the terms and conditions thereof, to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, held by the Sveen Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Merger Agreement — Voting Agreements.”
The Heska Board, after due and careful discussion and consideration, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Heska and the Heska stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Heska stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
THE HESKA BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE MERGER PROPOSAL.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete, may not contain all of the information about the Merger Agreement that is important to you, and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Heska or modify or supplement any factual disclosures about Heska in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Heska. The Merger Agreement contains representations and warranties by, and covenants of, Heska, Acquiror and Merger Sub (and solely in connection with providing a guaranty of Acquiror’s and Merger Sub’s obligations under the Merger Agreement, Mars) that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being modified and qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Heska’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Heska, Acquiror, Merger Sub or Mars.
Additional information about Heska may be found elsewhere in this proxy statement and Heska’s other public filings. See the section entitled “Where You Can Find More Information” beginning on page 95.
Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation
At the Effective Time, Merger Sub will merge with and into Heska and the separate corporate existence of Merger Sub will cease. Heska will be the Surviving Corporation in the Merger and will continue its corporate existence as a wholly-owned subsidiary of Acquiror. At the Effective Time, all of the property, rights, privileges, powers and franchises of Heska and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of Heska and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”). At the Effective Time, the Certificate of Incorporation and Bylaws of Heska will be amended and restated as a result of the Merger in forms to be mutually agreed between Heska and Mars (such agreement not to be unreasonably withheld, conditioned or delayed) (which will include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, a director or officer of Heska or any of its subsidiaries or any of their respective predecessors (in each case, when acting in such capacity), which, together with their respective heirs, executors and administrators, we collectively refer to as the “Company Indemnified Parties,” with respect to actions or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and Bylaws as of March 31, 2023).
Subject to applicable law, the managers of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Heska immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

When the Merger Becomes Effective; Closing and Effective Time
The Closing of the Merger will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001 at 10:00 a.m., New York City time, on the third business day (or other date agreed to in writing by the parties) after the satisfaction or, if permissible, waiver of the last of the closing conditions set forth in the Merger Agreement (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing of the Merger, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing of the Merger), unless another time, date or place is agreed to in writing by Heska and Acquiror (such date, the “Closing Date”).
On the Closing Date, the parties will cause a certificate of merger with regard to the Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and DLLCA. The Merger will become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as will be agreed to by Heska and Acquiror and specified in such certificate of merger.
Effect of the Merger on the Common Stock
As of the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (a) shares of Restricted Stock (which is addressed in the section entitled “The Merger Agreement—Treatment of Heska Incentive Awards — Treatment of Restricted Stock”), (b) shares owned (or held in treasury) by Heska, (c) shares owned by any of Heska’s wholly-owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and (d) shares for which a holder properly perfects its appraisal rights under the DGCL) will be cancelled and automatically converted into the right to receive $120.00 in cash (which we refer to herein as the “Merger Consideration”), without interest, and subject to any applicable withholding taxes.
As of the Effective Time, each share of Common Stock owned or held in treasury by Heska immediately prior to the Effective Time will be automatically cancelled without any conversion thereof and no consideration will be delivered in exchange thereafter.
As of the Effective Time, each share of Common Stock that is owned by any direct or indirect wholly-owned subsidiary of Heska or by Mars or any of its subsidiaries (including Acquiror and its subsidiaries) immediately prior to the Effective Time will remain outstanding at the Effective Time and will not be converted into the right to receive the Merger Consideration.
Shares of Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a Heska stockholder did not vote in favor of the adoption of the Merger Agreement (or consent thereto in writing) and is entitled to demand and has properly made a demand for appraisal and who does not thereafter fail to perfect, effectively withdraw, or otherwise lose such stockholder’s right to appraisal in accordance with Section 262, will not be converted into the right to receive the Merger Consideration, but instead at the Effective Time will be converted into the right to receive payment of such amounts as are payable in accordance with Section 262.
As of the Effective Time, each common interest issued by Merger Sub and outstanding will be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.
Withholding Rights
Each of Heska, Acquiror, Merger Sub, the Surviving Corporation and the paying agent for the Merger Consideration will be entitled to deduct and withhold from the amounts that would otherwise be payable under the terms of the Merger Agreement any amounts that may be required to be deducted or withheld with respect to the making of such payment under any applicable tax law, and any amounts so deducted or withheld and that, if required, are paid over to the applicable governmental entity will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of Heska Incentive Awards
Treatment of Options
At the Effective Time, each Option that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions), by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Common Stock of the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be cancelled as of the Effective Time without payment.
Treatment of Restricted Stock
At the Effective Time, each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to any performance-based vesting requirements, which will be deemed to be achieved at maximum performance), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding.
Treatment of RSUs
At the Effective Time, each RSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested (including with respect to performance-based vesting requirements, but excluding certain company performance-based RSUs that were granted in 2023, which will be deemed vested at the greater of target or actual level of performance), will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding.
Treatment of Employee Stock Purchase Plan
Prior to the Effective Time, Heska will take all actions necessary to provide that, contingent on the Effective Time: (i) no new offering period under the “ESPP” will commence following March 31, 2023, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of March 31, 2023, (iii) no individual will commence participation in the ESPP prior to the Effective Time, (iv) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of (a) June 30, 2023 and (b) 10 business days prior to the Effective Time, and (v) the ESPP will be terminated effective as of immediately prior to the Effective Time.
Payment for Common Stock in the Merger
Prior to the Effective Time, Acquiror will appoint a paying agent reasonably acceptable to Heska. At or prior to the Effective Time, Acquiror will deposit with, or will make or cause to be made available to, the paying agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to the Merger Agreement. Promptly after the Effective Time, Acquiror will cause the paying agent to send, to each holder of a certificate that, immediately prior to the Effective Time (and in any event within three business days of the Closing Date), represented any shares of Common Stock (each, a “Certificate”) that were converted into the right to receive the Merger Consideration, a letter of transmittal and instructions for use.
Upon surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the paying agent together with the letter of transmittal, duly completed and validly executed, the holder of such Certificate will be entitled to receive the Merger Consideration (less applicable withholding taxes) in exchange for each share of Common Stock formerly represented by the certificate. No interest will be paid or will accrue on the cash payable upon the surrender or transfer of such Certificate.
As promptly as practicable following the Effective Time, the paying agent will issue and deliver the Merger Consideration to each holder of book-entry shares that immediately prior to the Effective Time represented shares of Common Stock that were converted pursuant to the Merger Agreement into the right to receive the Merger

Consideration, and the book-entry shares will be cancelled, and unless reasonably requested by the paying agent, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the paying agent. No interest will be paid or accrue on the cash payable in respect of any book-entry share.
Representations and Warranties
The Merger Agreement contains representations and warranties of Heska, Acquiror, Merger Sub and, solely in connection with providing a guaranty of Acquiror’s and Merger Sub’s obligations under the Merger Agreement, Mars.
Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” qualification with respect to Heska or an “Acquiror Material Adverse Effect” qualification with respect to Acquiror and Merger Sub. For purposes of the Merger Agreement, a “Company Material Adverse Effect” with respect to Heska means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing (a) that is materially adverse to the business, properties, results of operations or condition (financial or otherwise) of Heska and its subsidiaries, taken as a whole or (b) that prevents, materially delays or materially impairs the ability of Heska to consummate the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that, in the case of (a), “Company Material Adverse Effect” will not be deemed to include the impact of:
(i).	changes in GAAP (or authoritative interpretation or enforcement thereof) after the date of the Merger Agreement;
(ii).	changes in laws (or authoritative interpretation or enforcement thereof) after the date of the Merger Agreement;
(iii).
changes in global, national or regional political conditions (including cyber-attacks, acts of terrorism or sabotage, the outbreak of war or other armed hostilities or the escalation of any of the foregoing);

(iv).	any epidemics or pandemics (including COVID-19) and any hurricane, flood, tornado, earthquake or other natural disaster;
(v).	actions or omissions required of Heska or any of its subsidiaries by the Merger Agreement or any action or omission taken at the written request of Acquiror;
(vi).
(A) the announcement of the Merger Agreement or the Merger, including the announcement of the identity of Acquiror (provided that the forgoing will not apply to certain representations or warranties related to (x) required governmental filings, consents and approvals, (y) conflicts or violations under contracts, organizational documents and laws and (z) acceleration or triggering of certain employee benefits, in each case, to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated therein), or (B) any communication by Acquiror or any of its affiliates regarding plans or proposals, with respect to Heska and its subsidiaries;

(vii).	any breach of the Merger Agreement by Acquiror or Merger Sub;
(viii).
a change, in and of itself, in the trading price or volume of Common Stock or the failure, in and of itself, to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (provided, that the underlying causes of such change or failure may be taken into account in determining the existence of a “Company Material Adverse Effect”);

(ix).
changes in the global securities, credit or other financial markets, or in general economic, business or market conditions, including any disruptions thereof or any change in prevailing interest rates; or

(x).	conditions generally affecting the U.S. economy or the industries in which Heska and its subsidiaries operate (including changes to commodity prices).
However, with respect to the matters described in (i), (ii), (iii), (iv), (ix) and (x) above, such impact will be taken into account to the extent that the effects of the change are disproportionately adverse to the business, properties, results of operations or condition (financial or otherwise) of Heska and its subsidiaries, taken as a whole, as compared to other companies in the industries in which Heska and its subsidiaries operate.

For the purpose of the Merger Agreement, an “Acquiror Material Adverse Effect” with respect to Acquiror and Merger Sub means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that prevents, materially delays or materially impairs the ability of Acquiror or Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement.
Subject to certain exceptions in the Merger Agreement, Company Disclosure Schedules and certain of Heska’s public filings with the SEC filed after January 1, 2020 and made publicly available prior to March 31, 2023, the Merger Agreement contains representations and warranties of Heska as to, among other things:
•	organization, good standing and qualification to do business;
•	capital stock;
•	corporate authority, and consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•	reports, forms, documents and financial statements of Heska required by the SEC;
•	establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;
•	absence of undisclosed liabilities;
•	compliance with applicable laws and possession of permits necessary for the lawful operation of Heska and its subsidiaries’ businesses;
•
compliance with health care and veterinary care laws applicable to Heska and its subsidiaries and any property or products of Heska and possession of veterinary care permits necessary for the lawful operation of Heska and its subsidiaries’ businesses;

•	absence of investigations or reviews pending or threatened by any governmental entity and orders of or before any governmental entity;
•	certain details with respect to litigation against Heska or its subsidiaries;
•	compliance with applicable environmental laws and certain details with respect to other environmental matters;
•	certain details with respect to Heska’s employee benefit plans, employee relations and labor matters;
•
absence of certain events or changes in the businesses of Heska and its subsidiaries, including that there has not been a “Company Material Adverse Effect,” from December 31, 2022 through the date of the Merger Agreement;

•	accuracy and completion of the information supplied by Heska for inclusion in this proxy statement;
•	certain details pertaining to Heska’s and its subsidiaries’ tax returns, filings and other tax matters;
•	certain details pertaining to Heska’s and its subsidiaries’ intellectual property;
•	certain details pertaining to the real estate owned and leased by Heska or its subsidiaries;
•	insurance;
•	certain details pertaining to Heska’s and its subsidiaries’ material contracts;
•	certain details pertaining to Heska’s and its subsidiaries’ contracts and bids with government entities;
•	opinions of Heska’s financial advisors;
•	absence of broker’s and finder’s fees; and
•	certain actions in respect of potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Certificate of Incorporation or Bylaws.

Subject to certain exceptions in the Merger Agreement, the Merger Agreement also contains representations and warranties of Acquiror and Merger Sub as to, among other things:
•	organization and good standing;
•	corporate authority, and consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•	accuracy and completion of the information supplied by Acquiror and Merger Sub for inclusion in this proxy statement;
•	sufficiency of funds necessary to consummate the transaction;
•	ownership, business and operations of Merger Sub;
•	absence of litigation in connection with the Merger Agreement or the Merger;
•	absence of ownership of Common Stock by Mars, Acquiror, Merger Sub and certain related parties as of the date of the Merger Agreement; and
•	solvency of the Surviving Corporation.
Conduct of Business Pending the Merger
The Merger Agreement provides that, during the period commencing on the signing of the Merger Agreement and ending on the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable law, (ii) as expressly required by the Merger Agreement, (iii) as set forth in the Company Disclosure Schedules or (iv) with the prior written consent of Acquiror (which will not be unreasonably withheld, conditioned or delayed), Heska will, and will cause each of its subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice, (y) use commercially reasonable efforts to maintain and preserve substantially intact its business organization, keep available the services of key employees and maintain satisfactory relationships and goodwill with persons having business dealings with Heska or any of its subsidiaries and any governmental entity that has jurisdiction over Heska or its subsidiaries and (z) prepare and file any required regulatory filings on a timely basis consistent with past practice.
Further, the Merger Agreement also provides that, from the signing date of the Merger Agreement through the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable law, (ii) as expressly required by the Merger Agreement, (iii) as set forth in the Company Disclosure Schedules or (iv) with the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed; provided, that Acquiror will be permitted, in its sole discretion, to withhold, condition or delay its consent with respect to the matters described in (xi) below), Heska will not, and will cause its subsidiaries not to, among other things:
(i).
amend Heska’s or its subsidiaries’ organizational documents except for amendments to its subsidiaries’ organizational documents that would not reasonably be expected to adversely affect Acquiror or any of its subsidiaries;

(ii).
split, combine or reclassify any of its capital stock, repurchase (or redeem, purchase or otherwise acquire) any shares of capital stock or make, declare or pay dividends or distributions thereon, subject to limited exceptions (including settlement of any conversions, any redemption, repurchase or payment of interests pursuant to the terms of the Convertible Notes);

(iii).
issue, sell or grant any right to acquire additional shares of capital stock other than in connection with (i) equity awards outstanding as of the date of the Merger Agreement, (ii) the ESPP, (iii) benefit plans in effect as of the date of the Merger Agreement and (iv) the conversion of the Convertible Notes;

(iv).	enter into a voting agreement or adopt a shareholder rights plan;
(v).	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(vi).
incur or guarantee indebtedness, subject to limited exceptions including indebtedness (i) incurred in the ordinary course consistent with past practice among Heska and its subsidiaries or among Heska’s subsidiaries or (ii) for borrowed money not to exceed $5,000,000;

(vii).	incur any liens, except for permitted liens;
(viii).
redeem, repurchase or prepay indebtedness (except for any conversions, redemptions or repurchases of any of the Convertible Notes) other than in the ordinary course of business consistent with past practice;

(ix).	dispose of material intellectual property rights, properties or assets, subject to limited exceptions, other than in the ordinary course of business consistent with past practice;
(x).
cancel, release or assign any indebtedness owed to it or material claims held by it against any other person in excess of $2,500,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

(xi).
Acquire any person or business (excluding any acquisitions of supplies and inventory in the ordinary course of business consistent with past practice), make any investment in any other person (other than ordinary course investments in subsidiaries of Heska), make any loans or advances to any other person (subject to limited ordinary course exceptions) or enter into a new line of business unrelated to the veterinary and animal health diagnostics business, other than in the ordinary course of business consistent with past practice;

(xii).
make any capital expenditures, other than in the ordinary course of business consistent with past practice, (i) in excess of the amounts set forth in the capital expenditure budget set forth in the Company Disclosure Schedules and (ii) other than in the ordinary course, in an aggregate amount not in excess of $500,000;

(xiii).
enter into a new material contract or terminate, materially amend or waive a material right under an existing material contract (or amend any contract such that it would constitute a material contract), other than in the ordinary course of business consistent with past practice;

(xiv).
enter into any contract that contains, or amend an existing contract such that it would contain, terms that would be binding on Acquiror and its affiliates (other than Heska or its subsidiaries) after giving effect to the Merger and that would restrict their ability to compete in any business or with any person or in any geographic area or buy and sell products and services from or to any person, other than in the ordinary course of business consistent with past practice;

(xv).
except as required by applicable law or pursuant to the requirements of any written agreements or benefit plans in existence as of the date of the Merger Agreement or as set forth in the Company Disclosure Schedules (including certain retention awards and transaction bonuses to be granted in accordance with certain parameters), (i) increase the compensation or benefits payable to any (A) director or named executive officer and (B) other employee or individual consultant of Heska or its subsidiaries who provides services on a substantially full-time basis with a base salary or annual fees of $150,000 or more (which we refer to herein, clauses (A) and (B) collectively, as the “Company Associates”), (ii) grant any increase in severance or termination pay to any Company Associate or pay or award any bonuses or incentive compensation to any Company Associate, (iii) grant or award, or commit to grant or award, any equity or equity-based awards or incentives (including any Options, RSUs or Restricted Stock) to any employee or other service provider of Heska and/or any of its subsidiaries, (iv) amend any existing written employment agreement or offer letter with a Company Associate, (v) amend or enter into any employment agreement or offer letter with any Company Associate or prospective Company Associate, (vi) establish, adopt, enter into, amend, renew or terminate any collective bargaining agreement or benefit plan, except for (A) any renewals of benefit plans that are health and welfare plans made in the ordinary course of business consistent with past practice that do not materially increase the costs of such benefit plans or (B) the provision of immaterial (both individually and in the aggregate) fringe benefits to any employee of Heska who is not a Company Associate in the ordinary course of business, (vii) take any action to accelerate any payment or benefit (or the funding thereof) payable or to become payable to any Company Associate, (viii) waive or modify any non-compete or similar restriction binding on any

Company Associate, (ix) terminate the employment of any Company Associate, other than for cause, without reasonable consultation with Acquiror, (x) hire any person who would be a Company Associate, without reasonable consultation with Acquiror or (xi) take any action described in (i), (ii) and (vii) with respect to any other employee or consultant, other than in the ordinary course of business consistent with past practice;
(xvi).	materially change its financial accounting principles, practices or methods, other than as required by GAAP or applicable law;
(xvii).	settle litigation subject to limited exceptions, including in the ordinary course consistent with past practice;
(xviii).	engage in certain tax-related actions;
(xix).
other than in the ordinary course of business consistent with past practice, abandon or fail to take any actions necessary to maintain any of its rights in any of Heska’s material intellectual property;

(xx).	other than in the ordinary course of business consistent with past practice, fail to maintain adequate insurance covering Heska and its properties, businesses, assets and operations;
(xxi).	other than in the ordinary course of business consistent with past practice, make or forgive any loans to any employees, officers or directors of Heska or any of its subsidiaries;
(xxii).
modify, amend, or terminate the waiver of the application of any restrictions contained in Article IV of the Certificate of Incorporation (such determination to waive the application, the “Company Rights Determinations”) with respect to the Merger Agreement, the Voting Agreements, the Merger and other transactions contemplated thereby; or

(xxiii).	authorize, offer to any third party, agree or commit to take any of the above actions.
Other Covenants and Agreements
Non-Solicitation; Takeover Proposals
Except as expressly permitted by the Merger Agreement, Heska will, and will cause each of its subsidiaries and will use its reasonable best efforts to cause its and its subsidiaries’ representatives (i) immediately cease and terminate any ongoing solicitation, encouragement, discussions or negotiations with any person (other than Mars and its subsidiaries, including Acquiror) with respect to a Company Takeover Proposal (as defined below) and (ii) not, directly or indirectly:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a Company Takeover Proposal, other than (A) solely in response to an unsolicited inquiry to refer the inquiring person to the non-solicitation provisions of the Merger Agreement and to limit its communication exclusively to such referral or (B) upon receipt of a bona fide, unsolicited written Company Takeover Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement solely to the extent necessary to ascertain facts or clarify terms in order for the Heska Board to have sufficient information to determine whether such Company Takeover Proposal is or could reasonably be expected to lead to a Company Superior Proposal (as defined below);

•
approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal (other than to enter into a confidentiality agreement in accordance with the terms of the Merger Agreement);

•
take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal;

•	cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations; or
•	resolve or agree to do any of the foregoing.
Under the Merger Agreement, a “Company Takeover Proposal” means any proposal or offer from any person (other than Mars or any of its subsidiaries) with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (i) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving Heska or any of its subsidiaries, (ii) any acquisition of 20% or more of the outstanding Common Stock (or securities representing 20% or more of the voting power of Heska), (iii) any acquisition (including the acquisition of stock of any subsidiary of Heska) of assets or businesses of Heska or its subsidiaries representing 20% or more of the consolidated assets, revenues or net income of Heska, (iv) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock (or securities representing 20% or more of the voting power of Heska) or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Common Stock (or voting power of securities of Heska other than Common Stock) involved is 20% or more.
Receipt of Company Takeover Proposal
If (i) at any time after the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval (as defined in the section entitled “Summary — No Solicitation of Acquisition Proposals by Heska” beginning on page 7) (but not after), Heska or any of its representatives receives a bona fide, unsolicited written Company Takeover Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement and (ii) the Heska Board determines, in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal (as defined below), then Heska and its representatives may, prior to the time the Company Stockholder Approval is obtained, but not after:
•
furnish, pursuant to a confidentiality agreement that contains provisions that are no less favorable to Heska than the confidentiality agreement between Heska and Mars, information with respect to Heska to the party making such Company Takeover Proposal; provided, that, to the extent permitted by law, Heska must concurrently provide to Acquiror any such information that is non-public; and

•	engage in discussions or negotiations with such party regarding such Company Takeover Proposal.
Under the Merger Agreement, a “Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (i) that if consummated would result in a third party (or the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Common Stock or more than 50% of the assets of Heska and its subsidiaries, taken as a whole, and (ii) that the Heska Board determines in good faith (in accordance with the Merger Agreement), after consultation with its outside financial advisors and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by the Merger Agreement, and after giving effect to any changes to the Merger Agreement proposed by Acquiror in response to such Company Takeover Proposal (in accordance with the Merger Agreement) and all other financial, legal, regulatory, tax and other aspects of such Company takeover proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Heska Board deems relevant, is more favorable from a financial standpoint to Heska stockholders than the Merger.
Notice of Company Takeover Proposal
Under the terms of the Merger Agreement, Heska must (i) as promptly as practicable (and in any event within 24 hours after receipt) advise Acquiror of the receipt of any Company Takeover Proposal or a request for information relating to Heska that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making such Company Takeover Proposal and a description of the material terms and conditions thereof and (ii) keep Acquiror reasonably informed on a reasonably current basis as to the status of the Company Takeover Proposal including any developments, discussions or negotiations and a description of any changes to the material terms and conditions in respect thereof.
The Company Recommendation; Adverse Recommendation Change; Fiduciary Exception
As described above, and subject to the provisions described below, the Heska Board has unanimously made the recommendation that Heska stockholders vote “FOR” the proposal to approve the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, which unanimous recommendation we refer to as the “Company Recommendation.” The Merger Agreement provides that the Heska Board will not effect an “Adverse Recommendation Change” (as described below) except as defined below.
Under the Merger Agreement, generally, the Heska Board may not: (i) (A) fail to include the Company Recommendation in this proxy statement; (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Acquiror, the Company Recommendation; or (C) adopt, approve or recommend to Heska stockholders, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to Heska stockholders, a Company Takeover Proposal (any action described in (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit Heska or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any such Company Takeover Proposal (other than a confidentiality agreement entered into in accordance with the Merger Agreement).
The Heska Board may, prior to receipt of Company Stockholder Approval (but not after):
•
with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement, make an Adverse Recommendation Change or cause Heska to terminate the Merger Agreement in order to substantially concurrently with such termination enter into a definitive agreement relating to such Company Takeover Proposal if and only if, prior to taking either such action, (i) Heska has complied with its obligations under the non-solicitation provision of the Merger Agreement (including the notice obligations to Acquiror described below), (ii) the Heska Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Heska Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; and

•
make an Adverse Recommendation Change in response to a “Company Intervening Event” which is defined as any fact, circumstance, occurrence, event, development, change or condition or combination thereof (other than (x) the fact that Heska meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, any changes after the date of the Merger Agreement in the market price or trading volume of Common Stock (provided that the underlying causes of such fact, to the extent not otherwise excluded from this definition of “Company Intervening Event,” may be taken into account in determining the existence of a Company Intervening Event), or (y) any reasonably foreseeable consequence of the announcement of the Merger Agreement) that was not known to or reasonably expected by the Heska Board as of or prior to the date of the Merger Agreement and is unrelated to any Company Takeover Proposal or expected receipt of a Company Takeover Proposal, which we refer to as an “Intervening Event Recommendation Change,” if (i) Heska has complied with its obligations under the non-solicitation provisions of the Merger Agreement (including the notice obligations to Acquiror described below) and (ii) the Heska Board has determined, in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Prior to making any such Adverse Recommendation Change, effecting any such termination or making any such Intervening Event Recommendation Change, (i) Heska must give Acquiror at least five business days’ prior notice of its intention to do so, the reasons therefor, and certain information related thereto, (ii) Heska must negotiate in good faith with Acquiror and its representatives to enable Acquiror to propose revisions to the terms of the Merger Agreement, and (iii) the Heska Board must consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Acquiror (and not revoked) and determine in good faith after consultation with its outside financial advisors and outside legal counsel, either that the Company Takeover Proposal continues to constitute a Company Takeover Proposal if the revisions proposed by Acquiror were to be given effect, or that the failure to make an Intervening Event Recommendation Change would reasonably be expected to be inconsistent with the Heska Board’s fiduciary duties under applicable law, as the case may be. Further, in the event of any change to the financial terms or other material terms of such Company Takeover Proposal, Heska must give a new notice to Acquiror consistent with that described in clause (i) above and a new notice period under clause (iii) above will commence, except that the five business day notice period will instead be the longer of three business days and the period remaining under the original notice period immediately prior to the delivery of such additional notice. Heska is not permitted to terminate the Merger Agreement under these provisions with respect to a Company Superior Proposal unless Heska pays Acquiror the Termination Fee (which is described in more detail in the section entitled “The Merger Agreement—Termination Fee” beginning on page 82) prior to or concurrently with such termination.
Access to Information
Subject to certain exceptions and limitations, Heska will, and will cause its subsidiaries to (i) afford Acquiror and its representatives reasonable access during normal business hours to Heska’s and its subsidiaries’ personnel, properties, contracts, commitments, books and records (including tax returns), (ii) make available to Acquiror such other available information concerning its business, properties and personnel as Acquiror may reasonably request and will instruct Heska’s (and its subsidiaries’) independent accountants to provide access to their work papers and such other information (including tax returns and drafts of any U.S. federal income tax returns or other material state or non-U.S. income tax returns) as Acquiror may reasonably request, and (iii) reasonably cooperate with Acquiror, and use commercially reasonable efforts to, no later than 10 days after the date of the Merger Agreement, provide all information required under Sec. 20 of the German real estate transfer tax act to Acquiror, in order to ensure that Acquiror can meet its obligation to file timely notifications for German real estate transfer tax purposes in compliance with applicable laws, each of (i), (ii) and (iii) other than with respect to any person or information if so doing, in Heska’s and its outside counsel’s reasonable judgment, would violate any law or contract or jeopardize the attorney-client privilege; provided, that Heska informs Acquiror of the general nature of such information and reasonably cooperates with Acquiror to share the information in such a manner that would not result in the violation of law or contract or loss or waiver of such privilege. Any access or investigation must be conducted so as not to interfere unreasonably with the business and operations of Heska or any of its subsidiaries.
No investigation by Acquiror or its representatives will affect or be deemed to modify or waive the representations and warranties of Heska set forth in the Merger Agreement.
Indemnification, Exculpation and Insurance
All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of the Company Indemnified Parties, as provided in the organizational documents of Heska or its subsidiaries existing as of March 31, 2023 or any indemnification agreements existing as of March 31, 2023 will survive the Merger and may not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Company Indemnified Parties with respect to acts or omissions occurring at or prior to the Effective Time. From and after the Effective Time, Acquiror will ensure the Surviving Corporation honors these obligations.
Prior to the Effective Time, at Heska’s option, Heska will, or, if Heska is unable to, Acquiror will cause the Surviving Corporation to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of Heska’s existing directors’ and officers’ insurance policies and Heska’s existing fiduciary liability insurance policies, in each case with respect to acts or omissions occurring at or prior to the Effective Time and for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as Heska’s current insurance carrier with respect to such insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Heska’s existing policies as in effect as of the date of the Merger Agreement; provided that Heska (or the Surviving Corporation) will not pay an amount for such new insurance in excess of 300% of the annual premium currently paid by Heska for such insurance. If such “tail” prepaid policy has been obtained by either Heska or the Surviving Corporation prior to or as of the Effective Time, Acquiror will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If such a “tail” policy cannot be obtained as of the Effective Time, then the Surviving Corporation is required to maintain in effect, for a period of not less than six years, Heska’s current directors’ and officers’ fiduciary liability insurance policies or a comparable policy, subject to certain limitations and minimum standards.
Efforts to Complete the Merger; Regulatory Approvals
The Merger Agreement provides that Heska, Acquiror and Merger Sub will each use their respective reasonable best efforts to:
•
promptly submit all notifications to and obtain all clearances, authorizations, consents, orders and approvals of all governmental entities that may be, or become necessary for execution and delivery of, and the performance of obligations pursuant to, the Merger Agreement;

•	cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, orders and approvals; and
•
provide any other information any governmental entity may reasonably request in connection with the Merger Agreement (including requests for additional information or materials under the HSR Act) as promptly as reasonably practicable.

Under the Merger Agreement, each party is required to (i) promptly, and in no event later than April 14, 2023 (unless otherwise mutually agreed to), make its respective filings pursuant to the HSR Act and (ii) as promptly as practicable, make its respective filings and notifications, if any, under any other applicable antitrust, competition, foreign investment or trade regulation law, and, in each case, to supply to the appropriate governmental entities as promptly as practicable any additional information and documentary materials as may be requested.
Acquiror and Heska (if requested by Acquiror) have agreed to take all steps necessary to avoid or eliminate any impediment under any antitrust, competition, foreign investment or trade regulation law that may be asserted by any antitrust or competition governmental entity, so as to enable the parties to close the Merger as promptly as practicable, including (subject to the next paragraph):
•
proposing, negotiating, committing to and effecting, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to the Merger Agreement;

•
entering into such other arrangements as are necessary or advisable to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, that would prevent the consummation of the Merger; and

•
contesting and defending on the merits any claim asserted by a governmental entity in order to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would prevent the Closing.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. On April 14, 2023, both Heska and Acquiror filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on May 15, 2023 unless earlier terminated or extended by the issuance of a Second Request to the parties by the FTC or the Antitrust Division prior to that time. If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Acquiror and Heska have agreed that Acquiror will control and direct the parties’ filings (including filing timing), strategies, process, negotiation of settlements (if any) and related proceedings to obtain regulatory approvals (and Acquiror shall consult with and consider in good faith Heska’s views with regard thereto), and that Acquiror may take or pursue any reasonable actions or strategies to avoid, resist or reduce the scope of any action sought or required by governmental entities or pertaining to the submission of all required notices to any governmental entity and obtaining the consent therefrom, so long as such action or strategy will not delay satisfaction of the closing conditions past the “Outside Date” as it may be extended to the “Extended Outside Date” or “Further Extended Outside Date,” as applicable (as such terms are defined in the section entitled “Summary — Termination of the Merger Agreement” beginning on page 8).
However, none of Mars, Acquiror, Merger Sub or any other subsidiary of Mars will be required to, and Heska and its subsidiaries will not without the prior written consent of Mars, take any action, or commit to take any action, or agree to any condition or limitation contemplated in the antitrust covenant of the Merger Agreement (i) that is not conditioned upon the consummation of the Merger, (ii) with respect to any of Mars’s, Acquiror’s or their respective subsidiaries operations, divisions, businesses, product lines, contracts, licenses, relationships, contractual rights or obligations, customers or assets or (iii) that would result in, or would be reasonably likely to result in, the sale, divestiture or disposition of assets, properties or businesses of Heska or any of its subsidiaries and/or the termination of any business (in any jurisdictions(s)) of Heska or any of its subsidiaries that (x) generated more than $30,000,000 of annual consolidated revenues of Heska and its subsidiaries in the North America segment (as defined in Heska’s Annual Report on Form 10-K for the year ending December 31, 2022) during the 12-month period ending as of December 31, 2022 or (y) generated more than $30,000,000 of annual consolidated revenues of Heska and its subsidiaries in the International segment (as defined in Heska’s Annual Report on Form 10-K for the year ending December 31, 2022) during the 12-month period ending as of December 31, 2022 (each of (i), (ii) or (iii), a “Burdensome Condition”).
Mars, Heska and their respective subsidiaries (including Acquiror and Merger Sub) have agreed not to, prior to the Closing, acquire any businesses or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay the obtaining of necessary regulatory approvals.
Employee Matters
For a period of at least 12 months following the Effective Time, Acquiror or the Surviving Corporation shall, (i) provide each employee of Heska or any of its subsidiaries who continues as of the Effective Time to be employed by Acquiror, the Surviving Corporation or any affiliate (which we refer to herein as “continuing employees”) with at least the same level of base salary or hourly wage rate and target cash bonus opportunity, in each case, that was provided to such continuing employee immediately prior to the Effective Time, (ii) provide the continuing employees employee benefits (excluding equity, compensation, non-qualified deferred compensation, defined benefit pension, post-employment health and welfare benefit plans and change in control, retention or other non-recurring compensation) that are substantially comparable in the aggregate to those provided to such continuing employees by Heska and any of its subsidiaries immediately prior to the Effective Time and (iii) provide each continuing employee who is terminated without cause with severance benefits and payments as specified in the Company Disclosure Schedules.
At the Effective Time, each continuing employee shall be given service credit for all purposes, including for eligibility to participate, benefit levels and eligibility for vesting under Acquiror employee benefit plans and arrangements (which we refer to herein as “Acquiror Benefit Plans”) with respect to his or her length of service with Heska (and its subsidiaries and predecessors) prior to the Closing, provided that the foregoing shall not result in the duplication of benefits and shall not be recognized with respect to benefit accruals under any defined benefit pension plan or for any purpose under any long-term incentive plan or post-employment welfare benefit plan.
After the Effective Time, Acquiror will use its reasonable best efforts to (i) cause each continuing employee to be immediately eligible to participate in all Acquiror Benefit Plans to the extent coverage under such benefit plans replaces coverage under a comparable benefit plan of Heska in which such continuing employee participated immediately before the Effective Time and (ii) for purposes of each Acquiror Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any continuing employee and his or her covered dependents, (A) cause all pre-existing condition limitations, exclusions, waiting periods and actively at work requirements of such Acquiror Benefit Plan to be waived to the extent such limitations, exclusions, waiting periods and actively at work requirements were waived or satisfied under the comparable benefit plan of Heska and (B) recognize any eligible expenses incurred under a benefit plan of Heska during the portion of the plan year prior to the date such continuing employee becomes eligible to participate in such Acquiror’s benefit plan to be taken into account under such Acquiror Benefit Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements for the applicable plan year as if such amounts had been paid in accordance with such benefit plan of Heska.
Unless otherwise directed by Acquiror prior to the Closing, Heska shall take all actions necessary to terminate the Company’s tax-qualified defined contribution 401(k) retirement plan (which we refer to herein as the “Heska 401(k) Plan”), effective as of no later than the day immediately preceding the Closing, and contingent upon the occurrence of the Merger, and provide that participants in the Heska 401(k) Plan shall become fully vested in any unvested portion of their accounts as of the date such plan is terminated. If the Heska 401(k) Plan is terminated, Acquiror shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Acquiror or one of its subsidiaries that will cover eligible continuing employees effective as of, or as soon as administratively practicable but no later than 90 days following, the Closing.
As soon as practicable upon or following, and in all events within 60 days following the closing of the Merger, Acquiror or the Surviving Corporation shall pay each continuing employee eligible to participate in the MIP or any other annual cash incentive compensation plan a payment equal to such continuing employee’s pro rata target bonus amount under the MIP or other annual cash incentive compensation plan for the period between January 1, 2023 and the Closing.
Company Special Meeting
Heska has agreed to duly give notice of, convene and hold a meeting of Heska stockholders for the purpose of voting upon the Merger Proposal as promptly as practicable following resolution of any SEC comments with respect to this proxy statement (which Heska was required to use its reasonable best efforts to file by May 1, 2023). Subject to certain exceptions permitting a delay, Heska must hold a meeting of Heska stockholders for the purpose of voting on the Merger Proposal on or around the 20th business day following the commencement of the mailing of this proxy statement to Heska stockholders.
Treatment of Convertible Notes
Pursuant to the Merger Agreement, Heska has agreed to take all actions required by the Convertible Notes Indenture, between Heska and U.S. Bank, National Association, with respect to the Convertible Notes or that are otherwise reasonably requested by Acquiror pursuant to and in compliance with the Convertible Notes Indenture, in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including by giving any notices that may be required by the Convertible Notes Indenture or reasonably requested by Acquiror and delivering to the trustee, noteholders or other applicable persons any documents or instruments required by the Convertible Notes Indenture or reasonably requested by Acquiror to be delivered at or prior to the Effective Time to such trustee, noteholders or other applicable persons. Heska has agreed not to elect any settlement method pursuant to the Convertible Notes Indenture that would be applicable to conversions whose settlement will occur after the Effective Time without Acquiror’s consent.
Certain Additional Covenants
The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, covenants relating to regulatory filings and approvals (which are described in the section entitled “The Merger (Proposal 1) —Regulatory Approvals” beginning on page 64), reporting requirements under Section 16 of the Exchange Act, certain takeover matters, coordination with respect to litigation relating to the Merger, public announcements with respect to the transactions contemplated by the Merger Agreement and notification regarding certain matters.

Conditions to Consummation of the Merger
Each party’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date, or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:
•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock;
•	the absence of any order or law that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger;
•	the absence of any Legal Restraint; and
•	the expiration or termination of the applicable waiting period under the HSR Act, and receipt of all other clearances or approvals under other applicable antitrust laws.
The obligations of Acquiror and Merger Sub to consummate the Merger are also subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:
•	the representations and warranties of Heska:
•
regarding capital stock of Heska being true and correct at and as of March 31, 2023 and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period), except for any de minimis inaccuracies;

•
regarding corporate existence and good standing, Heska’s organizational documents, certain capital stock representations and warranties, corporate authority relative to the Merger Agreement and no violation thereof (with limited exceptions), opinion of financial advisors, no finders or broker and state takeover statutes, being true and correct in all material respects at and as of March 31, 2023 and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period);

•	regarding the absence of a “Company Material Adverse Effect” and the Company Rights Determinations, being true and correct at and as of March 31, 2023; and
•
other than the representations and warranties described in the three bullets above, being true and correct at and as of March 31, 2023 and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period), other than for failures to be so true and correct (without regard to materiality, “Company Material Adverse Effect” and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a “Company Material Adverse Effect.”

•	Heska having performed or complied with in all material respects all covenants required by the Merger Agreement to be performed or complied with by it prior to the Closing;
•	no “Company Material Adverse Effect” having arisen or occurred following March 31, 2023;
•	Acquiror’s receipt of a certificate of Heska signed by its chief executive officer or another senior officer certifying the satisfaction of the foregoing three conditions; and
•
(i) no Burdensome Condition has been a condition to receipt of any regulatory approval, (ii) there is not in effect at or upon the Closing any order or law resulting, individually or in the aggregate, in a Burdensome Condition and (iii) no regulatory approval contains, includes or imposes any Burdensome Condition.

Heska’s obligation to effect the Merger is subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:
•	the representations and warranties of Acquiror and Merger Sub:
•	regarding corporate existence and good standing, corporate authority relative to the Merger Agreement, and no violation thereof (with limited exceptions), being true and correct in all material respects at and as of March 31, 2023 and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period); and
•
other than the representations and warranties described in the bullet above, being true and correct at and as of March 31, 2023 and at and as of the closing date as though made at and as of the closing date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period), other than for failures to be so true and correct (without regard to materiality, “Acquiror Material Adverse Effect” and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have an “Acquiror Material Adverse Effect”;

•	Acquiror and Merger Sub having performed or complied with in all material respects all covenants required by the Merger Agreement to be performed or complied with by it prior to the closing date; and
•	Heska’s receipt of a certificate of Acquiror signed by its chief executive officer or another senior officer certifying the satisfaction of the foregoing two conditions.
Termination
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:
•	by mutual written agreement of the Company and Acquiror;
•	by either Heska or Acquiror:
•
if the Merger is not consummated on or before the Outside Date; provided that if, on or after the Outside Date, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified Company Disclosure Schedule (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 69) and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an antitrust law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date may be extended by either party to the Extended Outside Date; provided that if, on or after the Extended Outside Date, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an antitrust law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date may be further extended by either party to the Further Extended Outside Date. However, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement primarily has been the cause of or resulted in the failure of the Closing to have occurred on or before the Outside Date (or its applicable extended date);

•
if any Legal Restraint has become final and non-appealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger. However, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party (i) that fails to comply in all material respects with its regulatory efforts covenants under the Merger

Agreement to contest, appeal and remove such Legal Restraint or (ii) if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement (which failure constitutes a material breach of the Merger Agreement); or
•	if the required approval of the Merger Proposal at the Special Meeting (or at any adjournment or postponement thereof) is not obtained.
•	by Acquiror:
•
if Heska has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to Heska’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured before the earlier of (A) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (B) 20 business days following Acquiror’s written notice to Heska. However, Acquiror will not have the right to terminate the Merger Agreement pursuant to this bullet if Acquiror is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s or Merger Sub’s representations and warranties or covenants); or

•
(i) at any time following an Adverse Recommendation Change; or (ii) if Heska has materially breached the non-solicitation provisions of the Merger Agreement. However, in each case, Acquiror’s right to terminate the Merger Agreement pursuant to this bullet will expire upon receipt of the Company Stockholder Approval.

•	by Heska:
•
if Acquiror or Merger Sub has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s and Merger Sub’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (B) 20 business days following Heska’s written notice to Acquiror. However, Heska will not have the right to terminate the Merger Agreement pursuant to the previous sentence if Heska is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to meet the closing conditions relating to Heska’s representations, warranties and covenants or the absence of a Company Material Adverse Effect); or

•
prior to the receipt of the Company Stockholder Approval, subject to compliance with specified non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal, subject to the prior or concurrent payment of the Termination Fee to Acquiror.

Termination Fee
If the Merger Agreement is terminated in specified circumstances, Heska will be required to pay or cause to be paid to Acquiror a Termination Fee of $45,000,000.
Acquiror would be entitled to receive the Termination Fee from Heska if the Merger Agreement is terminated:
•
(i) (A) by either Acquiror or Heska because (1) the Closing has not occurred by the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable or (2) the Company Stockholder Approval has not been obtained at the Special Meeting or (B) by Acquiror because (1) Heska has breached a representation, warranty, covenant or other agreement in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to the Company’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (B) 20 business days following Acquiror’s written notice to Heska, (iii) any person has made or publicly made known (since the date of the Merger Agreement) a Company Takeover Proposal and not (x) if publicly made, publicly withdrawn such proposal or (y) if made privately, withdrawn such proposal in writing and in good faith, in either case, prior to the date of termination of the Merger Agreement or the Special Meeting, as applicable, and (iv) at any time on or prior to the first anniversary of such termination, Heska or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal (provided, that references in the definition of a “Company Takeover Proposal” as defined in the section entitled “Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 73 to 20% are deemed to be 50%);
•
by Acquiror, because Heska has made an Adverse Recommendation Change or is in material breach of the non-solicitation provisions of the Merger Agreement giving rise to Acquiror’s right to terminate the Merger Agreement; or

•
by Heska, prior to the receipt of Company Stockholder Approval, subject to compliance with certain non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal.

Reverse Termination Fee
If the Merger Agreement is terminated in specified circumstances, Acquiror will be required to pay or cause to be paid to Heska a Reverse Termination Fee of $60,000,000. Heska would be entitled to receive the Reverse Termination Fee from Acquiror if the Merger Agreement is terminated by either Acquiror or Heska:
•
because of a failure of the Closing to occur by the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and at such time any of the closing conditions related to (i) the absence of a Legal Restraint (solely as a result of a Legal Restraint in respect of an antitrust law issued or entered after the date of the Merger Agreement), (ii) the expiration of the HSR waiting period and the receipt of the clearances or approvals under applicable antitrust laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition have not been fulfilled (or waived to the extent permissible under applicable law) but all other closing conditions either have been waived or fulfilled or would be fulfilled if the closing of the Merger were to occur on such date; or

•
because any Legal Restraint in respect of an antitrust law issued or entered after the date of the Merger Agreement has become final and non-appealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses.
Specific Performance; Remedies
In addition to any other remedy that may be available to any of the parties, including monetary damages, each of Heska, Acquiror and Merger Sub is generally entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Amendment; Waiver
At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Heska, Acquiror and Merger Sub; provided, that, without the further approval of Heska stockholders and the sole member of Merger Sub, no amendment or waiver will be made or given after the Company Stockholder Approval that requires the approval of Heska stockholders or the sole member of Merger Sub under Delaware law unless the required further approval is obtained.

At any time prior to the Effective Time, either Heska, on the one hand, or Acquiror and Merger Sub, on the other hand, may, to the extent not prohibited by applicable law and except as otherwise set forth in the Merger Agreement:
•
extend the time for performance of any of the obligations or other acts of Acquiror or Merger Sub (in the case of an extension by Heska) or of Heska (in the case of an extension by Acquiror and Merger Sub);

•	waive any inaccuracies in the representations and warranties made to such party; and
•	waive compliance with any of the agreements or conditions for such party’s benefit.
Governing Law and Jurisdiction
The Merger Agreement is governed by Delaware law.
Heska, Acquiror and Merger Sub have agreed (i) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, with respect to any dispute arising out of, relating to or in connection with the Merger Agreement or transactions contemplated thereby, (ii) not to attempt to deny or defeat personal jurisdiction in any such court, (iii) not to bring any such action in any other court and (iv) not to plead or claim such courts are an inconvenient forum.
Guarantee
Mars, in order to induce Heska to execute and deliver the Merger Agreement, has absolutely, unconditionally and irrevocably guaranteed the covenants, agreements and other obligations of Acquiror and Merger Sub, including the due, punctual and full payment and performance of Acquiror’s and Merger Sub’s obligations under the Merger Agreement, subject to limitations on Acquiror’s and Merger Sub’s obligations under the Merger Agreement.

THE VOTING AGREEMENTS
The following description sets forth the material provisions of the Voting Agreements, but does not purport to describe all of the terms of the Voting Agreements. The full text of the form of Voting Agreement is attached to this proxy statement as Annex B, and incorporated herein by reference. You are urged to read the form of voting agreement in its entirety.
Concurrently with the execution of the Merger Agreement on March 31, 2023, Kevin S. Wilson, the Chief Executive Officer and President of Heska, and David E. Sveen, Ph.D., a member of the Heska Board, each entered into a Voting Agreement with Acquiror, pursuant to which each of the Wilson Stockholders and each of the Sveen Stockholders, among other things, is:
•
required to vote: (1) in favor of the adoption of the Merger Agreement and approval of other matters that are required to be approved by Heska stockholders in order to effect the Merger; (2) against approval of any proposal, including any Company Takeover Proposal, made in opposition to, or in competition or inconsistent with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; (3) against any other action, agreement or transaction that is intended, or that would reasonably be expected, to materially impede, interfere with, delay, postpose, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or performance of his, her or its obligations under the Voting Agreement; (4) against any action, proposal, transaction or agreement that would, or would reasonably be expected to, result in a breach in any material respect of any covenant, representation or warranty of any other obligation or agreement of Heska contained in the Merger Agreement or of himself, herself or itself contained in the Voting Agreement; and (5) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•	prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the Voting Agreements;
•
prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either a proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (2) initiating, solely in his capacity as a stockholder, a stockholder vote with respect to a Company Takeover Proposal and (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Heska with respect to a Company Takeover Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.
In addition, pursuant to the Voting Agreements, each of the Wilson Stockholders and Sveen Stockholders irrevocably granted a proxy appointing Acquiror and any designee of Acquiror as his, her or its attorney-in-fact and proxy, with full power of substitution, to vote and otherwise act (including in any action by written consent of Heska stockholders) with respect to all of the subject shares on the matters and in the manner specified above.
Notwithstanding the foregoing agreements, each of Kevin S. Wilson and David E. Sveen and Acquiror have agreed that the foregoing obligations will not in any way restrict either Kevin S. Wilson or David E. Sveen, respectively, from taking any action in his capacity as a director, officer or employee of Heska that is otherwise permitted to be taken pursuant to the Merger Agreement.
The Voting Agreements terminate upon the earliest to occur of (i) a termination of the Merger Agreement, (ii) the mutual written consent of Acquiror and the Wilson Stockholders or the Sveen Stockholders, as applicable, and (iii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. Pursuant to the Voting Agreement and subject to the terms and conditions thereof, (x) the Wilson Stockholders have agreed to vote 482,578 shares of Common Stock, representing 4.42% of Common Stock outstanding as of April 26, 2023, and any shares of Common Stock acquired by the Wilson Stockholders after March 31, 2023 and (y) the Sveen Stockholders have agreed to vote 43,081 shares of Common Stock, representing 0.39% of Common Stock outstanding as of April 26, 2023, and any shares of Common Stock acquired by the Sveen Stockholders after March 31, 2023, in each case, in favor of the Merger Proposal at the Special Meeting.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK
The following table sets forth information known to Heska regarding the beneficial ownership of Common Stock as of April 26, 2023:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•	each of Heska’s current named executive officers and directors; and
•	all officers and directors of Heska, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days of a specified date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Heska believes that each person listed above has sole voting and investment power with respect to such shares of Common Stock or Common Stock beneficially owned by them.
The beneficial ownership of Common Stock is based on 10,913,754 shares of Common Stock issued and outstanding as of April 26, 2023.
Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Robert L. Antin(1)	2,189	*
Stephen L. Davis(1)	3,053	*
Mark F. Furlong(1)	4,726	*
Joachim A. Hasenmaier(1)	2,004	*
Scott W. Humphrey(1)	6,881	*
Sharon J. Maples(1)	12,179	*
David E. Sveen, Ph.D.(1)(2)	43,081	*
Kevin S. Wilson(1)(3)	714,804	6.5%
Catherine I. Grassman(1)	88,808	*
Steven M. Eyl(1)	145,183	1.3%
Eleanor F. Baker(1)	61,671	*
Christopher D. Sveen(1)	56,393	*
Anthony Providenti	63,175	*
All current directors and executive officers as a group (13 persons)(1)(2)(3)	1,204,147	11.0%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	1,845,901	16.9%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	733,420	6.7%
*	Less than 1%
(1)
Includes shares owned, as well as unvested shares and exercisable options that are exercisable within 60 days of April 26, 2023 in the following amounts: Mr. Antin, 1,107 shares; Mr. Davis, 1,107 shares; Mr. Furlong, 1,107 shares; Dr. Hasenmaier, 1,107 shares; Mr. Humphrey, 1,107 shares; Ms. Maples, 4,678 shares; Dr. David Sveen, 1,107 shares; Mr. Wilson 232,226 shares; Mr. Eyl, 122,336 shares; Ms. Grassman, 79,579 shares; Mr. Christopher Sveen, 51,856 shares; Ms. Baker, 57,564 shares; Mr. Providenti, 59,513 shares; all Directors and Executive Officers as a group, 614,394 shares.

(2)
Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.

(3)
Mr. Wilson is the spouse of Mrs. Wilson who owns Heska Corporation shares. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Includes 162,763 shares held by Cuattro, LLC, 9,000 shares owned by Mrs. Wilson, and 138,743 shares held by the Wilson Family Trust. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson.

(4)
Based on the most recently available Schedule 13G/A filed with the SEC on January 26, 2023, the number of shares reported includes: (a) 1,806,331 shares of Common Stock over which BlackRock, Inc. has sole voting power, and (b) 1,845,901 shares of Common Stock over which BlackRock, Inc. has sole dispositive power.

(5)
Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2023, the number of shares reported includes: (a) 708,205 shares of Common Stock over which The Vanguard Group, Inc. has sole voting power, and (b) 25,215 shares of Common Stock over which The Vanguard Group, Inc. has sole dispositive power.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2)
Pursuant to Section 14A of the Exchange Act, Heska is asking Heska stockholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Heska’s named executive officers in connection with the Merger as described in the section entitled “The Merger – Interests of Heska’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on Heska, Mars, Acquiror or Merger Sub. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to Heska’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.
Required Vote of Stockholders
The Heska Board unanimously recommends that Heska stockholders vote “FOR” the Advisory Compensation Proposal. Under the Bylaws, if a quorum is present, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for stockholders of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Advisory Compensation Proposal. Abstentions will have no effect on the outcome of the Advisory Compensation Proposal.
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Adjournment Proposal. Accordingly, a Heska stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Adjournment Proposal, and vice versa.
THE HESKA BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL (PROPOSAL 3)
The Special Meeting may be adjourned one or more times to another time and place, if any, including if necessary, to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to Heska stockholders. Heska is asking its stockholders to authorize the holder of any proxy solicited by the Heska Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if a quorum is not present, there are not sufficient votes to approve the Merger Proposal, or to ensure that any supplement or amendment to this proxy statement is timely provided to Heska stockholders.
Required Vote of Stockholders
The Heska Board unanimously recommends that Heska stockholders vote “FOR” the Adjournment Proposal, if necessary.
Under the Bylaws, if a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for stockholders of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Adjournment Proposal. Abstentions will have no effect on the outcome of the Advisory Compensation Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Heska stockholder may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal, and vice versa.
THE HESKA BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS
As of the date of this proxy statement, the Heska Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.
APPRAISAL RIGHTS
If the Merger is consummated, a holder of Common Stock who does not vote in favor of the Merger Proposal and who properly demands appraisal of its shares of Common Stock, who does not effectively withdraw its demand or waive or lose the right to appraisal, and who otherwise complies with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of his, her or its shares in connection with the Merger under Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex E. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder of Common Stock exercise its appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a bank, broker, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trust or the other nominee.
Under Section 262, a holder of shares of Common Stock who (1) does not vote in favor of the Merger Proposal; (2) continuously is the record holder of such shares from the date of the making of the demand through the effective date of the Merger; and (3) otherwise follows the procedures set forth in Section 262, may be entitled to have its shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, on the amount determined to be fair value, as determined by the Delaware Court of Chancery. The “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery may be more than, the same as, or less than the per share consideration of the stockholders are otherwise entitled to receive under the Merger Agreement.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to holders of Common Stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex E. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder of Common Stock who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company encourages a stockholder considering exercising such rights to seek the advice of legal counsel.
A stockholder wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:
•	the stockholder must not vote or submit a proxy in favor of the Merger Proposal;
•
the stockholder must deliver to Heska a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting and be a stockholder of record at the time of the making of such demand;

•
the stockholder must continuously hold the shares of Common Stock from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the Merger); and

•
a stockholder of record, a beneficial owner of shares as to which the record holder has duly demanded appraisal or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the effective date of the Merger. The surviving company is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the stockholder’s obligation to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Common Stock within the time prescribed in Section 262.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the Merger Proposal or not vote their shares.
Filing Written Demand
Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to Heska, before the vote on the Merger Proposal at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of Common Stock. A holder of shares of Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will result in the stockholder’s loss of appraisal rights and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in a loss of appraisal rights.
Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name on the date the written demand is made. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record, and must reasonably inform Heska of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Common Stock in connection with the Merger. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
A STOCKHOLDER WHO HOLDS ITS SHARES IN BROKERAGE OR BANK ACCOUNTS, TRUST OR OTHER NOMINEE FORMS AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH ITS BANK, BROKER, TRUST OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Common Stock as a nominee for others may exercise his, her or its right of appraisal with respect to shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Attn: Corporate Secretary
At any time within 60 days of the effective date of the Merger, any holder of shares of Common Stock who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Heska a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be more than, the same as, or less than the Merger Consideration.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation, a beneficial owner of shares as to which the record holder has duly demanded appraisal or any record holder of shares of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holder of shares of Common Stock who desires to have its shares appraised should initiate all necessary action to perfect its appraisal rights in respect of its shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify the holder’s previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Proposal and with respect to which Heska has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must give this statement to the requesting stockholder within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders who have demanded appraisal and the Surviving Corporation, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, because the Common Stock is publicly listed on the NASDAQ (and we do not expect this to change prior to the Merger), the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of such shares entitled to appraisal rights exceeds 1% of the outstanding shares of Common Stock or (y) the value of consideration provided in the merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the shares of Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Delaware Court of Chancery will determine the “fair value” of the Common Stock as of the effective date of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the Surviving Corporation to the stockholders entitled to receive the same, upon surrender by those stockholders of the Certificates representing their shares of Common Stock or, in the case of holders of uncertificated shares of Common Stock, forthwith. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
A stockholder considering seeking appraisal should be aware that the fair value of its shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the consideration it would receive pursuant to the Merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the Merger Consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Heska believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Heska nor Mars anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Heska and Mars reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Common Stock will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262 within 60 days of the effective date of the Merger or thereafter with the written approval of Heska.
From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time prior to the effective date of the Merger. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Heska held its 2022 annual meeting of stockholders on May 4, 2022. Heska will hold its 2023 annual meeting of stockholders on May 3, 2023 (the “2023 Annual Meeting”). Heska will only hold an annual meeting of stockholders in 2024 if the Merger is not completed before such meeting. If the Merger is not completed, Heska stockholders may submit proposals for consideration at the Heska 2024 annual meeting of stockholders (the “Heska 2024 Annual Meeting”).
The window for Heska stockholders to submit proposals to be considered at the 2023 Annual Meeting has been closed. For a stockholder proposal to be considered for inclusion in Heska’s proxy statement for the Heska 2024 Annual Meeting, the written proposal must be received by Heska’s Corporate Secretary at Heska’s principal executive offices under either (1) Rule 14a-8 (a “Rule 14 Proposal”) under the Exchange Act, or (2) the Bylaws (a “Bylaws Proposal”). A Rule 14 Proposal must be received by Heska’s Corporate Secretary at Heska’s principal executive offices no later than November 22, 2023.
If the date of the Heska 2024 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2023 Annual Meeting, the deadline for inclusion of proposals in Heska’s proxy statement is instead a reasonable period of time before Heska begins to print and mail its proxy materials. Such proposals will also need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with the Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. The proxy materials for the 2023 Annual Meeting were mailed on about March 21, 2023. This means that for the Heska 2024 Annual Meeting, any such proposal must be received no earlier than December 22, 2023 and no later than January 21, 2024.
You may propose Director candidates for consideration by Heska Board’s Corporate Governance Committee. Any such recommendations should be directed to Heska’s Corporate Secretary at Heska’s principal executive offices. In addition, you may nominate a Director for consideration by Heska’s stockholders if you give timely and adequate notice to Heska’s Corporate Secretary of your intention to make such nomination in accordance with the Bylaws, which require that the notice be received by the Corporate Secretary within the time periods for a Bylaws Proposal described above and with the detail regarding your nomination as is required by the Bylaws. In addition to satisfying the deadlines in the advance notice provisions of the Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to Heska’s Corporate Secretary no later than March 4, 2024.
FOR MORE INFORMATION REGARDING STOCKHOLDER PROPOSALS FOR THE HESKA 2024 ANNUAL MEETING, SEE THE RESPONSE TO THE QUESTION “MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS” IN THE “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2023 ANNUAL MEETING” SECTION OF HESKA’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON MARCH 21, 2023.

WHERE YOU CAN FIND MORE INFORMATION
Heska files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. Heska’s public filings are available to the public free of charge on the website maintained by the SEC at http://www.sec.gov and may also be obtained through other document retrieval services. Information contained on Heska’s website or connected thereto does not constitute a part of this proxy statement.
The SEC allows Heska to “incorporate by reference” information into this proxy statement. This means that Heska can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Heska later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.
Heska also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:
•	Heska’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•	Heska’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting;
•
Heska’s Current Reports on Form 8-K filed on April 3, 2023 and February 1, 2023 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•
The description of the securities of Heska contained in Heska’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 28, 2023, and any other amendment or report filed for the purposes of updating such description.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above or from Heska by requesting them in writing or by telephone at the following address and telephone number:
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, CO 80538
(800) 464-3752
These documents are available from Heska without charge, excluding any exhibits to them, and the proxy materials will also be posted at https://materials.proxyvote.com/42805E. You can also find information about Heska at its Internet website at https://ir.heska.com. Information contained on this website does not constitute a part of this proxy statement.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Heska or any other person.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

HESKA CORPORATION,

ANTECH DIAGNOSTICS, INC.,

HELSINKI MERGER SUB LLC

and (solely for the purpose of Section 9.15)

MARS, INCORPORATED

Dated as of March 31, 2023

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 31, 2023, is by and among Heska Corporation, a Delaware corporation (the “Company”), Antech Diagnostics, Inc., a California corporation (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and direct or indirect wholly-owned Subsidiary of Acquiror (“Merger Sub”), and, solely for the purposes of Section 9.15, Mars, Incorporated, a Delaware corporation (“Parent”). Parent (solely for the purposes of Section 9.15), Acquiror, Merger Sub and the Company are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”
WITNESSETH:
WHEREAS, upon the terms and subject to the conditions contained herein, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation;
WHEREAS, in connection with the Merger (as defined below), each outstanding share of public common stock, par value $0.01 per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Effective Time (as defined below) (other than any Cancelled Shares, any Dissenting Shares and any Remainder Shares (each as defined below)) will be automatically converted into the right to receive the Merger Consideration (as defined below) upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and Limited Liability Company Act of the State of Delaware (the “DLLCA”);
WHEREAS, the board of directors of the Company (the “Company Board of Directors”), after due and careful consideration, and in consultation with the Company’s tax, legal and financial advisors, has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (b) approved, authorized, adopted and declared advisable this Agreement, the Merger and other transactions contemplated hereby and (c) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Recommendation”) and to include such recommendation in the Proxy Statement;
WHEREAS, the board of directors of Acquiror (the “Acquiror Board of Directors”) has unanimously approved the Merger and authorized the execution and delivery by Acquiror of this Agreement, the performance by Acquiror of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein;
WHEREAS, the board of managers of Merger Sub has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein; (b) determined that this Agreement and the Merger are fair to, advisable and in the best interests of Merger Sub and its sole member; (c) resolved to submit this Agreement to the sole member of Merger Sub for its approval of the adoption hereof; and (d) resolved to recommend the adoption of this Agreement by the sole member of Merger Sub;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent, Acquiror and Merger Sub to enter into this Agreement, each of Kevin S. Wilson and David E. Sveen is entering into a voting agreement with Acquiror (each, a “Voting Agreement”), pursuant to which such person is agreeing to vote all of the shares of Company Common Stock beneficially owned by it in favor of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, at the Company Special Meeting (as defined below); and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Certain Specified Definitions. As used in this Agreement:
“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable (other than in any immaterial and non-substantive respect) to the Company than those that are contained in the Confidentiality Agreement (including standstill restrictions, except that such agreement need not contain any restriction that would prohibit the counterparty from making a Company Takeover Proposal to the Company Board of Directors or acquiring the Company pursuant to such Company Takeover Proposal as contemplated by this Agreement) and that does not prohibit the Company from providing to Acquiror the information required to be provided pursuant to Section 6.3.
“Acquiror Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that prevents, materially delays or materially impairs the ability of Acquiror or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.
“Affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests or other ownership interests, by Contract or otherwise.
“Antitrust Laws” means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings in the European Union, the Act against Restraints on Competition (GWB) in Germany, and the Enterprise Act 2002, as amended, in the United Kingdom.
“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or Governmental Entities in the State of Delaware are authorized or required by Law to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Commercially Available Software” shall mean any computer software which is off-the-shelf, generally commercially available pursuant to shrink wrap, click through or other non-negotiable licensing terms, used by the Company or any of its Subsidiaries with little or no configuration.
“Company Associate” means (a) with respect to the Company, each director, each Named Executive Officer, and each other employee of the Company or individual consultant who provides services on a substantially full-time basis who, in each case, as of the end of the most recently completed fiscal year, had an annual base salary, in the case of employees, or annual fees, in the case of consultants, of $150,000 or more and (b) with respect to each Subsidiary of the Company, each director (or, in the case of limited liability company Subsidiaries, each manager or, in the case of limited partnership Subsidiaries, each general partner, in each case, only if such persons are natural persons) and each employee of such Subsidiary or individual consultant who provides services on a substantially full-time basis who, in each case, as of the end of the most recently completed fiscal year, earned $150,000 or more in annual base salary, in the case of employees, or annual fees, in the case of consultants.

“Company Benefit Plan” means each compensation and/or employee benefit plan, program, scheme, policy, practice, agreement or other arrangement, including any pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, employment, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plan, medical, retiree medical, vision, dental or other health plan, life insurance plan, and each other compensatory or employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any Subsidiary, or to which the Company or any of its ERISA Affiliates contributes or is obligated to contribute on behalf of any current or former officer, employee, director or individual consultant (or their respective beneficiaries) of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any current or contingent Liability; provided that in no event shall a Company Benefit Plan include any arrangement operated by a Governmental Entity to which the Company or any Subsidiary is required to contribute under applicable Law.
“Company ESPP” means the Heska Corporation 2020 Employee Stock Purchase Plan.
“Company Fundamental Representations” means the representations and warranties made pursuant to Section 4.1(a) (Organization) (first sentence only), Section 4.1(b) (Organization) (with respect to the Company Organizational Documents only), Section 4.2 (Capital Stock) (other than Section 4.2(a) and, in the case of Section 4.2(e), with respect to Subsidiaries that are not material to the Company), Section 4.3 (Corporate Authority Relative to this Agreement; No Violation) (other than Section 4.3(a)(iv), Section 4.3(d)(i), Section 4.3(d)(iii) and Section 4.3(e)), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Finders or Brokers) and Section 4.22 (State Takeover Statutes).
“Company Government Bid” means any offer, bid, quotation or proposal to sell products made or services provided by the Company or any of its Subsidiaries that, if accepted or awarded, would lead to a Company Government Contract, except, in each case, for any such offer, bid, quotation or proposal that is immaterial to the Company and its Subsidiaries, taken as a whole.
“Company Government Contract” means (i) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between the Company or any of its Subsidiaries, on one hand, and any Governmental Entity, on the other hand, or (ii) any subcontract or other Contract by which a Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Entity that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. For purposes of this definition, a task, delivery or purchase order under a Company Government Contract shall not constitute a separate Company Government Contract, but shall be part of the Company Government Contract to which it relates.
“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Intervening Event” means any fact, circumstance, occurrence, event, development, change or condition or combination thereof that (a) was not known to or reasonably expected by the Company Board of Directors as of or prior to the date of this Agreement and (b) does not relate to any Company Takeover Proposal or expected receipt of a Company Takeover Proposal; provided, however, that in no event shall any of the following constitute, or be taken into account in determining the existence of, a Company Intervening Event: (x) the fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock (provided that the underlying causes of such fact, to the extent not otherwise excluded from this definition of “Company Intervening Event,” may be taken into account in determining the existence of a Company Intervening Event) or (y) the reasonably foreseeable consequences of the announcement of this Agreement.
“Company Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing (a) that is materially adverse to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) that prevents, materially delays or materially impairs the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement; provided that for purposes of clause (a), “Company Material

Adverse Effect” shall not be deemed to include the impact of (i) changes after the date hereof in GAAP (or authoritative interpretation or enforcement thereof), (ii) changes after the date hereof in Laws (or authoritative interpretation or enforcement thereof), (iii) changes in global, national or regional political conditions (including cyber-attacks, acts of terrorism or sabotage, the outbreak of war or other armed hostilities or the escalation of any of the foregoing), (iv) any epidemics or pandemics (including COVID-19) and any hurricane, flood, tornado, earthquake or other natural disaster, (v) actions or omissions required of the Company or any of the Company’s Subsidiaries by this Agreement or any action or omission taken at the written request of Acquiror, (vi) (A) the announcement of this Agreement or the Merger, including the announcement of the identity of Acquiror (provided, that this clause (vi)(A) shall not apply to any representation or warranty in Section 4.3(c), Section 4.3(d) or Section 4.11(g) to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), or (B) any communication by Acquiror or any of its Affiliates regarding plans or proposals, with respect to the Company and its Subsidiaries, (vii) any breach of this Agreement by Acquiror or Merger Sub, (viii) a change, in and of itself, in the trading price or volume of the Company Common Stock or the failure, in and of itself, to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (provided, that the underlying causes of such change or failure may be taken into account in determining the existence of a Company Material Adverse Effect), (ix) changes in the global securities, credit or other financial markets or in general economic, business or market conditions, including any disruption thereof or any change in prevailing interest rates, or (x) conditions generally affecting the U.S. economy or the industries in which the Company and its Subsidiaries operate (including changes to commodity prices); except, with respect to clauses (i), (ii), (iii), (iv), (ix) and (x) of this definition, to the extent that the effects of such change are disproportionately adverse to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.
“Company Option” means any option to purchase Company Common Stock granted under any Company Stock Plan.
“Company Registrations” means all Patent Rights and all registrations and applications for Trademarks, Copyrights, and Internet domain names that constitute Company Intellectual Property.
“Company Restricted Stock” means any share of Company Common Stock subject to vesting or forfeiture granted under any Company Stock Plan.
“Company Restricted Stock Unit” means any restricted stock unit, payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted under any Company Stock Plan.
“Company Stock Plans” means, collectively, the Company’s 2003 Equity Incentive Plan, the Company’s Stock Incentive Plan and the Company’s Equity Incentive Plan, in each case, as amended.
“Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (a) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the outstanding Company Common Stock or more than fifty percent (50%) of the assets of the Company and its Subsidiaries, taken as a whole, and (b) that the Company Board of Directors determines in good faith (in accordance with Section 6.3(f)), after consultation with its outside financial advisor and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by this Agreement, and after giving effect to any changes to this Agreement proposed by Acquiror in response to such Company Takeover Proposal (in accordance with Section 6.3(f)) and all other financial, legal, regulatory, Tax and other aspects of such proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Company Board of Directors deems relevant, is more favorable from a financial standpoint to the stockholders of the Company than the Merger.
“Company Takeover Proposal” means any proposal or offer from any person (other than Parent or any of its direct or indirect Subsidiaries), with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (a) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries, (b) any acquisition of twenty percent (20%) or more of the outstanding Company

Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (c) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Company, (d) any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is twenty percent (20%) or more.
“Contract” (including, its correlative meaning, “Contractual”) means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.
“Convertible Notes” means the Company’s 3.750% Convertible Senior Notes due 2026.
“Convertible Notes Indenture” means the Indenture, dated as of September 17, 2019, between the Company and U.S. Bank, National Association.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.
“Current Company Government Contract” means any Company Government Contract for which the period of performance has not yet expired or been terminated or final payment has not been received.
“Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials), in each case as in effect as of the date of this Agreement.
“ERISA” means the Employee Retirement Income and Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Governmental Entity” means any U.S. federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, regulatory authority, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO, including Veterinary Regulatory Entities.
“Hazardous Materials” means (i) any material, substance, chemical, or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law or (B) can form the basis of any liability under any Environmental Law relating to pollution, waste, or the environment; and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products.
“Indebtedness” means, with respect to any person, without duplication, as of the date of determination, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding obligations of such person incurred in the ordinary course of business consistent with past practice), (d) all lease obligations of such person that are required to be capitalized in accordance with GAAP as in effect on the date hereof on the books and records of such person, (e) all Indebtedness of others (excluding the Company and any of its Subsidiaries) secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby have been assumed, (f) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (g) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon and not repaid or reimbursed, and (h) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than the Company and any of its Subsidiaries.
“Intellectual Property” means all forms of intellectual property and intellectual property rights subsisting anywhere in the world, whether registered or unregistered, including the following: (a) patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (“Patent Rights”); (b) trademarks and service marks, logos, trade dress, corporate names and doing business designations, including all goodwill therein, and all registrations and applications for registration of the foregoing (“Trademarks”); (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors, and all works of authorship (“Copyrights”); (d) Internet domain names; (e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, formulas, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (f) other proprietary rights relating to any of the foregoing.
“Inventory” shall mean, collectively, all finished goods, raw materials, packaging supplies and work-in-process owned by the Company or any of its Subsidiaries.
“knowledge” means, (i) with respect to the Company and its Subsidiaries, the knowledge of the individuals listed on Section 1.1(A)(i) of the Company Disclosure Schedule and (ii) with respect to Acquiror and Merger Sub, the knowledge of the individuals listed on Section 1.1(A)(ii) of the Company Disclosure Schedule.
“Laws” means all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, Orders, injunctions, decrees or agency requirements of Governmental Entities.
“Legal Proceeding” means any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action.
“Liability” means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.
“Licensed IP” means Intellectual Property licensed to the Company or any of its Subsidiaries by any third party.
“Liens” means all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind.
“made available” means, with respect to any information, document or material, that such information, document or material was (a) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a Company SEC Document) after January 1, 2020, and prior to the date hereof or (b) made available on or prior to 3:00 p.m. New York time on March 31, 2023 for review by Acquiror or its Representatives in the electronic data site established on behalf of the Company and to which Acquiror and certain of its Representatives have been given access in connection with the transactions contemplated by this Agreement or otherwise.
“Named Executive Officers” means the principal executive officer, the principal financial officer and the next three most highly paid executive officers of the Company as of the end of the most recently completed fiscal year, based on total compensation as determined under Rule 402 of Regulation S-K under the Securities Act.
“NASDAQ” means the NASDAQ Global Select Market.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.
“Permitted Lien” means (a) any Lien for Taxes not yet due and payable or delinquent or which are being contested in good faith by appropriate proceedings and, with respect to material amounts contested as of the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents, for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to Liabilities that are not yet due and payable or, if due, are not delinquent for greater than thirty (30) days or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (c) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building, fire, health and Environmental Laws and similar regulations, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, social security and other similar legislation, (e) Liens relating to intercompany borrowings among a person and its direct or indirect Subsidiaries, (f) purchase money Liens securing payments under capital lease arrangements, (g) other than with respect to Company Owned Real Property or Company Leased Real Property, Liens arising under, and the other terms and conditions set forth in, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and containing terms consistent with arm’s length transactions of a similar type, (h) non-exclusive licenses to Intellectual Property granted in the ordinary course of business consistent with past practice and (i) Liens specifically identified, reflected in, reserved against or otherwise disclosed in the Company Financial Statements.
“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
“Proxy Statement” means the proxy statement of the Company related to the solicitation of votes in favor of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, at the Company Special Meeting.
“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.
“Representatives” means, with respect to any person, such person’s Subsidiaries and such person’s and its Subsidiaries’ respective directors, officers, employees, agents, attorneys, accountants, financial advisors, investment bankers and other representatives.
“Restrictive Covenant” means any agreement or obligation restricting or limiting the ability of a Company Associate to solicit or hire any employee of the Company or its Subsidiaries, solicit or conduct business with any business counterparty of the Company or its Subsidiaries or compete with the Company or its Subsidiaries.
“SEC” means the U.S. Securities and Exchange Commission.
“SRO” means any self-regulatory organization of any nature, including any United States or foreign securities exchange, futures exchange, commodities exchange or contract market and any advertising or industry self-regulatory organization.
“Subsidiaries” means, with respect to any Party, any corporation, partnership, joint venture or other legal entity of which such Party (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other equity interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Tax” means all federal, state, local or foreign tax, custom, impost, levy, duty, fee or other assessment or charge of any nature whatsoever imposed by any Governmental Entity (including any income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, premium, license, recording, occupation, environmental, abandoned or unclaimed property, real or personal property and estimated tax, alternative or add-on minimum tax, customs duty or other tax), together with any interest, penalties, fines or additions imposed with respect thereto.
“Tax Return” means any return, report, information return, claim for refund, election, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed, or supplied or required to be supplied, with respect to Taxes, including any amendments thereof.
“Top Supplier” means the largest ten (10) suppliers of products or services to the Company and its Subsidiaries, taken as a whole, based on expenditures of the Company and its Subsidiaries, taken as a whole, during the twelve (12) months ended December 31, 2022.
“Treasury Regulation” means the regulations promulgated under the Code by the U.S. Department of the Treasury.
“Willful Breach” means a breach that is the result of a willful or intentional act or failure to act by a person that would, or reasonably would be expected, to result in a material breach of this Agreement.
Section 1.2 Defined Terms. The following terms are defined in this Agreement in the sections indicated below:
Section
Acceptable Confidentiality Agreement	Section 1.1
Acquiror	Preamble
Acquiror 401(k) Plan	Section 6.4(d)
Acquiror Approvals	Section 5.2(b)
Acquiror Benefit Plans	Section 6.4(b)
Acquiror Board of Directors	Recitals
Acquiror Disclosure Schedule	Article IV
Acquiror Material Adverse Effect	Section 1.1
Adverse Recommendation Change	Section 6.3(e)
Affiliates	Section 1.1
Agreement	Preamble
Antitrust Laws	Section 1.1
BofA	Section 4.20
Book-Entry Shares	Section 3.1(a)(i)
Broker Fees	Section 4.21
Burdensome Condition	Section 1.1(b)
Business Day	Section 1.1
Cancelled Shares	Section 3.1(a)(ii)
Capitalization Date	Section 4.2(a)
CARES Act	Section 1.1
Certificate	Section 3.1(a)(i)
Certificate of Merger	Section 2.3
Chosen Courts	Section 9.5(a)
Clean Room Agreement	Section 6.2(b)
Clearance Date	Section 6.6(a)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 1.1
Collective Bargaining Agreement	Section 4.18(a)(xvi)

Section
Commercially Available Software	Section 1.1
Company	Preamble
Company 401(k) Plan	Section 6.4(d)
Company Acquisition Agreement	Section 6.3(e)
Company Approvals	Section 4.3(c)
Company Associate	Section 1.1
Company Benefit Plan	Section 1.1
Company Board of Directors	Recitals
Company Bylaws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Common Stock	Recitals
Company Disclosure Schedule	Article IV
Company ESPP	Section 1.1
Company Financial Statements	Section 4.4(b)
Company Fundamental Representations	Section 1.1
Company Government Bid	Section 1.1
Company Government Contract	Section 1.1
Company Indemnified Parties	Section 6.9(a)
Company Intellectual Property	Section 1.1
Company Intervening Event	Section 1.1
Company Intervening Event Recommendation Change	Section 6.3(g)
Company Leased Real Property	Section 4.16
Company Material Adverse Effect	Section 1.1
Company Material Contract	Section 4.18(a)(xvi)
Company Option	Section 1.1
Company Organizational Documents	Section 4.1(b)
Company Original Common Stock	Section 4.2(a)
Company Owned Real Property	Section 4.16
Company Permits	Section 4.7(b)
Company Preferred Stock	Section 4.2(a)
Company Real Property Leases	Section 4.16
Company Recommendation	Recitals
Company Registrations	Section 1.1
Company Restricted Stock	Section 1.1
Company Restricted Stock Unit	Section 1.1
Company Rights Determinations	Section 4.3(a)
Company SEC Documents	Section 4.4(a)
Company Securities	Section 4.2(b)
Company Shares	Recitals
Company Special Meeting	Section 6.6(b)
Company Stock Plans	Section 1.1
Company Stockholder Approval	Section 4.3(b)
Company Subsidiary Organizational Documents	Section 4.1(b)
Company Superior Proposal	Section 1.1
Company Takeover Proposal	Section 1.1
Company Takeover Transaction	Section 8.3(a)
Confidentiality Agreement	Section 6.2(b)
Continuing Employee	Section 6.4(a)
Contract	Section 1.1
Contractual	Section 1.1

Section
Convertible Notes	Section 1.1
Convertible Notes Indenture	Section 1.1
Copyrights	Section 1.1
COVID-19	Section 1.1
Current Company Government Contract	Section 1.1
D&O Insurance	Section 6.9(c)
DEA	Section 4.8(a)
Delaware Secretary	Section 2.3
DGCL	Recitals
DGCL 262	Section 3.1(b)
Dispositions	Section 6.1(a)(vi)
Dissenting Shares	Section 3.1(b)
DLLCA	Recitals
Effective Time	Section 2.3
Environmental Law	Section 1.1
ERISA	Section 1.1
ERISA Affiliate	Section 1.1
Exchange Act	Section 4.3(c)
Extended Outside Date	Section 8.1(b)
FDA	Section 4.8(a)
Further Extended Outside Date	Section 8.1(b)
GAAP	Section 4.4(b)
Governmental Entity	Section 1.1
Guaranty	Section 9.15(a)
Hazardous Materials	Section 1.1
HSR Act	Section 4.3(c)
Indebtedness	Section 1.1
Intellectual Property	Section 1.1
Inventory	Section 1.1
IRS	Section 4.11(a)
knowledge	Section 1.1
Laws	Section 1.1
Legal Proceeding	Section 1.1
Legal Restraint	7.1(b)
Letter of Transmittal	Section 3.2(c)
Liability	Section 1.1
Licensed IP	Section 1.1
Liens	Section 1.1
made available	Section 1.1
Merger	Section 2.1
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Merger Sub Common Interests	Section 3.1(a)(iv)
Named Executive Officers	Section 1.1
NASDAQ	Section 1.1
Option Cash Payment	Section 3.3(a)
Order	Section 1.1
OSHA	Section 4.8(a)
Outside Date	Section 8.1(b)
Parent	Preamble

Section
Parties	Preamble
Party	Preamble
Patent Rights	Section 1.1
Payment Agent	Section 3.2(a)
Payment Fund	Section 3.2(b)
Permitted Lien	Section 1.1
person	Section 1.1
Piper Sandler	Section 4.20
Proxy Statement	Section 1.1
Qualified Plan	Section 4.11(c)
Regulatory Approvals	7.1(c)
Regulatory Filings and Consents	4.3(c)
Release	Section 1.1
Remainder Shares	Section 3.1(a)(iii)
Representatives	Section 1.1
Restricted Stock Cash Payment	Section 3.3(b)
Restrictive Covenant	Section 1.1
Reverse Termination Fee	Section 8.3(e)
RSU Cash Payment	Section 3.3(c)
Sarbanes-Oxley Act	Section 4.4(a)
SEC	Section 1.1
Securities Act	Section 4.3(c)
SRO	Section 1.1
Subsidiaries	Section 1.1
Surviving Corporation	Section 2.1
Tax	Section 1.1
Tax Return	Section 1.1
Termination Fee	Section 8.3(d)
Top Supplier	Section 1.1
Trademarks	Section 1.1
Treasury Regulation	Section 1.1
USDA	Section 4.8(a)
Veterinary Care Laws	Section 4.8(a)
Veterinary Care Permits	Section 4.8(b)
Veterinary Regulatory Entities	Section 4.8(b)
Voting Agreement	Recitals
Willful Breach	Section 1.1
ARTICLE II

THE MERGER
Section 2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly owned direct or indirect Subsidiary of Acquiror. The Merger shall have the effects provided in this Agreement and as specified in the DGCL and DLLCA.
Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10018 at 10:00 a.m., New York City time, on the third Business Day (or other date agreed in writing by the Parties) after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or, if permissible, waived (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing), unless another time, date or place is agreed to in writing by the Company and Acquiror. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 2.3 Effective Time. On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as provided under the DGCL and DLLCA and make any other filings, recordings or publications required to be made by the Company, Merger Sub or Acquiror under the DGCL and DLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary or on such later date and time as shall be agreed to by the Company and Acquiror and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).
Section 2.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation, all as provided under the DGCL and DLLCA.
Section 2.5 Organizational Documents of the Surviving Corporation. At the Effective Time, the Company Certificate and the Company Bylaws shall be amended and restated in forms to be mutually agreed between the Parties (such agreement not to be unreasonably withheld, conditioned or delayed) (which shall include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Company Indemnified Parties with respect to acts or omissions occurring at or prior to the Effective Time as those in the Company Organizational Documents as of the date of this Agreement) and the name of the Surviving Corporation shall be Heska Corporation, and as so amended shall be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
Section 2.6 Officers and Directors of the Surviving Corporation. Subject to applicable Law, the managers of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 3.1 Effect on Capital Stock.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or Merger Sub Common Interests (as defined below):
(i) Conversion of Company Common Stock. Subject to Section 3.1(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Restricted Stock (which are addressed in Section 3.3), Cancelled Shares, Dissenting Shares, and Remainder Shares) shall be automatically converted into the right to receive $120.00 in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock (including all uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”)) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such shares of Company Common Stock in accordance with Section 3.2.
(ii) Cancellation of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.
(iii) Certain Parent and Subsidiary Owned Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect wholly owned Subsidiary of the Company or by Parent or any of its Subsidiaries (including Acquiror and its Subsidiaries) shall remain outstanding at the Effective Time (“Remainder Shares”) and shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(a)(i).
(iv) Treatment of Merger Sub Common Interests. At the Effective Time, each common interest issued by Merger Sub and outstanding (“Merger Sub Common Interests”) shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.
(b) Shares of Dissenting Stockholders. Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“DGCL 262” and any such shares meeting the requirement of this sentence, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall be converted into the right to receive payment of such amounts as are payable in accordance with DGCL 262 (it being understood and acknowledged that, at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares to the extent afforded by DGCL 262); provided that if any such holder shall fail to perfect or otherwise shall effectively waive, withdraw or otherwise lose the right to payment of the fair value of such Dissenting Shares under DGCL 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration as provided in Section 3.1(a)(i). The Company shall give prompt written notice to Acquiror of any demands received by the Company for fair value of any Company Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to DGCL 262 and any alleged appraisal rights, and Acquiror shall have the opportunity to participate in, and direct all negotiations and proceedings with respect to, such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.
(c) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 3.2 Exchange of Certificates.
(a) Appointment of Payment Agent. Prior to the Effective Time, Acquiror shall appoint a bank or trust company to act as payment agent (the “Payment Agent”), the identity and terms of appointment of which to be reasonably acceptable to the Company for the payment of the Merger Consideration in the Merger and shall enter into an agreement relating to the Payment Agent’s responsibilities under this Agreement.

(b) Deposit of Merger Consideration. At or prior to the Effective Time, Acquiror shall make or cause to be made available to the Payment Agent cash sufficient to pay the aggregate Merger Consideration payable in the Merger at such time as is necessary for the payment to holders of Company Common Stock (the “Payment Fund”). The Payment Agent shall invest any cash included in the Payment Fund as directed by Acquiror; provided, however, that (i) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Acquiror shall promptly provide, or cause to be provided, additional funds to the Payment Agent for the benefit of the holders of the Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest or other income resulting from such investments shall be paid to Acquiror or its designee, upon demand. Acquiror shall cause the Payment Fund to be (i) held for the benefit of the holders of the Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1. The Payment Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.
(c) Exchange Procedures. As promptly as reasonably practicable after the Effective Time and in any event within three Business Days of the Closing Date, Acquiror shall cause the Payment Agent to mail to each holder of a Certificate that immediately prior to the Effective Time represented shares of Company Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.2(d)) to the Payment Agent and shall be in customary form and have such other provisions as Acquiror shall reasonably designate) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration.
(d) Surrender of Certificates. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof as provided in this Section 3.2(d) or Section 3.2(i)) to the Payment Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Payment Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates have been converted pursuant to this Agreement promptly following the later to occur of (i) the Effective Time or (ii) the Payment Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of the Payment Agent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.
(e) Book-Entry Shares. As promptly as practicable following the Effective Time, the Payment Agent shall issue and deliver the Merger Consideration to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Company Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration, and the Book-Entry Shares shall be canceled, and unless reasonably requested by the Paying Agent, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Payment Agent. No interest shall be paid or shall accrue on the cash payable in respect of any Book-Entry Share.
(f) No Further Ownership Rights in Company Common Stock. The cash paid in accordance with the terms of this Article III in respect of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock (subject to DGCL 262). From and after the Effective Time, all holders of Certificates and Book-Entry

Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration (subject to DGCL 262) into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.1(b) or 3.2(d), as applicable, in each case without interest or duplication. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock converted pursuant to this Agreement are presented to the Surviving Corporation, Acquiror or the Payment Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to DGCL 262 in the case of Dissenting Shares.
(g) Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Acquiror or a Subsidiary of Acquiror designated by Acquiror, upon written demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration without any interest thereon. Any portion of the aggregate Merger Consideration made available to the Payment Agent pursuant to Section 3.2(b) to pay for Company Shares for which appraisal rights have been perfected shall be delivered to Acquiror promptly (and in any event within two (2) Business Days of Acquiror’s demand to the Payment Agent therefor).
(h) No Liability. None of Acquiror, the Company, Merger Sub, the Payment Agent or any of their respective Affiliates shall be liable to any person in respect of any portion of the Payment Fund or portion of the aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any other provision of this Agreement notwithstanding, any portion of the aggregate Merger Consideration that remains undistributed to the holders of Certificates and Book-Entry Shares as of the second anniversary of the Effective Time (or immediately prior to such earlier date on which the aggregate Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror or the Payment Agent, the making by such person of an indemnity in such amount as Acquiror or the Payment Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Payment Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(g), Acquiror) shall deliver or cause to be delivered, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to such shares of Company Common Stock represented by such Certificate.
Section 3.3 Company Incentive Awards.
(a) The Company shall take all action necessary so that, at the Effective Time, each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions), by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Option or any other person, (i) shall be deemed to be fully vested (including with respect to any performance-based vesting requirements), (ii) shall be converted into the right of the holder to receive from Acquiror or its applicable Affiliate an amount, in cash, without interest, equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Option after giving effect to clause (i) of this Section 3.3(a) and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Company Option (the “Option Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Options shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment in accordance with this Section 3.3(a). For the avoidance of doubt, in the event that the per share exercise price of any Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect and the applicable holder shall cease to have any rights with respect thereto, and the Company shall take all such action necessary to effect such treatment.
(b) The Company shall take all action necessary so that, at the Effective Time, each share of Company Restricted Stock that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Restricted Stock or any other person, (i) shall be deemed to be fully vested (including with respect to any performance-based vesting requirements, which shall be deemed to be achieved at maximum performance), (ii) shall be converted into the right of the holder thereof to receive from Acquiror or its applicable Affiliate an amount, in cash, without interest, equal to the product of (A) the number of shares of Company Restricted Stock held by such holder after giving effect to clause (i) of this Section 3.3(b) and (B) the Merger Consideration (the “Restricted Stock Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the Restricted Stock Cash Payment in accordance with this Section 3.3(b).
(c) The Company shall take all action necessary so that, at the Effective Time, each Company Restricted Stock Unit that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Restricted Stock Unit or any other person, (i) shall be deemed to be fully vested (including with respect to performance-based vesting requirements, other than with respect to the Company Restricted Stock Units set forth on Section 3.3(c) of the Company Disclosure Schedules, for which the performance-based vesting requirements shall be deemed vested at the greater of target or actual level of performance) as to the number of shares of Company Common Stock issuable pursuant to such Company Restricted Stock Unit, (ii) shall be converted into the right of the holder thereof to receive from Acquiror or its applicable Affiliate an amount, in cash, without interest, equal to the product of (A) such number of shares of Company Common Stock referenced in clause (i) of this Section 3.3(c) and (B) the Merger Consideration (the “RSU Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the RSU Cash Payment in accordance with this Section 3.3(c).
(d) Except as otherwise required under the terms of the applicable award agreement or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the Company Stock Plans pursuant to Section 409A of the Code, Acquiror or its applicable Affiliates shall cause the Company to make all payments, subject to Section 3.5, required to be made by Acquiror or its applicable Affiliates under this Section 3.3 as soon as reasonably practicable following the Effective Time, but no later than the first regularly scheduled payroll date that is at least five (5) Business Days after the Effective Time; provided that any such amounts shall be paid without interest.
(e) Prior to the Effective Time, the Company shall take all actions necessary pursuant to the terms of the Company ESPP and applicable Law to, contingent on the Effective Time, (i) provide that (A) no new Offering Period (as defined in the Company ESPP) will be commenced following the date of this Agreement under the Company ESPP, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Offering Period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (D) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such Offering Period and (y) the date that is ten (10) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Company Common Stock returned to the participant), and (ii) terminate the Company ESPP effective as of immediately prior to the Effective Time.

(f) Prior to the Effective Time, the Company Board of Directors (or, if appropriate, any duly authorized committee thereof administering the Company Stock Plans) shall adopt such resolutions, provide any required notice, obtain any required holder written consents and take such other actions as may be required to provide for the treatment set forth in this Section 3.3 in respect of the Company Options, the Company Restricted Stock, the Company Restricted Stock Units and the Company ESPP, in each case, effective upon the Effective Time; provided that the foregoing actions shall be subject to Acquiror’s prior review and approval.
Section 3.4 Further Assurances.
(a) If at any time before or after the Effective Time, Acquiror or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Acquiror, Merger Sub, the Company and the Surviving Corporation and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement; provided, however, that this Section 3.4(a) shall not be interpreted to require any person to take any action or omit from taking any action that it is not required to take pursuant to the terms of Section 6.5.
(b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.
Section 3.5 Withholding Rights. Each of the Company, Acquiror, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amounts otherwise payable pursuant to this Article III, such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable Tax Law. Any amounts so deducted or withheld, and, if required, paid over to the applicable Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents filed after January 1, 2020, and publicly available prior to the date hereof where the relevance of the information to a particular representation is reasonably apparent on its face (excluding any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature) (provided, that this clause (a) shall not be applicable to Sections 4.2(a) (Capital Stock), 4.2(b) (Capital Stock), 4.2(c) (Capital Stock), 4.3 (Corporate Authority Relative to this Agreement; No Violation), 4.4 (Reports and Financial Statements), 4.13 (Information Supplied), 4.20 (Opinion of Financial Advisor), 4.21 (Finders or Brokers) and 4.22 (State Takeover Statutes)), or (b) the disclosure schedule delivered by the Company to Acquiror immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (provided, that disclosure in any section or subsection of the Company Disclosure Schedule shall apply only to the corresponding section or subsection of this Agreement except to the extent that the relevance of such disclosure to another section or subsection of this Article IV is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Schedule shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company represents and warrants to Acquiror and Merger Sub as follows:
Section 4.1 Organization.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company has made available to Acquiror prior to the date of this Agreement a true and complete copy of the Company’s Restated Certificate of Incorporation dated May 24, 2000, as amended on May 4, 2010, December 29, 2010, May 13, 2016, May 1, 2017, May 8, 2018, May 2, 2019, April 9, 2020 and November 22, 2021 (as so amended, the “Company Certificate”) and Amended and Restated Bylaws (the “Company Bylaws”) (together, the “Company Organizational Documents”), in each case, as amended and in effect through the date hereof. The Company Organizational Documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company that would be required to be identified in the Company’s Annual Report on Form 10-K pursuant to Section 601(b)(21) of Regulation S-K of the SEC (collectively, the “Company Subsidiary Organizational Documents”) are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of their provisions, except, in the case of the Company’s Subsidiaries, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.2 Capital Stock.
(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, 20,000,000 shares of traditional common stock, par value $0.01 per share (“Company Original Common Stock”), and 2,500,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on March 30, 2023 (the “Capitalization Date”) (except with respect to clauses (ii) and (iii), which representations are made as of the date of this Agreement and as of the Closing Date), (i) 10,915,679 shares of Company Common Stock (which number includes all vested and unvested Company Restricted Stock (if applicable, assuming performance is calculated in accordance with Section 3.3(b) for performance-based vesting Company Restricted Stock)) were issued and outstanding; (ii) no shares of Company Original Common Stock were issued and outstanding; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) no shares of Company Common Stock, Company Original Common Stock or Company Preferred Stock were held by the Company or any of its Subsidiaries in its or their treasury; (v) 584,072 shares of Company Common Stock were underlying outstanding and unexercised Company Options (if applicable, assuming performance is calculated in accordance with Section 3.3(a) for performance-based vesting Company Options); (vi) 53,783 shares of Company Common Stock were underlying Company Restricted Stock Units (if applicable, assuming performance is calculated in accordance with Section 3.3(c) for performance-based vesting Company Restricted Stock Units); (vii) 1,079,918 shares of Company Common Stock were reserved for future issuance in connection with any conversions of the Convertible Notes based on the assumptions set forth on Section 4.2(a) of the Company Disclosure Schedules; and (viii) 178,516 shares of Company Common Stock were reserved for future issuance under the Company ESPP. Except as set forth in the preceding sentence, at the close of business on the Capitalization Date, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding. From and after the Capitalization Date until and including the date hereof, the Company (A) has not issued any shares of its capital stock (other than pursuant to the Company ESPP or in respect of the valid exercise of Company Options or upon the valid settlement of Company Restricted Stock Units or Company Restricted Stock), (B) has not granted any options, warrants, restricted stock, restricted stock units or stock appreciation rights or entered into any other agreements or commitments to issue any shares of its capital stock, or (C) granted any other awards in respect of any shares of its capital stock and has not split, combined or reclassified any of its shares of capital stock. All of the outstanding Company Shares are, and all Company Shares that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Convertible Notes, there are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote.
(b) The Company has made available to Acquiror a true, correct and complete list, as of the Capitalization Date, of (i) the name of each holder of Company Options, Company Restricted Stock Units or Company Restricted Stock, (ii) the Company Stock Plan under which such Company Option, Company Restricted Stock Unit or Company Restricted Stock was granted, (iii) the number of outstanding Company Options, Company Restricted Stock Units and Company Restricted Stock held by such holder, (iv) the grant date of each such Company Option, Company Restricted Stock Unit and Company Restricted Stock, (v) the number of Company Shares such holder is entitled to receive upon the exercise of each Company Option and the corresponding exercise price and (vi) the expiration date of each Company Option. Each Company Option has been granted with an exercise price no less than the fair market value of the underlying Company Shares as of the date of such grant. Except for the Company Options, Company Restricted Stock Units, Company Restricted Stock, the Company ESPP and the Convertible Notes, and except for changes since the Capitalization Date resulting from (x) the exercise of Company Options outstanding on such date, (y) the vesting and settlement of the Company Restricted Stock Units and Company Restricted Stock outstanding on such date and (z) the issuance of shares under the Company ESPP, there are no outstanding (A) shares of capital stock, voting securities, other ownership interests or other securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company or any of its Subsidiaries, (B) options, warrants, rights or other agreements, obligations or commitments requiring the Company or any of its Subsidiaries to issue any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company or any of its Subsidiaries (or, in each case, the economic equivalent thereof), (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or any of its Subsidiaries or (D) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or voting securities of, or other ownership interests in, the Company (the items in clauses (A), (B), (C) and (D), collectively with the capital stock of the Company or any of its Subsidiaries, being referred to collectively as “Company Securities”).
(c) All Convertible Notes were issued pursuant to, and all of the terms and conditions of the Convertible Notes are evidenced by, the Convertible Notes Indenture. There are no other agreements or side letters with respect to the Convertible Notes. The Conversion Rate (as defined in the Convertible Notes Indenture) is 12.5208 shares of Company Common Stock per $1,000 principal amount of the Convertible Notes as of the date of this Agreement based on the assumptions set forth on Section 4.2(c) of the Company Disclosure Schedules.
(d) Except pursuant to the Convertible Notes Indenture and pursuant to this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company and its Subsidiaries have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” laws.
(e) All “significant subsidiaries” of the Company, as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act, and all entities listed on Exhibit 21.1 to the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2022, and their respective jurisdictions of organization are listed in Section 4.2(e) of the Company Disclosure Schedule. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary have been duly authorized, and to the extent the following concepts are applicable thereto, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws). None of the Company or any of its Subsidiaries, directly or indirectly, owns any interest in any other person other than the Company’s Subsidiaries.
Section 4.3 Corporate Authority Relative to this Agreement; No Violation.
(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger have been duly and validly authorized by the Company Board of Directors and, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary, no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of the Merger. The Company Board of Directors has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, authorized, adopted and declared advisable this Agreement, the Merger and other transactions contemplated hereby, including the Merger, (iii) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the transactions contemplated hereby and (iv) determined, after taking into account the preservation of the Tax Benefits (as defined in the Company Certificate), (A) to waive the application of any restrictions contained in Article IV of the Company Certificate with respect to this Agreement and the Voting Agreements, and the transactions contemplated hereby and thereby, including, the Merger, including ensuring that the restrictions set forth in Section E.2(a) of Article IV of the Company Certificate shall not apply to this Agreement and the Voting Agreements, and the transactions contemplated hereby and thereby, including, the Merger, notwithstanding the effect of any such waiver on the Tax Benefits (as such term is defined in the Company Certificate) and (B) that such waiver is in the best interests of the Company and its stockholders (together with clause (A), the “Company Rights Determinations”).
(b) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of Company capital stock that is necessary under applicable Law and the Company Organizational Documents to approve the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, for the Company to engage in the transactions contemplated by this Agreement and to consummate the Merger.
(c) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the filing of the Proxy Statement and any amendments or supplements thereto with the SEC, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (v) applicable state securities and “blue sky” laws, (vi) the rules and regulations of NASDAQ, (vii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any other requisite clearances or approvals under any other applicable Antitrust Laws, (viii) the Company Stockholder Approval and (ix) the approvals set forth in Section 4.3(c) of the Company Disclosure Schedule (collectively, the “Company Approvals”), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity (the “Regulatory Filings and Consents”) is necessary, under applicable Law, for the consummation by the Company of the Merger, except for such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger or that, if not obtained or made, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) Except as set forth on Section 4.3(d) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) result in any loss, suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, adverse modification or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, Contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws), in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or Company Subsidiary Organizational Documents or (iii) conflict with or violate any applicable Laws except, in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) The Company has taken all necessary action to render the Article IV of the Company Certificate inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.
Section 4.4 Reports and Financial Statements.
(a) The Company has timely filed or otherwise transmitted all forms, documents and reports required to be filed or otherwise so transmitted, as applicable, by it with the SEC (including under the Securities Act and the Exchange Act) since January 1, 2020 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the “Company SEC Documents”) and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), (i) the Company SEC Documents complied in all material respects with the requirements (A) of the Securities Act, (B) the Exchange Act and (C) the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and, in each case, the applicable rules and regulations promulgated thereunder, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since January 1, 2020, has been, required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with the applicable listing and corporate governance rules of NASDAQ.
(b) The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated income, results of operations, changes in financial position and cash flows and stockholders’ equity for the respective periods then ended, all in accordance with U.S. generally accepted accounting principles (“GAAP”), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act, as applicable. No financial statements of any person other than the Company and its consolidated Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2020, and to the date of this Agreement, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy, promulgations by the Financial Accounting Standards Board or applicable Law.
(c) Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).
Section 4.5 Internal Controls and Procedures.
(a) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed, and since January 1, 2020, have been reasonably designed, to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.
(b) Since January 1, 2020, the Company’s principal executive officer and principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act). The Company has made available to Acquiror all disclosures described in this Section 4.5(b) made by management to the Company’s auditors and audit committee from January 1, 2020, to the date hereof.
(c) Since the enactment of the Sarbanes-Oxley Act, the Company has not made any prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.
(d) Since January 1, 2020, (i) neither the Company nor any of its Subsidiaries has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and (ii) to the knowledge of the Company, no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board of Directors or any committee thereof pursuant to the rules of the SEC adopted under Section 307 of Sarbanes-Oxley Act.
Section 4.6 No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) of the type required to be (x) disclosed in the liabilities column of a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or (y) reflected, reserved against or expressly disclosed in any notes or schedules thereto prepared in accordance with GAAP, except for (a) Liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including Liabilities reflected, reserved against or expressly disclosed in any notes or schedules thereto), (b) Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2022, and that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (c) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.7 Compliance with Law; Permits.
(a) The Company and its Subsidiaries are, and since January 1, 2020, have been, in compliance with all applicable Laws, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2020, neither the Company nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of the Company, oral notice from any Governmental Entity regarding any actual or alleged failure by the Company, any Company Benefit Plan or any fiduciary of any Company Benefit Plan to comply with any Law or (ii) provided any notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any Law.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) hold, and have at all times since January 1, 2020, held, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of, or issued by, all applicable Governmental Entities necessary for the lawful operation of the businesses of the Company and its Subsidiaries as is currently being conducted, including the research, development, manufacture, distribution, marketing, storage, transportation, use or sale of the products of the Company or its Subsidiaries (the “Company Permits”), (ii) have paid all fees and assessments due and payable in connection therewith, (iii) are in compliance in all respects with the terms and requirements of all Company Permits and (iv) the consummation of the Merger and compliance with the provisions of this Agreement will not result in any loss, suspension, limitation or impairment of any right of the Company or its Subsidiaries with respect to any Company Permit. All material Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any adverse modification, termination or revocation thereof and, to the knowledge of the Company, no suspension or cancellation of any such Company Permit is threatened.
(c) Since January 1, 2020, none of the Company, its Subsidiaries, any of their respective directors or officers or, to the knowledge of the Company, any employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to governmental officials or employees or to political parties or campaigns from funds of the Company or any of its Subsidiaries; or (iii) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries or to influence any act or decision of a government official or other person.
Section 4.8 Regulatory Compliance. Without limiting Section 4.7, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) Each of the Company and its Subsidiaries is, and since January 1, 2020, has been, in compliance with all health care and veterinary care Laws applicable to the Company, or by which any property, product or other asset of the Company is bound or affected, including the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Virus-Serum-Toxin Act, as amended by the 1985 Food Security Act, and any other laws administered by the United States Food and Drug Administration (“FDA”) and the United States Department of Agriculture (“USDA”) applicable to the business of the Company and its Subsidiaries, including products of the Company and its Subsidiaries, all criminal Laws relating to veterinary care and the regulations promulgated thereunder, and any state, local and foreign equivalents thereof, including any state anti-kickback or anti-inducement law or regulation applicable to the practice of veterinary medicine (collectively, “Veterinary Care Laws”). Since January 1, 2020, none of the Company or its Subsidiaries has received any written notification of any pending or, to the knowledge of the Company, threatened claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Entity, including the United States Drug Enforcement Administration (the “DEA”), the United States Occupational Safety and Health Administration (“OSHA”) or any state veterinary board, alleging potential or actual noncompliance by, or liability of, the Company or any of its Subsidiaries under any Veterinary Care Laws.
(b) Each of the Company and its Subsidiaries holds such Company Permits of the FDA, USDA, DEA, OSHA, any state veterinary or pharmacy board or state agriculture department and any similar foreign or state Governmental Entity (collectively the “Veterinary Regulatory Entities”) required for the conduct of its business as currently conducted (collectively, the “Veterinary Care Permits”) and all such Veterinary Care Permits are valid and in full force and effect. Each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Veterinary Care Permits, and no event has occurred that allows, or with or without notice or lapse of time or both would, or would reasonably be expected to, allow revocation or termination thereof or results, or would, or would reasonably be expected to, result, in any other impairment of the rights of the holder of any Veterinary Care Permit. Each of the Company and its Subsidiaries has filed with all applicable Veterinary Regulatory Entities all reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments thereto, including adverse event reports and all other data relating to the Company’s or any of its Subsidiaries’ products and services, as required by any Veterinary Care Law or Veterinary Care Permit and all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), and no written notice (or, to the knowledge of the Company, any oral notice) of deficiencies has been issued or asserted by any applicable Veterinary Regulatory Entity with respect to any such reports, documents, forms, notices, applications, records, claims, submissions or any supplements or amendments thereto. The Company’s and its Subsidiaries’ products are marketed in accordance with the applicable Veterinary Care Permits.
(c) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law.
(d) Except as set forth on Section 4.8(d)(1) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any FDA Form 483 or the equivalent USDA inspection reports reflecting observations, citations, notice of adverse finding or equivalent USDA notification (including notifications of license restrictions, suspension, revocation or termination, or that a product is dangerous, worthless, contaminated, harmful or unsatisfactory), notice of violation, untitled letter, warning letter or other correspondence or notice from the FDA, USDA or any other Veterinary Regulatory Entity, and there is no investigation, action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, debarment, suspension or recall), in each case alleging or asserting noncompliance with any applicable Veterinary Care Laws or Veterinary Care Permits. Except as set forth on Section 4.8(d)(2) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance of any products of the Company or any of its Subsidiaries. There are no facts, to the knowledge of the Company, that are reasonably likely to cause (A) the recall, market withdrawal or replacement of any products of the Company or any of its Subsidiaries sold or intended to be sold by the Company or any of its Subsidiaries, (B) a change in the marketing classification or a material change in the labeling of any such product of the Company or any of its Subsidiaries, or (C) a termination or suspension of the marketing of any such product of the Company or any of its Subsidiaries. The Company and its Subsidiaries have made available to Acquiror every material complaint and notice of alleged defect or adverse reaction that the Company and its Subsidiaries have received with respect to their products.
(e) Neither the Company nor any of its Subsidiaries has introduced or caused the introduction into commerce of any products, and does not hold any Inventory, which is/are or was/were in any material respect “adulterated,” “misbranded,” an article which may not be introduced into interstate commerce under Section 505, 512, or any other provision of the Federal Food, Drug, and Cosmetic Act, or otherwise violative within the meaning of such act and/or under any other applicable Laws.
(f) Neither the Company nor any of its Subsidiaries has received any written communication that would reasonably be expected to lead to the denial of any marketing approval currently pending before the FDA, USDA or any other Veterinary Regulatory Entity.
Section 4.9 Investigations; Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries, and (b) there are no Orders of, or before, any Governmental Entity against the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries is subject to ongoing obligations. Section 4.9 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of (x) all Legal Proceedings of any nature and (y) all subpoenas, civil investigative demands or other written requests for information relating to potential violations of Law, in each case ((x) and (y)) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.10 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries are, and since January 1, 2020, have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (b) there have been no Releases for which the Company or any of its Subsidiaries (or their predecessors) is responsible at any Company Leased Real Property or Company Owned Real Property (or, to the knowledge of the Company, any property formerly owned, leased or operated by the Company or its Subsidiaries (or their predecessors) or at any other location where any of their wastes have been transported to, disposed of or Released) of Hazardous Materials that have given rise to or would reasonably be expected to give rise to any Liability to the Company or its Subsidiaries, (c) no Hazardous Materials are present at, on, in or under any property currently or formerly owned or leased by the Company or its Subsidiaries that have resulted in or would reasonably be expected to result in Liabilities under applicable Environmental Laws, (d) none of the Company and its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other person that have resulted in or would reasonably be expected to result in Liabilities to the Company and its Subsidiaries under applicable Environmental Laws or concerning Hazardous Materials or Releases and (e) since January 1, 2020, neither the Company nor any of its Subsidiaries has received any unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged material noncompliance with or material Liability under applicable Environmental Laws (including any such Liability or obligation arising under, retained or assumed by Contract or by operation of law). The Company has made available to Acquiror copies of all environmental reports, studies and assessments that are in the possession, custody or control of the Company or any of its Subsidiaries pertaining to Releases, compliance or non-compliance with Environmental Laws or the presence of, or exposure to, Hazardous Materials and that contain information that is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 4.11 Employee Benefit Plans; Employment Matters.
(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been (or, within ten (10) Business Days after the date this Agreement is signed by the Parties, will be) delivered or made available to Acquiror by the Company: (i) the Company Benefit Plan document, if written (including all amendments and attachments thereto), (ii) a written summary of the material terms thereof, if the Company Benefit Plan is not in writing, (iii) all related trust documents, (iv) all insurance Contracts or other funding arrangements, (v) the two (2) most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”), (vi) the most recent determination, opinion or advisory letter from the IRS, (vii) the most recent summary plan description and any summary of material modifications thereto, (viii) all related, non-routine material filings and communications received from or sent to any Governmental Entity since January 1, 2020, and (ix) the most recent audited financial statement and/or actuarial valuation.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full, (ii) all reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed and (iii) there are no pending, anticipated or, to the knowledge of the Company and its Subsidiaries, threatened actions, disputes, suits, hearings or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto. No Company Benefit Plan is, or within the last six years has been, the subject of an examination, investigation or audit by a Governmental Entity, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(c) The IRS has issued a favorable determination, opinion or advisory letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”), and such determination, advisory or opinion letter has not been revoked (nor has revocation been threatened), and, to the knowledge of the Company and its Subsidiaries, there are no existing circumstances and no events have occurred that would or would reasonably be expected to, individually or in the aggregate, adversely affect the qualified status of any Qualified Plan or its related trust.
(d) Neither the Company nor any ERISA Affiliate, currently has, or has had during any period within the preceding six (6) years during which any such ERISA Affiliate has been a member of the same “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) with the Company, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. No Company Benefit Plan is a “multiple employer plan” that is subject to Section 413(c) of the Code or Sections 4063 or 4064 of ERISA, or a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. To the knowledge of the Company, no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no condition exists that, individually or in the aggregate, presents or would reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any liability under Title IV or Section 302 of ERISA.
(e) Neither the Company nor any of its Subsidiaries or sponsors has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement medical or death benefits (whether or not insured) with respect to former or current directors or employees, or their respective beneficiaries or dependents, beyond their retirement or other separation from service, except as required by Section 4980B of the Code or comparable U.S. state Laws or applicable non-U.S. Laws.
(f) With respect to each Company Benefit Plan, (i) neither the Company nor its Subsidiaries have engaged in, and, to the knowledge of the Company, no other person has engaged in, any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) and (ii) none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan that, in the case of (i) or (ii) above, either individually or in the aggregate, could reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries.
(g) Except as set forth in Section 4.11(g) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the Merger will not, either alone or in combination with another event,

(i) entitle any current or former officer, employee, director or individual consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or accrued pension benefit or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due or payable to any current or former officer, employee, director or individual consultant of the Company or any of its Subsidiaries, (iii) trigger any funding obligation under any Company Benefit Plan, (iv) result in the forgiveness of Indebtedness for the benefit of any such Company Associate or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, or would reasonably be expected to, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(h) No Company Benefit Plan provides for, and neither the Company nor any of its Subsidiaries otherwise has any obligation to provide, a gross-up, or reimbursement of Taxes imposed under Sections 4999, 409A(a)(1)(B) or 457A of the Code, or otherwise.
(i) Except as set forth in Section 4.11(i) of the Company Disclosure Schedule, since January 1, 2020, (i) there have been no labor union organizing activities with respect to any employees of the Company or any of its Subsidiaries; (ii) there have been no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) no employees of the Company or its Subsidiaries have been represented by any labor union, labor organization or works council; and (iv) the Company and its Subsidiaries have neither been party to, nor bound by, any Collective Bargaining Agreement. Since January 1, 2020, there has been no strike, lockout, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries.
(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan subject to the Laws of any jurisdiction outside of the United States (i) has been maintained in all respects in accordance with all applicable requirements; (ii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iii) that is intended to be funded and/or book-reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iv) if required to be registered or approved by a non-U.S. governmental entity, has been registered or approved and has been maintained in good standing with the applicable regulatory authorities, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred since the date of the most recent approval or application therefor relating to any such plan that would reasonably be likely to adversely affect any such approval or good standing.
(k) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance in all respects with and have complied in all respects with all Laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and independent contractors, and equitable pay practices) and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims, grievances or charges or complaints by the National Labor Relations Board or any comparable Governmental Entity relating to such non-compliance with the foregoing are pending or, to the knowledge of the Company, threatened.
(l) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company or its Subsidiaries, no employee of the Company or its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(m) None of the Company or its Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries. Except as set forth in Section 4.11(m) of the Company Disclosure Schedule, since January 1, 2020, no allegations of sexual harassment, sexual misconduct or discrimination have been made against (i) any officer of the Company or its Subsidiaries or (ii) any Company Associate.
(n) As of the date hereof, no Company Associate has provided the Company with a resignation notice and the Company has not provided any Company Associate with a termination notice.
Section 4.12 Absence of Certain Changes or Events.
(a) Since December 31, 2022, through the date of this Agreement, except as expressly contemplated by this Agreement or as set forth on Section 4.12 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business.
(b) Since December 31, 2022, through the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.13 Information Supplied; Proxy Statement. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, on the date that the Proxy Statement is first mailed to the stockholders of the Company, or on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Acquiror or any of its respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 4.14 Tax Matters.
(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) Each of the Company and its Subsidiaries has prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate.
(ii) Each of the Company and its Subsidiaries has timely paid in full all Taxes required to be paid by it (whether or not shown on any Tax Return).
(iii) The U.S. federal income Tax Returns of the Company and its Subsidiaries have been examined (or the applicable statute of limitations has expired) through the Tax year ending December 31, 2018, and neither the Company nor any of its Subsidiaries has waived or extended, or requested any waiver or extension for, any statute of limitations with respect to Taxes or agreed to any extensions of time with respect to a Tax assessment or deficiency.
(iv) All assessments for Taxes due by the Company or any of its Subsidiaries with respect to completed and settled audits or examinations or any concluded litigation have been timely paid in full.
(v) No deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against or with respect to the income or assets of the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn.
(vi) There are no audits, examinations, investigations or other proceedings ongoing, pending or threatened in writing in respect of any Taxes or Tax matters (including Tax Returns) of the Company or any of its Subsidiaries.

(vii) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(viii) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to or received from any employee, independent contractor, creditor, stockholder, customer or other third party.
(ix) Since January 1, 2020, no written claim has been made by any Governmental Entity in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that any such entity is or may be subject to taxation by that jurisdiction, required to file such Tax Returns, or required pay Taxes of such type.
(x) Neither the Company nor any of its Subsidiaries (A) is or has been a member of any affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company or any of its Subsidiaries), (B) is a party to, bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar Contract or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely between or among the Company and/or its Subsidiaries) or (C) has any Liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign Law), as transferee, successor, by Contract or otherwise.
(xi) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (A) change in or incorrect method of accounting pursuant to Section 481(c) of the Code (or any analogous or similar provision of state, local or non-U.S. Law) prior to the Closing, (B) installment sale, intercompany transaction, or open transaction made or entered into prior to the Closing, or any “excess loss account,” existing as of immediately prior to the Closing, (C) prepaid amount received on or prior to the Closing, (D) “closing agreement” within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local or non-U.S. Law) entered into prior to the Closing or (E) election pursuant to Section 965(h) of the Code (or any analogous or similar provision of state, local or non-U.S. Law).
(xii) Neither the Company nor any of its Subsidiaries has or has ever had a permanent establishment and otherwise has not had an office or fixed place of business in a jurisdiction outside of the jurisdiction in which the Company or its Subsidiaries, respectively, are organized.
(xiii) Neither the Company nor any of its Subsidiaries is a party or subject to any Tax exemption, Tax holiday or other Tax reduction agreement or order.
(b) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) occurring during the two (2) year period ending on the date of this Agreement.
(c) None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or foreign Law).
(d) Except as set forth on Section 4.14(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) sought a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act or (iv) elected to defer any payroll, employment or similar Taxes pursuant to any payroll tax Executive Order.

Section 4.15 Intellectual Property.
(a) Section 4.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Registrations.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) the Company and its Subsidiaries own the Company Registrations free and clear of all Liens other than Permitted Liens, and the Company Registrations are, to the knowledge of the Company, valid and enforceable;
(ii) each item of Company Intellectual Property will be owned (free and clear of all Liens other than Permitted Liens), and each item of Licensed IP will be available for use, by the Surviving Corporation and its Subsidiaries immediately following the Closing on substantially identical terms and conditions as it was owned by or available to the Company and its Subsidiaries immediately prior to the Closing;
(iii) the Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of trade secrets and other proprietary or confidential information included in the Company Intellectual Property;
(iv) except as set forth on Section 4.15(b)(iv) of the Company Disclosure Schedule, the conduct of the business of the Company and its Subsidiaries does not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any third party, and since January 1, 2020, the Company has not received in writing any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required) alleging any such infringement, violation or misappropriation;
(v) each of the Company and its Subsidiaries complies with (A) the Company’s or such Subsidiary’s applicable written privacy policies, if any, and (B) all applicable Laws relating to privacy, data protection and the collection, compilation, sharing, use, storage, transfer or security from unauthorized disclosure of personally identifiable information (including name, address, telephone number or email address) of its customers collected, used or held for use by the Company or the relevant Subsidiary; and
(vi) except as set forth on Section 4.15(b)(vi) of the Company Disclosure Schedule, to the knowledge of the Company, no person (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing, violating or misappropriating any of the Company Intellectual Property, and, since January 1, 2020, the Company and its Subsidiaries have not sent to or made against any third party in writing any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required) alleging any such infringement, violation or misappropriation; and
(vii) no Company Intellectual Property is subject to any Legal Proceeding, nor is the Company Intellectual Property subject to any Order or Contract limiting, restricting, or affecting the use, exploitation, registration, attempted registration, enforceability, transfer, or licensing of the Company Intellectual Property.
Section 4.16 Property. With respect to the real property owned by the Company or any Subsidiary of the Company (the “Company Owned Real Property”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) either the Company or a Subsidiary of the Company has good, marketable and valid title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens and (b) neither the Company nor any Subsidiary of the Company has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and, to the knowledge of the Company, no such proceeding is threatened. Either the Company or a Subsidiary of the Company has a good, subsisting and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the

“Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Real Property Lease (a) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, (b) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any such Company Real Property Lease and (c) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Company Real Property Lease. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subleasing, licensing or otherwise granting any person any right to use or occupy a Company Owned Real Property or a Company Leased Real Property. No damage or destruction has occurred with respect to any of the Company Owned Real Property or the Company Leased Real Property that has not been repaired or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.17 Insurance. The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is sufficient to comply with applicable Law. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, the Company and its Subsidiaries are in material compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in breach or default under, has received any written notice of, or has taken any action that would, or would reasonably be expected to, individually or in the aggregate, permit cancellation, termination or modification of, any such material insurance policies.
Section 4.18 Material Contracts.
(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or any of their respective properties or assets) is bound (other than any Company Benefit Plan):
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any Contract that is of the type that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;
(ii) any Contract that (1) contains covenants that limit in any material respect the ability of the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates): (A) to compete in any business or with any person or in any geographic area (including any non-compete provisions) or (B) to enforce in any material respect its rights under (x) any Company Material Contract or (y) under applicable Law, including any material covenant not to sue (other than any covenant not to sue entered into in connection with the settlement of litigation restricting the right of the Company or of any of its Subsidiaries to bring suit with respect to claims released thereunder for events occurring prior to the date of such release), (2) contains “most favored nations,” “most favored pricing” or similar terms or establishes an exclusive sale or purchase obligation with respect to any product or geographic area, in each case, that restricts or binds the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates), in each case, that is material to the Company and its Subsidiaries, taken as a whole, or (3) requires the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates) to purchase minimum quantities of any product or service or contains “take or pay,” volume requirements or similar provisions binding on the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates), in each case, that is material to the Company and its Subsidiaries, taken as a whole, except, in each case with respect to clauses (1) through (3), for any such Contract that may be cancelled without penalty or other liability of the Company or any of its Affiliates upon notice of ninety (90) days or less;

(iii) any Contract that provides for or governs the formation, creation, operation, management or control of any partnership, strategic alliance, joint venture or similar arrangement involving the sharing of profits or losses;
(iv) any Contract that provides for the license by or to the Company or any of its Subsidiaries of any Intellectual Property that (A) is material to the business of the Company and its Subsidiaries, taken as a whole (other than (x) non-exclusive licenses granted by the Company or any of its Subsidiaries that are ancillary to a sale of products or services to customers in the ordinary course of business, (y) licenses granted by the Company or any of its Subsidiaries to another Subsidiary, and (z) licenses granted to the Company or any of its Subsidiaries of Commercially Available Software) or (B) materially limits the Company’s or its Subsidiaries’ ability to use any Company Intellectual Property;
(v) any Contract with a Top Supplier;
(vi) any Contract and agreement with consideration paid to or payable by the Company or any of the Company Subsidiaries of more than $5,000,000, in the aggregate, during the twelve (12) months ended December 31, 2022 (other than Contracts, purchase orders, invoices or statements of work entered into in the ordinary course of business);
(vii) any Contract with any Company Associate or any of their immediate family members, in each case, other than a Company Stock Plan (or any award agreements thereunder);
(viii) any Contract that involves any settlement, conciliation or similar agreement (A) that is with any Governmental Entity or (B) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay consideration to a Governmental Entity;
(ix) any loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries may be incurred or is outstanding, in each case, in an amount in excess of $500,000 individually and $5,000,000 in the aggregate;
(x) any Contract related to the Convertible Notes;
(xi) any Contract that provides for material “earn outs” or other material contingent payments by the Company or any of its Subsidiaries other than those with respect to which there are no outstanding obligations under such provisions;
(xii) any Contract that (A) was entered into on or after December 31, 2020, and/or (B) has not yet been consummated, and involve the acquisition or Disposition, directly or indirectly (by merger or otherwise), of a business or all, or substantially all, of the capital stock or other equity interests of a person or all, or substantially all, of the material assets or properties of a person, other than any such acquisition for consideration (including any “earnouts” and contingent payments) that does not exceed $2,500,000;
(xiii) any Contract that contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of a third party;
(xiv) any Contract that expressly prohibits the payment of dividends or distributions in respect of, or the pledging of, any equity interest of, or the issuance of guarantees by, the Company or any of its Subsidiaries;
(xv) any Current Company Government Contracts or outstanding Company Government Bids; or
(xvi) any Contract that is a collective bargaining agreement, labor union contract, trade union agreement or works council agreement (each, a “Collective Bargaining Agreement”).
Each Contract of the type described in clauses (i) through (xvi) above (or set forth in Section 4.18(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents (other than any such Contract filed as an exhibit to the Company SEC Documents that, as of the date hereof, has expired pursuant to its terms or has been disclosed prior to the date hereof in the Company SEC Documents (without giving effect to the date limitation in the definition thereof) as having been terminated)), other than a Company Stock Plan, is referred to herein as a “Company Material Contract.” The Company has made available to Acquiror prior to the date of this Agreement a complete and correct copy of each Company Material Contract as in effect on the date of this Agreement (other than any unwritten Contractual arrangement with any Company Associate).
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, (ii) no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the knowledge of the Company, through the action or inaction of any third party, that with or without notice or lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect (in each case, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity), (iv) there are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Material Contract and (v) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the knowledge of the Company, is any such party threatening to do so.
Section 4.19 Government Contracts.
(a) Each Current Company Government Contract is not subject to any Legal Proceedings, other than audits in the ordinary course of business by the Defense Contract Audit Agency, the Defense Contract Management Agency, the Office of Federal Contract Compliance Programs or their non-United States equivalent.
(b) The Company and its Subsidiaries are, and for the three (3) years preceding the date of this Agreement have been, in compliance with all Government Contract Laws (including Executive Order 11246) pertaining to the Company Government Contracts and Company Government Bids as applicable to the Company or its Subsidiaries, except as would not be material to the business of the Company and its Subsidiaries, taken as a whole.
(c) The Company and its Subsidiaries are, and for the three (3) years preceding the date of this Agreement have been, in material compliance with all terms and conditions, including all clauses, provisions, specifications, and quality assurance, testing and inspection requirements, of the Company Government Contracts, as applicable to the Company or its Subsidiaries.
(d) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is under or identified in any administrative, civil or criminal investigation or indictment, nor is it a party to any administrative or civil litigation, involving alleged false statements, false claims or other misconduct or any other Legal Proceeding, relating to any Company Government Contract or Company Government Bid that has been communicated in writing to the Company or any of the Company’s Subsidiaries.
(e) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or consultant of the Company, has been or is suspended, debarred or, to the knowledge of the Company, proposed for suspension or debarment from government contracting. For the three (3) years preceding the date of this Agreement, no Company Government Contract to which the Company or any of the Company’s Subsidiaries is or was a party has been terminated for default and no such termination for default has been threatened.
(f) Neither the Company nor its Subsidiaries has an active facility clearance issued pursuant to the National Industrial Security Program Operating Manual nor requires access to U.S. classified information in the performance of any Company Government Contract. Neither the Company nor its Subsidiaries is in the process of bidding on any such Company Government Contracts or Company Government Bid that requires access to U.S. classified information.

Section 4.20 Opinion of Financial Advisor. The Company Board of Directors has received the opinions of each of BofA Securities, Inc. (“BofA”) and Piper Sander & Co. (“Piper Sandler”), each to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be offered to the holders of Company Common Stock (other than Acquiror and its Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.
Section 4.21 Finders or Brokers. Except for BofA and Piper Sandler, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Merger who would be entitled to any fee or any commission in connection with or upon consummation of the Merger. Section 4.21 of the Company Disclosure Schedule sets forth a true and complete list of all fees and commissions that may become due and payable, by or on behalf of the Company or any of its Subsidiaries, to any investment banker, broker or finder (including BofA and Piper Sandler) in connection with, or upon consummation of, the Merger (the “Broker Fees”). Other than with respect to (i) the payment of the Broker Fees, as and when due and payable, and (ii) customary indemnification and expense reimbursement obligations in favor of BofA and Piper Sandler pursuant to the terms of the Company’s engagement letters entered into in connection with the Merger with BofA and Piper Sandler, respectively, neither the Company nor any of its Affiliates (including, after the Closing, Mars and its Affiliates) has, or will have following the Closing, any material obligations with respect to the Company’s or any of its Affiliates’ engagement of BofA, Piper Sandler or any other investment banker, broker or finder in connection with the Merger.
Section 4.22 State Takeover Statutes. Assuming the accuracy of the representation in the second sentence of Section 5.7, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby (including the Merger) all potentially applicable state anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company Certificate or Company Bylaws.
Section 4.23 No Additional Representations or Warranties; Acknowledgement of Disclaimer.
(a) Except for the representations and warranties expressly set forth in this Article IV or in a certificate delivered pursuant to this Agreement, neither the Company nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Acquiror, Merger Sub or any of their Affiliates or Representatives, including, but not limited to, its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated hereby.
(b) The Company acknowledges and agrees that, except for the representations and warranties of Acquiror and Merger Sub expressly set forth in Article V and of Parent expressly set forth in Section 9.15(c), or in a certificate delivered pursuant to this Agreement, (a) none of Acquiror, Merger Sub or any of their Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of the Company or its Representatives is relying on any representation or warranty of Acquiror, Merger Sub or any of their Affiliates except for those expressly set forth in Article V and Section 9.15, and (b) no person has been authorized by Parent, Acquiror, Merger Sub or any of their Affiliates to make any representation or warranty relating to Parent, Acquiror, Merger Sub or any of their Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
Except as disclosed in the disclosure schedule delivered by Acquiror and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Acquiror Disclosure Schedule”), Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1 Organization. Acquiror is a California corporation and Merger Sub is a Delaware limited liability company. Acquiror is duly incorporated, validly existing and in good standing under the Laws of the California. Merger Sub is duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Acquiror and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.
Section 5.2 Corporate Authority Relative to this Agreement; No Violation.
(a) Each of Acquiror and Merger Sub has the requisite corporate or similar power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by Acquiror and Merger Sub and the consummation by each of them of the Merger have been duly and validly authorized by the Acquiror Board of Directors and the board of managers of Merger Sub, and, subject to the approval of the adoption of this Agreement by the sole member of Merger Sub, no other corporate proceedings on the part of either Acquiror or Merger Sub or vote of Acquiror’s stockholders is necessary to authorize the execution and delivery by Acquiror and Merger Sub of this Agreement and the consummation of the Merger. The board of managers of Merger Sub has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein; (ii) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its sole member; (iii) resolved to submit this Agreement to the sole member of Merger Sub for its approval of the adoption hereof; and (iv) resolved to recommend the adoption of this Agreement by the sole member of Merger Sub.
(b) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities and “blue sky” laws, (v) the HSR Act and any other requisite clearances or approvals under any other applicable Antitrust Laws, and (vi) the adoption of this Agreement by the sole member of Merger Sub, which will occur immediately following the execution of this Agreement (collectively, the “Acquiror Approvals”), no Regulatory Filing or Consent is necessary, under applicable Law, for the consummation by Acquiror or Merger Sub of the Merger, except for such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger or that, if not obtained or made, have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.
(c) The execution and delivery by Acquiror and Merger Sub of this Agreement does not, and (assuming the Acquiror Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) conflict with or result in any violation of any provision of the Acquiror’s constituent documents or (ii) conflict with or violate any applicable Laws, except, in the case of clause (ii), for such conflicts or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.
Section 5.3 Information Supplied. The information supplied or to be supplied by or on behalf of Acquiror and Merger Sub in writing expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Acquiror or Merger Sub with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein.
Section 5.4 Available Funds. Acquiror and Merger Sub will have sufficient funds at the Closing to pay all cash amounts required to be paid by Acquiror and Merger Sub under or in connection with this Agreement, including (x) the aggregate Merger Consideration to be paid pursuant to Section 3.1(a)(i), (y) the payment of any Indebtedness required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the consummation of the Merger and any premiums and fees incurred in connection therewith and (z) any other related fees and expenses required to be paid by Acquiror or Merger Sub as of the date of the consummation of the Merger.
Section 5.5 Merger Sub. Merger Sub is a wholly owned direct or indirect Subsidiary of Acquiror. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
Section 5.6 Litigation. As of the date hereof, there are no (x) Legal Proceedings of any nature or (y) subpoenas, civil investigative demands or other requests for information relating to potential violations of Law, in each case ((x) and (y)) pending or, to the knowledge of Acquiror, threatened against or relating to Acquiror, Merger Sub or any of their Affiliates, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Merger in each case threatened against or relating to Acquiror, Merger Sub or any of their Affiliates.
Section 5.7 Stock Ownership. As of the date hereof, none of Parent, Acquiror, Merger Sub or any of their respective controlled Affiliates (other than pursuant to an employee benefit, pension or similar plan) owns any shares of Company Common Stock. Each of Parent, Acquiror, Merger Sub and any of their respective “Affiliates” or “Associates” (as such terms are defined in Section 203 of the DGCL) is not, and at no time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
Section 5.8 Solvency. None of Acquiror, Parent or Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors, and immediately after giving effect to the Merger and the other transactions contemplated by this Agreement, including the payment of the Merger Consideration, then assuming (a) satisfaction of the conditions to Acquiror’s and Merger Sub’s obligation to consummate the Merger as set forth herein; (b) the accuracy of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to (x) any “Company Material Adverse Effect,” “materiality” or similar qualifiers and (y) the exclusion contained in clause (b) of Section 4.6); and (c) the preparation in good faith based upon assumptions that were and continue to be reasonable of any estimates, projections or forecasts of the Company and its Subsidiaries, (i) the Surviving Corporation will not have incurred debts beyond its ability to pay such debts as they become due, (ii) the then-present fair value of the assets of the Surviving Corporation and its Subsidiaries will exceed the amount that will be required to pay their existing debts (including the probable amount of all contingent liabilities) as such debts become due, (iii) the assets of the Surviving Corporation and its Subsidiaries shall have a fair value in excess of their debts (including the probable amount of all contingent liabilities) and (iv) the Surviving Corporation will not have unreasonably small capital to carry on its business as proposed to be conducted following the Closing Date.
Section 5.9 No Additional Representations or Warranties; Acknowledgement of Disclaimer.
(a) Except for the representations and warranties of Acquiror and Merger Sub expressly set forth in this Article V and of Parent expressly set forth in Section 9.15(c), or in a certificate delivered pursuant to this Agreement, none of Parent, Acquiror, Merger Sub or any other person on behalf of Parent, Acquiror or Merger Sub makes any express or implied representation or warranty with respect to Parent, Acquiror or Merger Sub or with respect to any other information provided to the Company or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby.
(b) Acquiror and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV or in a certificate delivered pursuant to this Agreement, (a) none of the Company or any of its Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself (other than those made by the parties to the Voting Agreements solely with respect to themselves and their ownership of certain equity interests in the Company and not with respect to the Company or any other Affiliate of the Company) or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of Parent, Acquiror, Merger Sub or their respective Affiliates or Representatives is relying on any representation or warranty of the Company or any of its Affiliates except for those expressly set forth in Article IV and (b) no person has been authorized by the Company or any of its Affiliates to make any representation or warranty relating to the Company or any of its Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by Parent, Acquiror or Merger Sub.
ARTICLE VI

COVENANTS AND AGREEMENTS
Section 6.1 Conduct of Business of the Company.
(a) During the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as expressly required by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule, or unless the prior written consent of Acquiror (which shall not be unreasonably withheld, conditioned or delayed) has been obtained, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice, (y) use commercially reasonable efforts to maintain and preserve substantially intact its business organization, keep available the services of key employees and maintain satisfactory relationships and goodwill with persons having business dealings with the Company or any of its Subsidiaries and any Governmental Entity that has jurisdiction over the Company or its Subsidiaries, and (z) prepare and file any required regulatory filings on a timely basis consistent with past practice. Without limiting the generality of the foregoing, during the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as expressly required by this Agreement or as set forth in the corresponding subsection of Section 6.1 of the Company Disclosure Schedule, or unless the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Acquiror shall be permitted, in its sole discretion, to withhold, condition or delay consent with respect to Section 6.1(a)(vii)) has been obtained, the Company shall not, and shall cause its Subsidiaries not to:
(i) amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (except, in the case of Company Subsidiary Organizational Documents, amendments that would not reasonably be expected to, directly or indirectly, adversely affect Acquiror or any of its Subsidiaries (after giving effect to the Merger)) or otherwise take any action to exempt any person from any provision of the Company Organizational Documents or, except that would not be materially adverse to the Company, the Company Subsidiary Organizational Documents;
(ii) (i) split, combine or reclassify any of its capital stock or (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exercisable or exchangeable for any shares of its capital stock (except (A) pro rata dividends paid or pro rata distributions made by any Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries of the Company in accordance with the applicable Company Subsidiary Organizational Documents or (B) (I) the acquisition by the Company of Company Shares in connection with the surrender of Company Shares by holders of Company Options in order to pay the exercise price of the Company Options, (II) the withholding of Company Shares to satisfy Tax obligations with respect to Company Options, Company Restricted Stock Units or Company Restricted Stock, (III) the acquisition by the Company of Company Options, Company Restricted Stock Units or Company Restricted Stock in connection with the forfeiture of such awards, (IV) settlement of any conversions of any of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture, (V) redemption or repurchase of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture or (VI) interest payments pursuant to the terms of the Convertible Notes Indenture);
(iii) (i) issue, sell, grant any right to acquire or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (A) pursuant to the settlement or exercise of Company Options, Company Restricted Stock Units or Company Restricted Stock in accordance with their terms, (B) pursuant to any purchases of shares of Company Common Stock pursuant to the Company ESPP in accordance with the terms of such plan and in accordance with Section 3.3(e), (C) as required to comply with any Company Benefit Plan (other than the Company’s Management Incentive Plan) or other written agreement as in effect on the date of this Agreement that has been made available to Acquiror, or (D) as required to be issued in connection with any conversion of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture, (ii) enter into any agreement, understanding or arrangement with respect to the voting of shares of Company Common Stock, or (iii) adopt or implement a shareholder rights plan or similar arrangement;
(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(v) (i) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness for borrowed money in the ordinary course of business consistent with past practice (I) among the Company and its Subsidiaries or (II) among Subsidiaries of the Company, (B) guarantees by the Company of Indebtedness for borrowed money of Subsidiaries of the Company or guarantees by Subsidiaries of the Company of Indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case (I) in the ordinary course of business consistent with past practice and (II) which Indebtedness is incurred in accordance with this clause (v), or (C) Indebtedness for borrowed money not to exceed $5,000,000; (ii) incur or suffer to exist any Lien on any of its material property or assets (including, for the avoidance of doubt, material Company Intellectual Property), except for Permitted Liens; (iii) other than in the ordinary course of business consistent with past practice, redeem, repurchase, prepay, defease, cancel or otherwise acquire any Indebtedness for borrowed money, any debt securities or any calls, options, warrants or other rights with respect to any debt securities (except for any conversions, redemptions or repurchases of any of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture) or (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person for Indebtedness (other than the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) for borrowed money;
(vi) other than in the ordinary course of business consistent with past practice: (i) sell, transfer, license, mortgage, encumber or otherwise dispose (collectively, “Dispositions”) of any of its material Intellectual Property rights, properties or assets to any person, other than (x) sales of Inventory or of obsolete equipment or licenses of Intellectual Property that do not constitute a Company Material Contract under Section 4.18(a)(iv), (y) Dispositions of assets or properties (excluding material Intellectual Property rights) in an amount not to exceed $500,000 individually or $5,000,000 in the aggregate, or (z) under Permitted Liens or (ii) cancel, release or assign any Indebtedness of any person owed to it or any material claims held by it against any person in excess of $2,500,000 in the aggregate;
(vii) (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business, excluding any acquisitions of supplies and Inventory in the ordinary course of business consistent with past practice, (B) make any investment in any other person (other than a Subsidiary of the Company in the ordinary course of business consistent with past practice), (C) make any loans or advances to any other person, except for (I) loans among the Company and any of its Subsidiaries or among the Company’s Subsidiaries and other Subsidiaries of the Company, (II) loans or cash advances to employees and (III) extensions of credit to clients, in the case of each of clauses (I), (II) and (III), in the ordinary course of business consistent with past practice or (D) enter into any new line of business unrelated to the veterinary and animal health diagnostics business;
(viii) make any capital expenditures other than (A) capital expenditures not to exceed the amounts set forth in the capital expenditure budget set forth in Section 6.1(a)(viii) of the Company Disclosure Schedule or (B) capital expenditures in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $500,000;
(ix) (A) other than in the ordinary course of business consistent with past practice, terminate, amend (other than by renewing on terms not otherwise materially different), or waive, release or assign any right under in a manner material and adverse to the Company and/or any of its Subsidiaries (as applicable) any Company Material Contract or enter into any Contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement (or amend any Contract such that it would constitute a Company Material Contract if such amendment were in effect on the date of this Agreement); provided, that for purposes of this Section 6.1(a)(ix), the definition of Company Material Contract (I) in subclauses (2) and (3) of clause (ii) thereof shall exclude the words “in each case, that is material to the Company and its Subsidiaries, taken as a whole” and (II) in clause (vi) thereof shall exclude the word “Contracts” in the parenthetical thereof, or (B) enter into any Contract that contains, or amend any Contract such that it would contain, terms that purport to be binding on Acquiror and its Affiliates (other than the Company and its Subsidiaries) after giving effect to the Merger and restrict their ability to (x) to compete in any business or with any person or in any geographic area (including any non-compete provisions) or (y) purchase or sell products or services from or to any person;
(x) other than (i) as required by applicable Law or (ii) pursuant to the requirements of any written Contract (including any Company Benefit Plan) in existence as of the date hereof, (A) increase the compensation or benefits (including equity and equity-based awards) payable or to become payable to any Company Associate, (B) grant any increase in severance or termination pay to any Company Associate or pay or award, or commit to pay or award, any bonuses or incentive compensation (including equity and equity-based awards) to any Company Associate, (C) grant or award, or commit to grant or award, any equity or equity-based awards or incentives (including any Company Options, Company Restricted Stock Units or Company Restricted Stock) to any employee or other service provider of the Company and/or any of its Subsidiaries, (D) amend any existing written employment agreement or offer letter with any Company Associate who is a party to a written employment agreement or offer letter as of the date hereof, (E) amend or enter into any employment agreement or offer letter with (x) any Company Associate who is not a party to a written employment agreement or offer letter as of the date hereof or (y) any prospective employee or consultant who would be a Company Associate if such person was employed or engaged on the date hereof (other than, in the case of this clause (y), employment arrangements and offer letters with such persons providing for terms that are generally comparable to those offered to existing Company Associates with comparable duties and responsibilities, but in no event shall the foregoing apply to an executive officer of the Company and in no event shall any supplemental executive retirement benefits, retiree medical benefits or consulting agreements be provided to such persons), (F) establish, adopt, enter into, amend, renew or terminate any Collective Bargaining Agreement or Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date hereof), except for (x) any renewals of Company Benefit Plans that are health and welfare plans made in the ordinary course of business consistent with past practice that do not materially increase the costs of such Company Benefit Plans or (y) the provision of immaterial (both individually and in the aggregate) fringe benefits to any employee of the Company who is not a Company Associate in the ordinary course of business, (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any Company Associate, other than as expressly provided by this Agreement, (H) waive or modify any Restrictive Covenant, (I) terminate the employment of any Company Associate, other than for cause, without reasonable consultation with Acquiror, (J) hire any person who would be a Company Associate upon being hired without reasonable consultation with Acquiror or (K) other than in the ordinary course of business consistent with past practice, take any action referred to in the foregoing clauses (A), (B)and (G) with respect to any other employee or individual consultant;
(xi) implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by GAAP or applicable Law;
(xii) settle or compromise any Legal Proceeding, except for settlements or compromises (x) in the ordinary course consistent with past practice or (y) involving amounts to be paid by the Company in settlement of $500,000 or less, in each case ((x) and (y)), that (i) do not impose any restriction on its business or the business of its Subsidiaries or Affiliates, (ii) do not relate to any litigation by any of the Company’s stockholders in connection with this Agreement or the Merger and (iii) do not include an admission of liability or fault on the part of the Company or any of its Subsidiaries; provided that the foregoing shall not permit the Company or any of its Subsidiaries to settle or compromise any Legal Proceeding that is not permitted pursuant to Section 6.5 or Section 6.13;
(xiii) (i) make, change or revoke any material Tax election, (ii) change any annual Tax accounting period or change any method of Tax accounting, except as may be required by Law or GAAP, (iii) file any material amended Tax Return, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. Law), (v) request any Tax ruling from any Governmental Entity, (vi) settle or compromise any material Tax liability or any audit, examination or other proceeding relating to a material amount of Taxes or surrender any claim for a material refund of Taxes, (vii) file any material Tax Returns inconsistent with past practice, (viii) except in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or (ix) take any action, or cause or otherwise permit any other person to take any action, outside the ordinary course of business which would reasonably be expected to (A) materially increase the Company’s or any of its Affiliates’ (which following the Closing shall include Parent and its Subsidiaries) liability for Taxes or (B) result in, or change the character of, any material amounts of income or gain (including any “subpart F income” as defined in Section 952 of the Code or “global intangible low-taxed income” as defined in Section 951A of the Code) that the Company or any of its Affiliates (which following the Closing shall include Parent and its Subsidiaries) must report on any Tax Return;
(xiv) other than in the ordinary course of business consistent with past practice, relinquish, abandon or permit to lapse, or fail to take any action necessary to maintain, any of its rights in any material Company Registrations;
(xv) other than in the ordinary course of business consistent with past practice, fail to maintain in full force and effect insurance policies covering the Company and its properties, businesses, assets and operations in a form and amount consistent, in all material respects, with those in place as of the date of this Agreement;
(xvi) except in the ordinary course of business consistent with past practice, make or forgive any loans to any employees, officers or directors of the Company or any of its Subsidiaries;
(xvii) modify, amend, terminate or grant any waiver of the Company Rights Determinations; or
(xviii) authorize, offer to any third party, agree or commit (in writing or otherwise) to take any of the foregoing actions prohibited by this Section 6.1.
Section 6.2 Access; Integration Planning.
(a) The Company shall and shall cause it Subsidiaries to afford Acquiror and its employees, accountants, consultants, internal and external legal counsel, financial advisors, tax advisors and other Representatives reasonable access during normal business hours, throughout the period prior to the earlier of the valid termination of this Agreement in accordance with Article VIII and the Effective Time, to its and its Subsidiaries’ personnel, properties, Contracts, commitments, books and records (including Tax Returns) and, during such period, the Company shall, and shall cause its Subsidiaries to make available to Acquiror such other available information concerning its business, properties and personnel as Acquiror may reasonably request and shall instruct the Company’s (and its Subsidiaries’) independent accountants to provide access to their work papers and such other information (including Tax Returns and drafts of any U.S. federal income Tax Returns or other material state or non-U.S. income Tax Returns) as Acquiror may reasonably request. For the avoidance of doubt, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Acquiror, and shall use commercially reasonable efforts to, as soon as practicable after the date hereof (but in any event no later than 10 days after the date hereof), provide all information required under Sec. 20 of the German real estate transfer tax act to Acquiror, in order to ensure that Acquiror can meet its obligation to file timely notifications for German real estate transfer tax purposes in compliance with applicable Laws. The foregoing notwithstanding, the Company shall not be required to provide access to or make available to any person any document or information if doing so would, in the reasonable judgment of the Company and its outside counsel, violate any Law or the provisions of any Contract to which the Company or any of its Subsidiaries is a party or jeopardize the attorney-client privilege of the Company or any of its Subsidiaries; provided that the Company will inform Acquiror of the general nature of the document or information being withheld and reasonably cooperate with Acquiror to provide such document or information in a manner that would not result in violation of Law or Contract or the loss or waiver of such privilege; provided, further, that any access or investigation pursuant to this Section 6.2(a) shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Company or any of the Company’s Subsidiaries. No investigation by Acquiror or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.
(b) The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Merger shall be governed in accordance with the confidentiality agreement, dated as of February 28, 2023, between the Company and Parent (as may be amended or supplemented, the “Confidentiality Agreement”), and the clean room agreement, dated as of March 10, 2023, between the Company and Parent (as may be amended or supplemented, the “Clean Room Agreement”).
(c) From and after the date hereof until the Effective Time, the Company and Acquiror shall, and shall cause their Subsidiaries and Representatives to, use their commercially reasonable efforts, subject to applicable Law, to cooperate with the other Party in connection with planning the integration of the business operations of the Surviving Corporation and Acquiror and their respective Subsidiaries following the Closing.
Section 6.3 No Solicitation by the Company.
(a) Except as expressly permitted by this Section 6.3, the Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives: (i) to immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with any persons (other than Parent and its Subsidiaries (including Acquiror) and their respective Representatives) that may be ongoing with respect to a Company Takeover Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than (x) solely in response to an unsolicited inquiry, to refer the inquiring person to the terms of this Section 6.3 and to limit its communication exclusively to such referral or (y) upon receipt of a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a breach of this Section 6.3, solely to the extent necessary to ascertain facts or clarify terms with respect to a Company Takeover Proposal for the Company Board of Directors to be able to have sufficient information to make the determination described in Section 6.3(c)), (C) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)), (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its Affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal, (E) otherwise cooperate with or assist or participate in any such inquiries, proposals, offers, discussions or negotiations or (F) resolve or agree to do any of the foregoing. The Company shall not, and shall cause its Subsidiaries not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to a Company Takeover Proposal or similar matter or any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party; provided that, prior to the time the Company Stockholder Approval is obtained, but not after, the Company may waive any standstill or similar provisions to the extent necessary to permit a person or group to make, on a confidential basis to the Company Board of Directors, a Company Takeover Proposal, conditioned upon such person agreeing to disclosure of such Company Takeover Proposal to Acquiror, in each case as contemplated by this Section 6.3 (provided, further, that the Company may only take such action if the Company Board of Directors determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that the failure of the Company Board of Directors to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law). None of the Company or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits the Company or any of its Subsidiaries from (x) providing to Acquiror or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 6.3 or (y) otherwise complying with this Section 6.3. The Company and Acquiror hereby agree that all standstill or similar provisions in the Confidentiality Agreement shall, as of the date of this Agreement, terminate and be of no further force and effect.
(b) The Company shall, and shall cause its Subsidiaries to, promptly after the date hereof request any person that has executed a currently in-effect confidentiality or non-disclosure agreement after January 1, 2020, and in connection with any actual or potential Company Takeover Proposal to promptly after the date of such request return or destroy all confidential information in the possession of such person or its Representatives (other than from any person with which the Company has entered into an Acceptable Confidentiality Agreement and, prior to the date of the earlier of (x) the receipt of the Company Stockholder Approval and (y) the return or destruction of such information, enters into negotiations or discussions regarding any Company Takeover Proposal in accordance with this Section 6.3 other than as a result of any breach of this Section 6.3 by the Company).
(c) Anything to the contrary contained in Section 6.3(a) notwithstanding, if at any time after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a breach of this Section 6.3 and if the Company Board of Directors determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal, then the Company and its Representatives may, prior to the time the Company Stockholder Approval is obtained, but not after, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company and its Subsidiaries to the person who has made such Company Takeover Proposal; provided that the Company, to the extent permitted under applicable Law (including any applicable Antitrust Law), shall concurrently with the delivery to such person provide to Acquiror any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Acquiror (which non-public information, for the avoidance of doubt, shall be subject to the Confidentiality Agreement and the Clean Room Agreement, and may, in order to comply with applicable Law, be restricted to certain designated Representatives of Acquiror) and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Acquiror if the Company Board of Directors makes a determination that a Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal or if the Company furnishes information or enters into discussions or negotiations as provided in this Section 6.3(c).

(d) Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours after receipt) notify Acquiror in the event that the Company or any of its Representatives receives a Company Takeover Proposal or a request for information relating to the Company or its Subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal and a description of the material terms and conditions thereof. The Company shall keep Acquiror reasonably informed, on a reasonably current basis, as to the status of (including any developments, discussions or negotiations) such Company Takeover Proposal (including by as promptly as practicable (and in any event within twenty-four (24) hours after receipt) providing to Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal).
(e) Except as expressly permitted by Section 6.3(f) or Section 6.3(g), the Company Board of Directors shall not (i) (A) fail to include the Company Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Acquiror, the Company Recommendation or (C) adopt, approve or recommend to stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)) (a “Company Acquisition Agreement”).
(f) Anything to the contrary set forth in this Agreement notwithstanding, prior to the time that the Company Stockholder Approval is obtained, but not after, the Company Board of Directors may, with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a breach of this Section 6.3, make an Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 8.1(g) in order to substantially concurrently with such termination enter into a definitive agreement relating to such Company Takeover Proposal if and only if, prior to taking either such action, (i) the Company has complied with its obligations under this Section 6.3, (ii) the Company Board of Directors has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Company Board of Directors determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Adverse Recommendation Change or effecting such termination (and prior to making the determination set forth in clause (iii)), (A) the Company has given Acquiror at least five (5) Business Days’ prior notice of its intention to take such action, specifying the reasons therefor, including the terms and conditions of, and the identity of the person making, any such Company Takeover Proposal and has contemporaneously provided to Acquiror a copy of the Company Takeover Proposal and a copy of any proposed Company Acquisition Agreements and a copy of any financing commitments relating thereto (or, in each case, if not provided in writing to the Company, a written summary of the material terms and conditions thereof), (B) the Company shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period (if, and to the extent, Acquiror has indicated its desire to negotiate to the Company) to enable Acquiror to propose revisions to the terms of this Agreement such that it would cause such Company Takeover Proposal to no longer constitute a Company Superior Proposal, (C) following the end of such notice period, the Company Board of Directors shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the Company Takeover Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed in writing by Acquiror (and not revoked) were to be given effect and (D) in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, the Company shall, in each case, have delivered to Acquiror an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the five (5) Business Day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (x) three (3) Business Days and (y) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 6.3(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.3(f) and Section 8.1(g) unless the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with such termination. Anything to the contrary contained herein notwithstanding, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been, or is substantially concurrently, terminated in accordance with its terms.
(g) Other than in connection with a Company Takeover Proposal, the Company Board of Directors may, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval has been obtained, but not after, make an Adverse Recommendation Change in response to a Company Intervening Event (a “Company Intervening Event Recommendation Change”) if (i) the Company has complied with its obligations under this Section 6.3 and (ii) prior to taking such action, the Company Board of Directors has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Company Intervening Event Recommendation Change, (A) the Company has given Acquiror at least five (5) Business Days’ prior written notice of its intention to take such action, and specifying the reasons therefor, including specifying in reasonable detail the applicable Company Intervening Event, (B) the Company shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period to enable Acquiror to propose revisions to the terms of this Agreement (if, and to the extent, Acquiror has indicated its desire to negotiate to the Company) and (C) following the end of such notice period, the Company Board of Directors shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make a Company Intervening Event Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(h) Nothing contained in this Section 6.3 shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a)(2)-(3) or Rule 14d-9 promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any legally required (based upon the advice of outside counsel) disclosure to stockholders with regard to the transactions contemplated by this Agreement or a Company Takeover Proposal, or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that, in the case of clauses (i), (ii) and (iii) of this Section 6.3(h), no such action or disclosure that would amount to an Adverse Recommendation Change shall be permitted, made or taken other than in compliance with this Section 6.3.
Section 6.4 Employee Matters.
(a) For a period of at least twelve (12) months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee), Acquiror shall, or shall cause the Surviving Corporation to, (i) provide each employee of the Company or any of its Subsidiaries who continues as of the Effective Time to be employed by Acquiror, the Surviving Corporation or any Affiliate of Acquiror (each, a “Continuing Employee”) with at least the same level of base salary or hourly wage rate, as the case may be, and target cash bonus opportunity, in each case, that was provided to such Continuing Employee immediately prior to the Effective Time, (ii) provide the Continuing Employees with employee benefits (excluding equity, compensation, non-qualified deferred compensation, defined benefit pension, post-employment health and welfare benefit plans and change in control, retention or other non-recurring compensation) that are substantially comparable in the aggregate to those provided to such Continuing

Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time (subject to the foregoing exclusions), and (iii) provide each Continuing Employee who is terminated without cause with the severance benefits and payments set forth on Section 6.4 of the Company Disclosure Schedule.
(b) At the Effective Time, each Continuing Employee shall be given service credit for all purposes, including for eligibility to participate, benefit levels and eligibility for vesting under Acquiror employee benefit plans and arrangements (collectively, the “Acquiror Benefit Plans”) with respect to his or her length of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date; provided that the foregoing shall not result in the duplication of benefits; provided, further, that the foregoing shall not be recognized with respect to benefit accruals under any defined benefit pension plan or for any purpose under any long-term incentive plan or post-employment welfare benefit plan.
(c) In addition, and without limiting the generality of the foregoing, after the Effective Time Acquiror shall use its reasonable best efforts to (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Acquiror Benefit Plans to the extent coverage under such Acquiror Benefit Plan replaces coverage under a comparable Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) for purposes of each Acquiror Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee from and after the Effective Time, (A) cause all pre-existing condition limitations, exclusions, waiting periods and actively at work requirements of such Acquiror Benefit Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such pre-existing condition limitations, exclusions, waiting periods or actively at work requirements were waived or satisfied under the comparable Company Benefit Plan and (B) recognize, or cause to be recognized, any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Company Benefit Plan during the portion of the plan year prior to the date such Continuing Employee becomes eligible to participate in such Acquiror Benefit Plan to be taken into account under such Acquiror Benefit Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Acquiror Benefit Plan.
(d) Unless other directed by Acquiror at least ten (10) Business Days prior to the Closing Date, the Company shall take all actions necessary to terminate the Company’s tax-qualified defined contribution 401(k) retirement plan (the “Company 401(k) Plan”), or cause such plan to be terminated, effective as of no later than the day immediately preceding the Closing Date, and contingent upon the occurrence of the Closing, and provide that participants in the Company 401(k) Plan shall become fully vested in any unvested portion of their Company 401(k) Plan accounts as of the date such plan is terminated. If the Company 401(k) Plan is terminated, the Company shall provide Acquiror with evidence that the Company 401(k) Plan has been terminated (effective no later than immediately prior to the Closing Date and contingent on the Closing) pursuant to resolutions of the Company, which such resolutions shall be provided to Acquiror at least three (3) Business Days prior to the Closing Date and shall be subject to Acquiror’s review and comment. If the Company 401(k) Plan is terminated, Acquiror shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Acquiror or one of its Subsidiaries (the “Acquiror 401(k) Plan”) that will cover eligible Continuing Employees effective as of, or as soon as administratively practicable but no later than ninety (90) days following, the Closing Date; provided, that the Company reasonably cooperates in facilitating administrative payroll and recordkeeping matters. In connection with the termination of the Company 401(k) Plan, Acquiror shall cause the Acquiror 401(k) Plan to accept from the Company 401(k) Plan the “direct rollover” of the account balance (including, subject to the next sentence, the in-kind rollover of promissory notes evidencing all outstanding loans) of each Continuing Employee who participated in the Company 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code. The Parties shall cooperate in good faith to work with the Company 401(k) Plan and Acquiror 401(k) Plan recordkeepers to develop a process and procedure for effecting the in-kind direct rollover of promissory notes evidencing participant loans from the Company 401(k) Plan to the Acquiror 401(k) Plan. In the event that a process and procedure acceptable to the Company 401(k) Plan and Acquiror 401(k) Plan recordkeepers for effecting the in-kind rollover of loan promissory notes is agreed upon, the Parties shall take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under the Company 401(k)

Plan as of the Closing Date to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of such promissory notes evidencing such loans, so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(e) Acquiror shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee who is eligible to participate in the Company’s Management Incentive Plan or any other annual cash incentive compensation a payment equal to such Continuing Employee’s pro-rata target bonus amount under the Company’s Management Incentive Plan or other annual cash incentive compensation plan for the period between January 1, 2023 and the Closing Date. Such payments shall be made as soon as practicable upon or following, and in all events within 60 days following, the Closing Date.
(f) The Parties hereto acknowledge and agree that all provisions contained in this Section 6.4 are included for the sole benefit of the Parties hereto, and that nothing in this Section 6.4, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other person, including any employees or former employees of the Company or any Affiliate of the Company, any Continuing Employee, or any dependent or beneficiary thereof, or (B) to continued employment with Acquiror or any of its Affiliates (including, following the Effective Time, the Surviving Corporation), (ii) shall be treated as an amendment or other modification of any Company Benefit Plan or Acquiror Benefit Plan, or (iii) shall limit the right of Acquiror or its Affiliates (including, following the Effective Time, the Surviving Corporation) to amend, terminate or otherwise modify any Company Benefit Plan or Acquiror Benefit Plan. The Company will notify Acquiror of receipt of any notice of resignation of a Company Associate within five (5) days of receipt thereof.
Section 6.5 Regulatory Approvals; Efforts.
(a) Subject to the other terms of this Agreement, including Section 6.5(b) and Section 6.5(d), Acquiror, Merger Sub and the Company shall use their respective reasonable best efforts to (i) promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to submit all notifications to and obtain all clearances, authorizations, consents, Orders and approvals of all Governmental Entities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, Orders and approvals, and (iii) provide such other information to any Governmental Entity as such Governmental Entity may reasonably request in connection herewith including responding to any request for additional information or documentary material under the HSR Act as promptly as reasonably practicable. Each Party agrees to make promptly (but in no event later than the date which is ten (10) Business Days after the execution of this Agreement, unless otherwise mutually agreed to by the Parties) its respective filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act. Each Party agrees to make as promptly as practicable its respective filings and notifications, if any, under any other applicable antitrust, competition, foreign investment or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to such applicable antitrust, competition, foreign investment or trade regulation Law.
(b) Without limiting the generality of Acquiror’s and the Company’s undertakings pursuant to Section 6.5(a) but subject to Section 6.5(c), Section 6.5(d) and the proviso below, Acquiror and the Company (if requested by Acquiror) shall take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition, foreign investment or trade regulation Law that may be asserted by any antitrust or competition Governmental Entity so as to enable the Parties hereto to close the Merger as promptly as practicable including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; provided that, notwithstanding anything in this Agreement to the contrary, none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation contemplated in this Section 6.5 (A) that is not conditioned upon the consummation of the Merger, (B) with respect to any of Parent’s, Acquiror’s or their respective Subsidiaries operations, divisions, businesses, product lines, contracts, licenses, relationships, contractual rights or obligations, customers or assets or (C) that would result in, or would be reasonably likely to result in, the sale, divestiture or disposition of assets, properties or businesses of the Company or any of its Subsidiaries and/or the termination of any business (in any jurisdictions(s)) of the Company or any of its Subsidiaries that (x) generated more than $30,000,000 of annual consolidated revenues of the Company and its Subsidiaries in the North America segment (as defined in the Company’s Annual Report on Form 10-K for the year ending December 31, 2022) during the 12-month period ending as of December 31, 2022 or (y) generated more than $30,000,000 of annual consolidated revenues of the Company and its Subsidiaries in the International segment (as defined in the Company’s Annual Report on Form 10-K for the year ending December 31, 2022) during the 12-month period ending as of December 31, 2022 (each of clause (A), (B) or (C), a “Burdensome Condition”). In addition, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity challenging the transactions contemplated by this Agreement, each of the Parties shall, and shall cause its respective Affiliates to, in each case in accordance with and subject to Section 6.5(c) and Section 6.5(d), cooperate with each other in all respects and to use their respective reasonable best efforts to contest and defend on the merits any claim asserted in court by any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing. Acquiror shall be responsible for all filing fees and other similar fees required to be paid in connection with obtaining any consent, approval, order or authorization of, or making any declaration or filing with, any Governmental Entity in connection with the discharge of the Parties’ obligations under this Section 6.5; provided that none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not, without the prior written consent of Acquiror, take any action under this Section 6.5 that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition.
(c) Each Party shall promptly notify the other Party of any communication received from, or given by such Party or any of its Affiliates to, any Governmental Entity or person relating to the matters that are the subject of this Agreement and shall permit the other Party (and its advisors) to review in advance any proposed communication by such Party (and its advisors) to any Governmental Entity and shall consider in good faith the views of the other Party in connection with any such proposed communication. None of the Parties shall participate in any substantive meeting or conference, whether in person or by telephone, with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate at such meeting. The Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. The Parties shall provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. Acquiror and the Company may, as each deems advisable and necessary, (i) redact or remove references concerning the valuation of the businesses of the Company and its Subsidiaries and (ii) reasonably designate any competitively sensitive or any confidential business material provided to the other under this Section 6.5(c) as “counsel only” or, as appropriate, as “outside counsel only.” This Section 6.5(c) shall not apply with regard to Tax matters.
(d) The Parties acknowledge and agree that Acquiror shall control and direct, and the Company will cooperate reasonably, subject to applicable Law, with such direction and control, regarding the filings (including where to file) and any withdrawals and/or refiling thereof, strategies, process, negotiation of settlements (if any), and related proceedings contemplated by this Section 6.5, including for the avoidance of doubt the marketing or sale of any part of the Company’s, the Acquiror’s or any of their respective Affiliates’ businesses or assets; provided that Acquiror shall consult with and consider in good faith the views of the Company regarding the form and content of any such filings, withdrawals, refilings, strategies, processes, negotiations and related proceedings. Notwithstanding anything to the contrary in this Section 6.5, any reasonable actions or strategies pursued by Acquiror (i) to avoid, resist or reduce the scope of any action that may be sought or required to satisfy the conditions in Section 7.1(b) and Section 7.1(c) or (ii) pertaining to the submission of all required notifications to any Governmental Entity and obtaining the consent of any Governmental Entity, shall be deemed consistent with its obligations under this Section 6.5 so long as such action or strategy does not delay satisfaction of the conditions set forth in Article VII to a date beyond the Outside Date, as the same may be extended to the Extended Outside Date or Further Extended Outside Date, as applicable; provided that nothing in this Agreement shall require Parent, Acquiror, Merger Sub or any other Subsidiary of Parent to take any action that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition.
(e) Prior to the Closing, none of Parent, Acquiror, the Company or any of their respective Subsidiaries shall acquire any businesses or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay satisfaction of the conditions set forth in Section 7.1(b) or Section 7.1(c).
(f) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Acquiror and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to cause the delisting of the Company Shares from NASDAQ by the Surviving Corporation as promptly as practicable after the Effective Time and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after such delisting.
Section 6.6 Preparation of the Proxy Statement; Company Special Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form (and shall use its reasonable best efforts to do so within 30 days of the date of this Agreement). Acquiror shall cooperate with the Company in the preparation of the Proxy Statement and furnish all information concerning Acquiror and Merger Sub that is required in connection with the preparation of the Proxy Statement. The Company will respond as promptly as practicable to any comments from the SEC or the staff of the SEC. No filing of, or amendment or supplement to, the Proxy Statement, will be made by the Company without providing Acquiror and its counsel a reasonable opportunity to review and comment thereon, and the Company shall reasonably consider all such comments in good faith. The Company shall notify Acquiror as promptly as practicable of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Acquiror with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. If, at any time prior to the Company Special Meeting (or any adjournment or postponement thereof), any information relating to Acquiror or the Company, or any of their respective Affiliates, officers or directors, is discovered by Acquiror or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company will cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comments to, or further review of, the preliminary Proxy Statement by the SEC or the staff of the SEC) (such date, the “Clearance Date”) (and in any event no later than five (5) Business Days following the Clearance Date).
(b) Subject to Section 6.3(f), the Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Special Meeting”) as promptly as practicable following the Clearance Date.

The Company shall, subject to Section 6.6(c), convene the Company Special Meeting on or around the twentieth (20th) Business Day following the commencement of the mailing of the Proxy Statement to its stockholders. Except as expressly permitted by Section 6.3, the Company Board of Directors (or any committee thereof) shall not make any Adverse Recommendation Change and, unless the Company shall have made an Adverse Recommendation Change if, and to the extent, permitted by this Agreement, shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Special Meeting.
(c) The Company shall cooperate with and keep Acquiror informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may adjourn or postpone the Company Special Meeting only (i) if, as of the time which the Company Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Special Meeting or to the extent that at such time the Company has not received proxies sufficient to allow receipt of the Company Stockholder Approval, (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined, in good faith, after consultation with the Company’s outside legal counsel, is necessary or required to be filed and disseminated under applicable Law, the Company Certificate or the Company Bylaws or (iii) with the prior written consent of Acquiror; provided, however, that any such adjournment or postponement shall be for not more than the amount of time, in the reasonable judgment of the Company (after consultation with its outside legal counsel and after reasonably consulting with Acquiror and its outside legal counsel), is necessary to comply with applicable Law or the Company Certificate or the Company Bylaws, and, in any event, shall not be to a date that is later than 10 Business Days after the date for which the Company Stockholder Meeting was originally scheduled. Any additional postponements or adjournments shall be by mutual agreement of Acquiror and the Company. In no event will the record date of the Company Special Meeting be changed without Acquiror’s prior written consent, unless required by applicable Law. The Company shall, at the instruction of Acquiror, postpone or adjourn the Company Special Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for the purposes of obtaining the Company Stockholder Approval. During any such period of adjournment or postponement, the Company shall continue to comply with its obligations under Section 6.3 and this Section 6.6. Without the prior written consent of Acquiror, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Special Meeting.
(d) The Company shall solicit from its stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law, and unless the Company Board of Directors has effected an Adverse Recommendation Change, the Company shall use its reasonable best efforts to secure Company Stockholder Approval at the Company Special Meeting. The Company shall cooperate with and keep Acquiror informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement.
Section 6.7 Takeover Statutes. The Company shall not take any action that would cause the Merger to be subject to requirements imposed by any takeover statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger, the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.
Section 6.8 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Acquiror and the Company. The Parties shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the Merger and shall not issue any such public announcement, statement or disclosure prior to such consultation, except as may be required by Law, by the rules and regulations of NASDAQ or in connection with an Adverse Recommendation Change (in which case the Company shall provide to Acquiror a draft of such public announcement or statement as far in advance as reasonably practicable); provided that (w) each of the Company and Acquiror may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Acquiror (or made by one Party after having consulted with the other Party), (x) no public announcement or statement or other disclosure shall be made in connection with an Adverse Recommendation Change unless it is made in compliance with Section 6.3 and (y) this Section 6.8 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement.
Section 6.9 Indemnification and Insurance.
(a) All rights to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses, existing as of the date hereof in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company or any of the Company’s Subsidiaries or any of their respective predecessors (in each case, when acting in such capacity) (collectively, together with their respective heirs, executors and administrators, the “Company Indemnified Parties”) as provided in the Company Organizational Documents (or Company Subsidiary Organizational Documents in effect as of the date hereof) or any indemnification agreements in existence as of the date hereof (and provided to Acquiror), shall survive the Merger and continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of such Company Indemnified Parties. From and after the Effective Time, Acquiror shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.
(b) From and after the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or Liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer of the Company, any of the Company’s Subsidiaries or any of their respective predecessors or, while serving as a director or officer, and pertaining to matters existing or occurring or actions or omissions taken prior to or at the Effective Time, including with respect to this Agreement and the Merger, in each case, to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents), and the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, also advance expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents, as applicable); provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and non-appealable judicial determination that such Company Indemnified Party is not entitled to indemnification under this Section 6.9 or otherwise. Neither Acquiror nor the Surviving Corporation shall, without the prior written consent of the applicable Company Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) settle, compromise or consent to the entry of any judgment in any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for which such Company Indemnified Party would reasonably be expected to be entitled to indemnification hereunder, unless such settlement, compromise or consent (i) does not require such Company Indemnified Party to perform any covenant or refrain from engaging in any activity and (ii) does not include any statement as to, or an admission of, fault, violation, culpability, malfeasance or nonfeasance by, or on behalf of, such Company Indemnified Party. Acquiror and the Surviving Corporation shall provide the applicable Company Indemnified Party with the opportunity to participate in the defense of any matter for which such Company Indemnified Party would reasonably be expected to be entitled to indemnification hereunder. Acquiror’s and the Surviving Corporation’s obligations under this Section 6.9(b) shall continue in full force and effect for the period beginning upon the Effective Time and ending six (6) years from the Effective Time; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, asserted or made within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.
(c) Prior to the Effective Time, at the Company’s option, the Company shall, or, if the Company is unable to, Acquiror shall, cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), in each case with respect to acts or omissions occurring at or prior to the Effective Time and for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as in effect as of the date of this Agreement; provided, however, that the Company (or the Surviving Corporation, as applicable) shall not pay an amount for the D&O Insurance in excess of three hundred percent (300%) of the annual premium currently paid by the Company for such insurance for the policy period that includes the date of this Agreement. If such “tail” prepaid policy has been obtained by either the Company or the Surviving Corporation prior to or as of the Effective Time, Acquiror shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies as of the Effective Time, (i) the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date of this Agreement with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date of this Agreement, or (ii) Acquiror will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Company Indemnified Parties who are insured under the Company’s D&O Insurance with comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier, that is no less favorable than the existing policy of the Company as of the date of this Agreement or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Acquiror and the Surviving Corporation shall not be required to pay an aggregate premium for the D&O Insurance in excess of three hundred percent (300%) of the annual premium currently paid by the Company for such insurance for the policy period that includes the date of this Agreement; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Acquiror or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger), for a cost not exceeding such amount.
(d) The provisions of this Section 6.9 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents (or Company Subsidiary Organizational Documents), by Contract or otherwise. Notwithstanding anything in this Agreement to the contrary, following the Effective Time, no Party shall amend, or seek to amend, this Section 6.9 (except to the extent such amendment permits the Company to provide broader indemnification rights on a retroactive basis to the Company Indemnified Parties).
(e) In the event that the Surviving Corporation or Acquiror or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Acquiror and/or the Surviving Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns or transferees of the Surviving Corporation or Acquiror, as the case may be, expressly assume or succeed to the obligations set forth in this Section 6.9.
Section 6.10 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Acquiror or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Acquiror shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.
Section 6.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company (including each director and officer of the Company) to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law. The Company shall provide Acquiror with a reasonable opportunity to review any resolutions or other documents in respect of the actions described in this Section 6.11 and will implement any reasonable comments that are timely provided by Acquiror in respect thereof.
Section 6.12 Convertible Notes. Within the time periods required by the terms of the Convertible Notes Indenture, the Company shall, in consultation with Acquiror, take all actions required by, or reasonably requested by Acquiror pursuant to and in compliance with, the Convertible Notes Indenture and applicable Law to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, including the giving of any notices that may be required by the Convertible Notes Indenture or reasonably requested by Acquiror and delivery to the trustee, noteholders or other applicable persons, as applicable, of any documents or instruments required by the Convertible Notes Indenture or reasonably requested by Acquiror to be delivered at or prior to the Effective Time to such trustee, noteholders or other applicable persons, including, but not limited to, any supplemental indenture, certificate or legal opinion, in each case in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the Merger, or as otherwise required by the Convertible Notes Indenture. The Company shall not, without Acquiror’s prior written consent, irrevocably elect any settlement method that would be applicable to conversions whose settlement will occur after the Effective Time. The Company shall provide Acquiror and its legal counsel reasonable opportunity to review and comment on any notice or other documentation (including any supplemental indenture) in connection with the execution and delivery of this Agreement, the transactions contemplated hereby, including the Merger, or as otherwise required by the Convertible Notes Indenture prior to delivery or execution thereof, as applicable, and the Company shall in good faith consider any such comments in such notice or documentation prior to delivery or execution.
Section 6.13 Transaction Litigation. In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated hereby is brought by any stockholder or other holder of any Company Securities (whether directly or on behalf of the Company or otherwise) against the Company and/or its directors or officers, the Company shall (i) promptly notify Acquiror of such litigation, (ii) keep Acquiror reasonably informed with respect to the status thereof and (iii) give Acquiror the opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any such litigation. Notwithstanding anything to the contrary contained herein, the Company shall not settle or enter into any negotiations for full or partial settlement of any such litigation, including, in each case, any payment of fees, without the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that Acquiror shall not be obligated to consent to any settlement that does not include a full release of Acquiror and its Affiliates or that imposes equitable relief upon Acquiror or its Affiliates (including, after the Effective Time, the Company and its Subsidiaries).
Section 6.14 Obligations of Merger Sub and Surviving Corporation. Acquiror shall cause Merger Sub or the Surviving Corporation, as applicable, to perform its obligations under this Agreement, and, prior to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in, or contemplated by, this Agreement.

Section 6.15 Notification of Certain Matters.
(a) Each of the Company and Acquiror shall promptly notify the other of (i) any written notice or other communication received by such Party (or any of its controlled Affiliates or, to such Party’s knowledge, any of its other Affiliates or Representatives) from any person alleging that the consent of such person is or may be required in connection with the Merger, if the failure to obtain such consent would reasonably be expected to materially affect, impede or impair the consummation of the Merger and (ii) any Legal Proceedings commenced or, to such Party’s knowledge, threatened against, the Company or Acquiror or any of their respective Affiliates, that seek to materially impede or delay the consummation of the Merger, or that make allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect.
(b) The Company shall promptly notify Acquiror of (i) any inaccuracy of any representation or warranty of the Company contained herein in any material respect at any time during the term hereof and (ii) any failure of the Company (or its Subsidiaries) to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.15(b) shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of the Company set forth in this Agreement or the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.
(c) Acquiror shall promptly notify the Company of (i) any inaccuracy of any representation or warranty of Acquiror or Merger Sub contained herein in any material respect at any time during the term hereof and (ii) any failure of Acquiror or Merger Sub to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.15(c) shall not affect or be deemed to modify any representation or warranty of Acquiror or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by each of the Company and Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) No Legal Prohibition. (i) No Order by any Governmental Entity of competent jurisdiction shall have been entered and shall continue to be in effect, and no Law shall have been adopted or be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger (any of the foregoing, a “Legal Restraint”) and (ii) no Legal Proceeding shall have been brought by any Governmental Entity, and remain pending, that seeks an Order that would impose a Legal Restraint.
(c) Regulatory Approval. (i) Any waiting period (and extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated; and (ii) all other clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on Section 7.1(c) of the Company Disclosure Schedule (collectively, “Regulatory Approvals”), shall have been obtained, or are deemed obtained, or the respective authority concluded no jurisdiction.

Section 7.2 Conditions to Obligations of Acquiror and Merger Sub. The respective obligations of Acquiror and Merger Sub to effect the Merger shall be subject to the fulfillment (or waiver by Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Article IV (other than in the Company Fundamental Representations, Section 4.2(a) (Capital Stock), Section 4.3(a)(iv) and Section 4.3(e) (Corporate Authority Relative to this Agreement; No Violation) and Section 4.12(b) (Absence of Certain Changes or Events)) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; (ii) the Company Fundamental Representations shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; (iii) Section 4.2(a) (Capital Stock) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies and (iv) Section 4.12(b) (Absence of Certain Changes or Events) and Section 4.3(a)(iv) and Section 4.3(e) (Corporate Authority Relative to this Agreement; No Violation) shall be true and correct at and as of the date of this Agreement; provided that, in the case of clauses (i), (ii) and (iii) above, representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii) and (iii) above, as applicable) only as of such date or period.
(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all covenants required by the Agreement to be performed or complied with by it prior to the Closing.
(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement.
(d) Closing Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
(e) Burdensome Condition. (i) No Burdensome Condition shall be a condition to receipt of any Regulatory Approval, (ii) there shall not be in effect at or upon the Closing any Order or Law resulting, individually or in the aggregate, in a Burdensome Condition and (iii) no Regulatory Approval shall contain, include or impose any Burdensome Condition.
Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:
(a) Representations and Warranties. The representations and warranties of Acquiror set forth in (i) Article V (other than in Section 5.1 and Section 5.2 (other than Section 5.2(c)(ii))) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Acquiror Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have an Acquiror Material Adverse Effect and (ii) Section 5.1 and Section 5.2 (other than Section 5.2(c)(ii)) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i) and (ii), as applicable) only as of such date or period.
(b) Performance of Obligations of Acquiror and Merger Sub. Each of Acquiror and Merger Sub shall have performed or complied with in all material respects all covenants required by the Agreement to be performed or complied with by it prior to the Closing.

(c) Closing Certificate. Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII

TERMINATION
Section 8.1 Termination or Abandonment. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, as follows:
(a) by the mutual written consent of the Company and Acquiror;
(b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or prior to April 1, 2024 (the “Outside Date”); provided that if on or after April 1, 2024 all of the conditions to Closing, other than the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(e) (in each case, as it relates to an Antitrust Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date may be extended by either Party to July 1, 2024 (the “Extended Outside Date”); provided, further, that if on or after July 1, 2024 all of the conditions to Closing, other than the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(e) (in each case, as it relates to an Antitrust Law), shall have been satisfied or shall be capable of being satisfied at such time, the Extended Outside Date may be further extended by either Party to September 30, 2024 (the “Further Extended Outside Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party if the failure of the Closing to have occurred on or before the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, was primarily due to the failure of such Party to perform any of its obligations under this Agreement (which failure constitutes a material breach of this Agreement);
(c) by either the Company or Acquiror if, prior to the Effective Time, any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal the Merger or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have complied in all material respects with its obligations under Section 6.5 to contest, appeal and remove such Legal Restraint; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such Party to perform any of its obligations under this Agreement (which failure constitutes a material breach of this Agreement);
(d) by either the Company or Acquiror, if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting or at any adjournment or postponement thereof;
(e) by the Company if (i) Acquiror or Merger Sub has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the conditions in Section 7.3(a) or Section 7.3(b) not being satisfied and (ii) which breach, failure to perform or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (II) the date that is twenty (20) Business Days following written notice from the Company to Acquiror; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(e) shall not be available to the Company if it is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied);
(f) by Acquiror (i) if the Company has breached any representation, warranty, covenant or other agreement contained in this Agreement (other than an intentional and material breach of Section 6.3), which breach would result in the conditions in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied and (ii) which breach, failure to perform or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date, Extended Outside Date or Further Extended Outside Date, as applicable, and (II) the date that is twenty (20) Business Days following written notice from Acquiror to the Company; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(f) shall not be available to the Acquiror if it is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.3(a) or Section 7.3(b) not being satisfied);
(g) by the Company, prior to receipt of the Company Stockholder Approval, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal to the extent permitted by and subject to the terms of Section 6.3(f) so long as the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with, and as a condition to the effectiveness of, such termination; or
(h) by Acquiror, (i) at any time following an Adverse Recommendation Change or (ii) if the Company shall have materially breached Section 6.3; provided that Acquiror’s right to terminate this Agreement pursuant to this Section 8.1(h) shall expire upon receipt of the Company Stockholder Approval.
The Party seeking to terminate this Agreement pursuant to this Section 8.1 shall give written notice of such termination to the other Parties in accordance with Section 9.7, specifying the provision of this Agreement pursuant to which such termination is effected.
Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except that the Confidentiality Agreement, the Clean Room Agreement and the provisions of this Section 8.2, Section 8.3 and Article IX shall survive any termination), and there shall be no other Liability on the part of the Company, on the one hand, or Acquiror or Merger Sub, on the other hand, to the other except (a) as provided in Section 8.3 or (b) Liability arising out of or resulting from fraud or any Willful Breach of any provision of this Agreement occurring prior to termination (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity).
Section 8.3 Termination Fees and Remedies.
(a) If (i) Acquiror or the Company terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(d) or Acquiror terminates this Agreement pursuant to Section 8.1(f) (or this Agreement is terminated under any other provision of Section 8.1, and at such time could have been terminated under any of the foregoing Sections), (ii) a Company Takeover Proposal shall have been made or publicly made known after the date of this Agreement and not, as applicable, (x) in the case of a Company Takeover Proposal that has not been publicly made known after the date of this Agreement, withdrawn in writing in good faith (with a copy of such written withdrawal having been delivered to Acquiror), or (y) in the case of a proposal made known publicly, publicly withdrawn, in each case ((x) and (y)), prior to such termination (in the case of a termination pursuant to Section 8.1(b) or Section 8.1(f)) or the later of the Company Special Meeting and any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(d)) and (iii) at any time on or prior to the first (1st) anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal (provided that references in the definition of “Company Takeover Proposal” to twenty percent (20%) shall be deemed to be fifty percent (50%)) with any person (a “Company Takeover Transaction”), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, upon the earlier of entering into such definitive agreement with respect to any Company Takeover Transaction and the consummation of any Company Takeover Transaction.
(b) If Acquiror terminates this Agreement pursuant to Section 8.1(h), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, within three (3) Business Days after such termination.
(c) If this Agreement is terminated by the Company pursuant to Section 8.1(g), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, prior to or concurrently with, and as a condition to the effectiveness of, such termination.
(d) “Termination Fee” shall mean a cash amount equal to $45,000,000. Anything to the contrary in this Agreement notwithstanding, if the Termination Fee shall become due and payable in accordance with this Section 8.3, from and after such termination and payment of the Termination Fee in full pursuant to and in accordance with this Section 8.3, the Company shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.3 except in the case of fraud or Willful Breach and Acquiror agrees, on behalf of itself and its Affiliates and their respective Representatives, that, following payment by the Company to Acquiror of the Termination Fee, no person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, any of the transactions contemplated hereby or any matter forming the basis of this Agreement’s termination, except in each case for fraud or Willful Breach. In no event shall Acquiror or its designee be entitled to more than one (1) payment of the Termination Fee in connection with a termination of this Agreement pursuant to which such Termination Fee is payable.
(e) If this Agreement is terminated by (i) either Acquiror or the Company pursuant to Section 8.1(b) and at the time of such termination any of the conditions to the Closing set forth in Section 7.1(c), Section 7.1(b) (solely as a result of a Legal Restraint in respect of an Antitrust Law issued or entered after the date of this Agreement) or Section 7.2(e) shall not have been fulfilled (or waived to the extent permissible under applicable Law) but all other conditions to the Closing set forth in Article VII either have been waived or fulfilled or would be fulfilled if the Closing were to occur on such date or (ii) either Acquiror or the Company pursuant to Section 8.1(c) (solely as a result of a final and non-appealable Legal Restraint in respect of an Antitrust Law issued or entered after the date of this Agreement), the Company shall become entitled to a cash amount equal to $60,000,000, which shall be paid, or caused to be paid, by Acquiror to the Company or its designee, by wire transfer (to an account designated by the Company) in immediately available funds, within three Business Days after the applicable termination (“Reverse Termination Fee”).
(f) Anything to the contrary in this Agreement notwithstanding, if the Reverse Termination Fee shall become due in accordance with this Section 8.3, from and after such termination and payment of the Reverse Termination Fee in full pursuant to and in accordance with this Section 8.3, none of Parent, Acquiror or Merger Sub shall have any further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.3 except in the case of fraud or Willful Breach and the Company agrees, on behalf of itself and its Affiliates and their respective Representatives, that, following payment by Acquiror to the Company of the Reverse Termination Fee, no person shall be entitled to bring or maintain any Legal Proceeding against Acquiror or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, any of the transactions contemplated hereby or any matter forming the basis of this Agreement’s termination, except in each case for fraud or Willful Breach. In no event shall the Company or its designee be entitled to more than one (1) payment of the Reverse Termination Fee in connection with a termination of this Agreement pursuant to which such Reverse Termination Fee is payable.
(g) Each of the Parties hereto acknowledges that the payment of the Termination Fee or the Reverse Termination Fee, as applicable, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the other Party in the circumstances in which the Termination Fee or Reverse Termination Fee is due and payable, and which do not involve fraud or Willful Breach of this Agreement, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Each of the Company and Acquiror acknowledges that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the other Party would not enter into this Agreement. Accordingly, if a Party fails to pay in a timely manner any amount due pursuant to this Section 8.3, then (i) such Party shall reimburse the payee Party or its designee for all reasonable costs and expenses (including reasonable disbursements and fees of outside legal counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) such Party shall pay to the payee Party or its designee interest on such amount from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2.00%).

ARTICLE IX

MISCELLANEOUS
Section 9.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time (including, for the avoidance of doubt, Section 6.9 (Indemnification and Insurance)).
Section 9.2 Expenses. Except as set forth in Section 6.5(b) and Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.
Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 9.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 9.5 Jurisdiction; Specific Enforcement.
(a) Each of the Parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, including the Merger, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, including the Merger, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.7 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, including the Merger.
(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the courts designated in Section 9.5(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 8.3. Nothing contained in this Section 9.5(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this

Section 9.5; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of this Agreement.
Section 9.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent if sent by email to the Party to be notified (with notice deemed given upon transmission; provided, that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:
If to Acquiror, Parent or Merger Sub, to:

c/o Mars, Incorporated
6885 Elm Street
McLean, VA, 22101
Attention:	Peter Seka, General Counsel, Corporate Development
Email:	peter.seka@effem.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000
Attention:	Howard Ellin
Neil Stronski
Email:	Howard.Ellin@skadden.com
Neil.Stronski@skadden.com

If to the Company, to:

Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Attention:	Christopher Sveen, Executive Vice President, Chief
Administrative Officer, General Counsel and Corporate
Secretary of Heska Corporation and President, Diamond
Animal Health
Email:	Christopher.Sveen@Heska.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:	Saee Muzumdar
Email:	SMuzumdar@gibsondunn.com
or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 9.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Parties; provided that each of Merger Sub and Acquiror may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent upon prior written notice to the Company, but no such assignment shall relieve Parent, Acquiror or Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void.
Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 9.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Confidentiality Agreement and the Clean Room Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the Parties hereto.
Section 9.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Acquiror, and Merger Sub; provided that, without the further approval of the stockholders of the Company and the sole member of Merger Sub, no such amendment or waiver shall be made or given after the Company Stockholder Approval that requires the approval of the stockholders of the Company or the sole member of Merger Sub under the DGCL or DLLCA, as applicable, unless the required further approval is obtained. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Acquiror and Merger Sub, on the other hand, may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Acquiror or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Acquiror and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 No Third-Party Beneficiaries. Except for (a) the right of the Company Indemnified Parties to enforce the provisions of Section 6.9 (Indemnification and Insurance), (b) at and after the Effective Time, the rights of the holders of shares of Company Common Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Company Options, Company Restricted Stock and Restricted Stock Units to receive the payments contemplated by the applicable provisions of Section 3.3, in each case in accordance with the terms and conditions of this Agreement, (d) prior to the Effective Time, the rights of the holders of Company Common Stock to pursue claims for damages for Acquiror’s or Merger Sub’s breach of this Agreement (provided, however, that the rights granted to the holders of Company Common Stock pursuant to the foregoing clause (d) of this Section 9.13 shall only be enforceable on behalf of such holders by the Company in its sole and absolute discretion), each of Acquiror, Merger Sub and the Company agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 9.14 Interpretation.
(a) It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Company Disclosure Schedule is or is not material for purposes of this Agreement.
(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 9.15 Guaranty.
(a) Parent, in order to induce the Company to execute and deliver this Agreement, hereby absolutely, unconditionally and irrevocably guarantees (the “Guaranty”) each and every covenant, agreement and other obligation of Acquiror and Merger Sub, including the due, punctual and full payment and performance of Acquiror’s and Merger Sub’s (including their permitted designees’ and assigns’) obligations hereunder when due (and including, for the avoidance of doubt, in connection with any breach of any of Acquiror’s and Merger Sub’s representations, warranties or covenants herein), subject to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder.
(b) This Guaranty is a guarantee of payment and performance, and not of collection, and Parent acknowledges and agrees that this Guaranty is full and unconditional, and no release or extinguishment of Acquiror’s and Merger Sub’s and/or their respective designees’ or assigns’ Liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this Guaranty. Parent hereby waives (i) any right to require the Company, as a condition of payment or performance by Parent of any obligations of Acquiror or Merger Sub hereunder, to proceed against Acquiror or Merger Sub or pursue any other remedy whatsoever in the event that Acquiror or Merger Sub fails to perform its obligations hereunder, and (ii) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties.
(c) Parent represents and warrants to the Company that (i) Parent is a Delaware corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority necessary to execute and deliver this Guaranty, and to perform its obligations hereunder, (ii) the execution, delivery and performance by Parent of this Guaranty have been approved by all requisite corporate action, and (iii) no other action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Guaranty. Except for the representations and warranties of Parent expressly set forth in this Section 9.15(c) and of Acquiror and Merger Sub expressly set forth in Article V, or in a certificate delivered pursuant to this Agreement, none of Parent, Acquiror, Merger Sub or any other person on behalf of Parent, Acquiror or Merger Sub makes any express or implied representation or warranty with respect to Parent, Acquiror, Merger Sub or with respect to any other information provided to the Company or any of its Affiliates in connection with the transactions contemplated hereby.
(d) Without limiting in any way the foregoing Guaranty, but subject in all respects to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder, Parent agrees to cause, and to take all actions to enable, Acquiror and Merger Sub to adhere to each provision of the Agreement which requires an act or omission on the part of Acquiror or Merger Sub or any of their respective Affiliates to cause or enable Acquiror and Merger Sub to comply with their respective obligations under this Agreement.
(e) The provisions of Section 9.1 (No Survival), Section 9.2 (Expenses), Section 9.3 (Counterparts; Effectiveness), Section 9.4 (Governing Law), Section 9.5 (Jurisdiction; Specific Enforcement), Section 9.6 (Waiver of Jury Trial), Section 9.7 (Notices), Section 9.8 (Assignment; Binding Effect), Section 9.9 (Severability), Section 9.10 (Entire Agreement), Section 9.11 (Amendments; Waivers), Section 9.12 (Headings), Section 9.13 (No Third-Party Beneficiaries) and Section 9.14 (Interpretation) of this Agreement will be deemed to be applicable to this Section 9.15, and for the purposes of such Sections, Parent shall be considered a “Party”.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
HESKA CORPORATION

By:	/s/ Kevin S. Wilson
	Name:	Kevin S. Wilson
	Title:	Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

ANTECH DIAGNOSTICS, INC.

By:	/s/ Jean-Christophe Roux
	Name:	Jean-Christophe Roux
	Title:	Authorized Signatory

By:	/s/ Peter Seka
	Name:	Peter Seka
	Title:	Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

HELSINKI MERGER SUB LLC

By:	/s/ Nefertiti Greene
	Name:	Nefertiti Greene
	Title:	President

By:	/s/ Timothy Hirsch
	Name:	Timothy Hirsch
	Title:	Secretary
[Signature Page to Agreement and Plan of Merger]

MARS, INCORPORATED
(solely for the purposes of Section 9.15)

By:	/s/ Jean-Christophe Roux
	Name:	Jean-Christophe Roux
	Title:	Authorized Signatory

By:	/s/ Peter Seka
	Name:	Peter Seka
	Title:	Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

Annex B
Execution Version
VOTING AGREEMENT
VOTING AGREEMENT (this “Agreement”), dated as of March 31, 2023, among Antech Diagnostics, Inc., a California corporation (“Acquiror”), and [•] and [•] (collectively, “Stockholder”), stockholders of Heska Corporation, a Delaware corporation (the “Company”).
WHEREAS, as of the date hereof, the Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of public common stock of the Company, par value $0.01 (including following any conversion of the public common stock to original common stock pursuant to the Company Certificate, “Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;
WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Helsinki Merger Sub, LLC, a Delaware limited liability company and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), Mars, Incorporated, a Delaware corporation (for the purposes of a specific section only), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);
WHEREAS, the approval of the Merger and the adoption of the Merger Agreement by the affirmative vote or consent of the holders, as of the record date for the stockholders of the Company Stockholder Meeting, of at least a majority of the outstanding number of Company Shares, is a condition to the consummation of the Merger;
WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and
WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE 1

Voting Agreement; Grant of Proxy
Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Stockholder Meeting) of the stockholders of Company concerning proposals related to the Merger, Merger Agreement, any Company Takeover Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:
(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;
(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement;
(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; and
(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.01, the “Required Votes”).
Section 1.02 Solicitation. Stockholder further agrees that, until the termination of this Agreement, Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (b) subject to Section 5.15, initiate a stockholders’ vote with respect to a Company Takeover Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Takeover Proposal.
Section 1.03 Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. By entering into this Agreement, Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The parties agree that the foregoing is a voting agreement.
ARTICLE 2

Representations and Warranties of Stockholder
Stockholder represents and warrants to Acquiror that:
Section 2.01 Authorization.
(a) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.
(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.
Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder, or (iii) result in the creation of any Lien upon the Company Shares.
Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.
Section 2.04 No Inconsistent Agreements. Except for this Agreement, Stockholder has not:
(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or
(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares).
Section 2.05 Ownership. As of the date hereof, (a) Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A. Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times through the Closing) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares, and (c) Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder.
Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.
Section 2.07 Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

Representations and Warranties of the Acquiror
Acquiror represents and warrants to Stockholder that:
Section 3.01 Authorization.
(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.
(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.
Section 3.02 Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror, or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.
Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.
ARTICLE 4

Covenants of Stockholder
Stockholder hereby covenants and agrees that:
Section 4.01 No Proxies for or Encumbrances on Company Shares. Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.
Section 4.02 No Transfer of Company Shares.
(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.
(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.
(d) A “Permitted Transferee” means, with respect to Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only Stockholder and his family members (including the persons named in clause (ii)) (if Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), (v) if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and (vii) in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.
Section 4.03 Additional Company Shares. Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).
Section 4.04 No Solicitation. Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 6.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take certain actions set forth in Section 6.3 of the Merger Agreement with respect to a Company Takeover Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.
Section 4.05 Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and his legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.
Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
ARTICLE 5

Miscellaneous
Section 5.01 Definitional and Interpretative Provisions.
(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.
(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.
(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.
Section 5.02 Further Assurances. Acquiror and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.
Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. This

Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written consent of Acquiror and Stockholder and (iii) the receipt of the Company Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.
Section 5.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiror in accordance with Section 9.7 of the Merger Agreement and to Stockholder at its address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.
Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.
Section 5.07 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of law principles. Each of Acquiror and Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto (a) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the actions contemplated hereby, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (c) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any actions contemplated by this Agreement in any court other than any such Chosen Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action (“Legal Proceeding”) arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.04 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the actions contemplated hereby.
Section 5.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER,

(III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.
Section 5.09 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart.
Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 5.11 Remedies.
(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.
Section 5.12 Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
Section 5.13 No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.
Section 5.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.
Section 5.15 Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict

Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
[ACQUIROR]

By:
Name:
Title:

By:
Name:
Title:
[Signature Page to Voting Agreement]

[Stockholder]
[Signature Page to Voting Agreement]

Exhibit A
Stockholder Information
Stockholder	Company Shares	Notice Address
[•]	[•]	[•]
Exhibit A

Annex C

Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
March 31, 2023
The Board of Directors
Heska Corporation
3760 Rock Mountain Avenue
Loveland, Colorado 80538
Members of the Board of Directors:
We understand that Heska Corporation (“Heska”) proposes to enter into an Agreement and Plan of Merger, dated as of March 31, 2023 (the “Agreement”), by and among Heska, Antech Diagnostics, Inc. (“Acquiror”), Helsinki Merger Sub LLC, a direct or indirect wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the purposes of Section 9.15 of the Agreement, Mars, Incorporated (“Mars”), pursuant to which, among other things, Merger Sub will merge with and into Heska (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Heska (“Heska Common Stock”) (other than any shares of Company Restricted Stock, Cancelled Shares, Dissenting Shares, and Remainder Shares (each as defined in the Agreement)) will be converted into the right to receive $120.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Heska Common Stock (other than holders of Company Restricted Stock, Cancelled Shares, Dissenting Shares and Remainder Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)	reviewed certain publicly available business and financial information relating to Heska;
(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Heska furnished to or discussed with us by the management of Heska, including certain financial forecasts relating to Heska prepared by the management of Heska (such forecasts, “Heska Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Heska with members of senior management of Heska;
(4)	reviewed the trading history for Heska Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(5)	compared certain financial and stock market information of Heska with similar information of other companies we deemed relevant;
(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(7)	reviewed a draft, dated March 31, 2023 of the Agreement (the “Draft Agreement”); and
(8)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Heska that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Heska Forecasts, we have been advised by Heska, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Heska as to the future financial performance of Heska. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Heska or any other entity, nor have we made any physical inspection of the properties or assets of Heska or any other entity. We have not evaluated the solvency or fair value of Heska, Acquiror, Mars or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Heska, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Heska or any other entity or the contemplated benefits of the Merger. We also have assumed, at the direction of Heska, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Heska or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Heska Common Stock (other than holders of Company Restricted Stock, Cancelled Shares, Dissenting Shares and Remainder Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Heska or in which Heska might engage or as to the underlying business decision of Heska to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of Heska, upon the assessments of Heska and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Heska or any other entity and the Merger (including the contemplated benefits thereof) as to which we understand that Heska obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
We have acted as financial advisor to Heska in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Heska has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Heska, Mars and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Heska and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain treasury management products and services to Heska and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Mars and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to Mars in connection with an acquisition transaction, (ii) having acted or acting as a bookrunner, arranger and syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Mars and/or certain of its affiliates, (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Mars and/or certain of its affiliates, and (iv) having provided or providing certain treasury management products and services to Mars and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of Heska (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Heska, Acquiror, Mars or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Heska Common Stock (other than holders of Company Restricted Stock, Cancelled Shares, Dissenting Shares and Remainder Shares) is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ BofA Securities, Inc.
BOFA SECURITIES, INC.

Annex D

March 31, 2023
Board of Directors
Heska Corporation
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Heska Corporation, a Delaware corporation (the “Company”), of the Merger Consideration (as defined below), pursuant to the Agreement and Plan of Merger, dated as of March 31, 2023 (the “Agreement”), to be entered into among the Company, Antech Diagnostics, Inc., a California corporation, (“Acquiror”), Helsinki Merger Sub LLC, a Delaware limited liability company and direct or indirect wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the purposes of Section 9.15 of the Agreement, Mars, Incorporated, a Delaware corporation (“Parent”). The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than (i) shares of Company Common Stock (A) owned or held in treasury by the Company, (B) held by any direct or indirect subsidiary of the Company or (C) held by Parent or any of its subsidiaries (including Acquiror and its subsidiaries), or (ii) Dissenting Shares (as defined in the Agreement) (together, (i) and (ii), the “Excluded Shares”), will be converted into the right to receive $120.00 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a copy dated March 31, 2023 of the Agreement labeled “Execution Version”; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available; (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.
We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and, with your consent, on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft of the Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and, at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have not been requested to, and did not, (i) participate in negotiations with respect to the Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Merger.
We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company for which we have received fees. In particular, since January 1, 2020, we acted as (i) financial advisor to the Company in connection with its acquisition of scil animal care company GmbH in April 2020 and (ii) an underwriter in connection with the Company’s follow-on public offering in March 2021 and have received fees for such services. We may, in the future, provide financial advisory and financing services to the Company and its affiliates and may receive fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company, the Acquiror, the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.
This opinion is provided solely for the benefit of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.
This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the Merger Consideration, any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.
Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) as of the date hereof.
Sincerely,

/s/ Piper Sandler & Co.
PIPER SANDLER & CO.

ANNEX E
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title, shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if one of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided, that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if one of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided, that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided, that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If, immediately before the merger, consolidation or conversion, the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

HESKA

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2023 Special Meeting Proxy Card

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03TLHB

2023 Special Meeting Admission Ticket
2023 Special Meeting of Heska Corporation Shareholders
[ ], 2023, [ ] [a.m./p.m.], MDT,
virtually via the Internet at www.meetnow.global/MH9Q2TS.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [ ], 2023
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Heska Corporation

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[ ], 2023, SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Catherine I. Grassman and Christopher D. Sveen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "*Company*"), held of record by the undersigned on [ ], 2023, at the Special Meeting of Stockholders (the "*Special Meeting*") to be held virtually at [ ], MDT on [ ], 2023 or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned represents that the undersigned is a stockholder of the Company (a "*Stockholder*") entitled to vote at the Special Meeting. The Company's Restated Certificate of Incorporation, as amended, defines two classes of stock as "Common Stock Securities"; this proxy card will refer to these two classes of stock collectively as "*Common Stock*".

The undersigned hereby acknowledges receipt of the Company Notice of Special Meeting and Proxy Statement (the "Proxy Materials"), dated on or about [ ], 2023, and a copy of the Company's 2022 Form 10-K as filed with the Securities and Exchange Commission. Unless otherwise stated on this Proxy Card, all defined terms in the Proxy Materials shall be so defined on this Proxy Card. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation. **This proxy when properly executed will be voted in accordance with the specifications made by the undersigned Stockholder on the matter(s) specified, and grant discretionary authority as to any and all other matters that may properly come before the Special Meeting. If direction is not given, this proxy will be voted as the Board of Directors recommends. A proxy marked "abstain" on a given matter or a proxy that does not indicate a single preference other than "abstain" on a given matter will not be treated as present and entitled to vote on such matter and will be interpreted as a forfeiture of the right to vote such matter regardless of the direction made, if any.**

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